Exhibit 10.26

EXECUTION COPY

AMENDED AND RESTATED JOINT VENTURE AGREEMENT

DATED AS OF JANUARY 31, 2003

BETWEEN

THE GLAD PRODUCTS COMPANY AND ITS AFFILIATES IDENTIFIED HEREIN

AND

THE PROCTER & GAMBLE COMPANY AND ITS AFFILIATE IDENTIFIED HEREIN

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(continued)

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THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(continued)

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THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBITS

Exhibit A	P&G License Agreement [SUPERSEDED]

Exhibit B	P&G Services Agreement [SUPERSEDED]

Exhibit C	Description of P&G Equipment

Exhibit D	Preliminary Business Plan

Exhibit E	Preliminary Budget

Exhibit F	Clorox Services

Exhibit G	Terms of International Relationships

Exhibit H	JV Accounting Principles

Exhibit I	Form of JV Sublicense Agreement

Exhibit J	Form of Amended Glad License Agreement

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THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

AMENDED AND RESTATED JOINT VENTURE AGREEMENT

This Amended and Restated Joint Venture Agreement (this “Agreement”) is made as of the 31st day of January, 2003 by and between The Glad Products Company, a Delaware corporation, Glad Manufacturing Company, a Delaware corporation, Clorox Services Company, a Delaware corporation, The Clorox Sales Company, a Delaware corporation, Clorox International Company, a Delaware corporation (collectively the “Clorox Parties”), and The Clorox Company, a Delaware corporation (“Clorox”), and The Procter & Gamble Company, an Ohio corporation (“P&G”) and Procter & Gamble RHD Inc., an Ohio corporation (“P&G Sub” and collectively with P&G, the “P&G Parties”) (each, a “Party” and collectively, the “Parties”).

BACKGROUND

WHEREAS, the Clorox Parties currently operate the Glad Business (as defined below);

WHEREAS, the P&G Parties have certain intellectual property and proprietary technologies that the P&G Parties and the Clorox Parties wish to use in the Glad Business;

WHEREAS, the Clorox Parties and the P&G Parties desire that P&G Sub acquire an undivided participation interest in the Glad Business and participate in the management of such business, as provided for herein;

WHEREAS, the Clorox Parties and the P&G Parties have previously entered into a Joint Venture Agreement, dated as of November 15, 2002 (the “Original Date”) with respect to the Glad Business (the “Original Agreement”);

WHEREAS, the Clorox Parties and the P&G Parties wish to amend and restate in its entirety the Original Agreement in accordance with the further provisions of this Agreement;

WHEREAS, the Parties intend for their contractual relationship established by this Agreement with respect to the Glad Business to be treated as a partnership for U.S. federal, state and local income tax purposes; and

WHEREAS, the Clorox Parties and the P&G Parties wish to set forth, and be bound by their mutual agreement as to certain significant terms and conditions regarding the foregoing and related matters;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

Section 1.1 Defined Terms.

As used in this Agreement:

“Adjustment Amount” means an amount equal to (a) ten percent (10%) of the aggregate Capital Contributions made or deemed made by all JV Partners after the Closing Date and on or prior to the closing of the exercise of the P&G Option, minus (b) ten percent (10%) of the aggregate distributions to the JV Partners with respect to distributions of Available Cash Flow (other than distributions made under Section 3.4(c)(ii) hereof) consisting of the net cash proceeds of any sale, transfer or other disposition of any business or assets of the Glad Business outside the ordinary course of business of the Glad Business after the Closing Date and on or prior to the closing of the P&G Option, minus (c) the aggregate distributions under Section 3.4(c)(ii) and Section 3.5(b)(ii) made prior to the closing of the P&G Option (which for the avoidance of doubt will not include any amounts included in the following clause (d)), minus (d) the cumulative amount of Distribution Shortfalls owed or previously paid to the holder of the Class A JV Interest under Section 3.4(c)(v) hereof.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise. For purposes of clarification, the Parties agree that Henkel KGaA, an entity organized under the laws of Germany, will not be deemed to be an Affiliate of any Clorox Party.

“Affiliate Loans” with respect to any International Licensee shall have the meaning set forth in the JV Sublicense Agreement to which such International Licensee is a party.

“Available Cash Flow” means, with respect to any Fiscal Quarter or other period, the sum of all cash receipts during such Fiscal Quarter or other period attributed to the Joint Venture from any and all sources other than the cash proceeds of any Indebtedness, plus all Reserves as of the close of business on the last day of the preceding Fiscal Quarter or other period, plus interest on such Reserves at Clorox’s 30-day commercial paper borrowing rate (or, if Clorox is unable to obtain commercial paper, Clorox’s short term cost of borrowing) minus all cash disbursements attributed to the Joint Venture for any and all purposes during such Fiscal Quarter or other period (including loan repayments (other than Parent Loans), interest payments (other than in respect of Parent Loans), capital improvements and replacements but excluding (x) disbursements funded by the cash proceeds of any Indebtedness (other than Parent Loans)), (y) guaranteed payments made under Section 3.5(a) and 3.5(b) for such Fiscal Quarter, and (z) a reasonable allowance as of the last day of such Fiscal Quarter or other period for Reserves, contingencies and anticipated obligations as determined by the Board, determined in accordance with the JV Accounting Principles, minus distributions made pursuant to Section 3.5 hereof for such Fiscal Quarter (other than the guaranteed payments described in Sections 3.5(a) and 3.5(b) hereof).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Business Day” means a day other than a Saturday, Sunday, federal or New York holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Call” means a call by the Board pursuant to Section 2.6 hereof to the JV Partners for additional contributions of capital to be attributed to the Joint Venture.

“Capital Contribution” means the total amount of cash and the [* * *] fair market value [* * *] of all of the assets to be attributed to the Joint Venture as contributed by a JV Partner, including the Clorox Contribution and the P&G Contribution.

“Carrying Value” means, with respect to any Property, the Property’s [* * *] except that the Carrying Value of all Properties may be adjusted to equal their [* * *] in accordance with the [* * *] immediately prior to: (i) the date of the acquisition of any additional interest in the Joint Venture by any new or existing JV Partner in exchange for more than a de minimis capital contribution; or (ii) the date of the distribution of more than a de minimis amount of Property (other than a pro rata distribution) to a JV Partner. The Carrying Value of any Property distributed to any JV Partner will be adjusted immediately prior to such distribution to equal its fair market value. The Carrying Value of any Property contributed by any JV Partner will be adjusted immediately prior to such contribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its [* * *] Carrying Value will be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Profits and Net Loss” rather than the amount of depreciation calculated for [* * *]. For purposes of clarification, Clorox and P&G have agreed on the initial contributions and the [* * *] as reflected in the initial Capital Accounts.

“Change of Control” of any Person (the “Relevant Person”) means the occurrence of either (i) the acquisition by any Person or group of Persons acting in concert (other than a JV Partner or its Affiliates) of direct or indirect (through the ownership of a majority of the voting power of a parent corporation of otherwise) beneficial ownership (as defined under Section 13(d) of the Securities and Exchange Act of 1934, as amended) of securities of the Relevant Person such that following such acquisition such Person or group of Persons acting in concert beneficially own a majority of the voting power of all outstanding voting securities of such Relevant Person or (ii) any merger, consolidation or share exchange of the Relevant Person with or into any other Person, unless the equity holders of the Relevant Person immediately prior to any such transaction are holders of a majority of the voting power of the surviving entity or its parent company immediately thereafter.

“Class A Interest” means the undivided Class A participation interest in the Joint Venture, which shall entitle the JV Partner holding such Class A interest to receive allocations and distributions from time to time as provided in this Agreement.

“Class A Royalty Amount” means, with respect to any Fiscal Quarter, royalty payments attributable to the Joint Venture received under the Glad License Agreements in an amount equal to [* * *] percent ([* * *]%) of the aggregate Distributable Local Cash Flow for the International Licensees for such Fiscal Quarter, less Deemed Withholding Taxes on such royalty payments.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Class B Interest” means the undivided Class B participation interest in the Joint Venture, which shall entitle the JV Partner holding such Class B interest to receive allocations and distributions from time to time as provided in this Agreement.

“Class C Interest” means the undivided Class C participation interest in the Joint Venture, which shall entitle the JV Partner holding such Class C interest to receive allocations and distributions from time to time as provided in this Agreement.

“Clorox Disclosure Schedule” means a schedule dated as of the Original Date delivered by Clorox to P&G, which identifies exceptions and other matters with respect to the representations and warranties of the Clorox Parties contained in Sections 4.1 and 4.2.

“Clorox Partners” means the Clorox Parties and any Permitted Transferees of any Clorox Parties that have been Transferred all or any part of the JV Interest held by such Clorox Parties.

“Code” means the Internal Revenue Code of 1986, as amended (or any corresponding provision or provisions of any succeeding law).

“Contribution Allocation Statement” means the allocation of the Clorox Contribution among the Clorox Parties to be prepared by Clorox in good faith.

“Deemed Withholding Taxes” means an amount of withholding taxes deemed to have been imposed under the definition of “Class A Royalty Amount.” The amount of withholding taxes deemed to have been imposed will be determined based on the aggregate amount of withholding taxes that would have been imposed on payments made under the Glad License Agreements had royalty payments in an aggregate amount equal to the Class A Royalty Amount been paid in such Fiscal Quarter by the International Licensees pro rata in accordance with the total royalty payments actually made by the International Licensees under the Glad License Agreements for such Fiscal Quarter.

“Distributable Cash Flow” means, with respect to any Fiscal Quarter or other period, Available Cash Flow for such Fiscal Quarter or other Period minus any payments required to be made pursuant to Section 3.4(d) hereof.

“Distributable Local Cash Flow” for any International Licensee has the meaning set forth in the JV Sublicense Agreement to which such International Licensee is a party.

“Environmental Laws” means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety.

“Exclusive Field” means the [* * *] of bags, wraps, straws and covered containers primarily [* * *].

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Fair Market Value” means, except to the extent otherwise expressly provided herein:

(i) with respect to a Party’s Ordinary JV Interest, “Fair Market Value” will be calculated as the product of (x) the Ordinary JV Interest held by such Party and (y) “Fair Market Value” for all outstanding Ordinary JV Interests as if all Ordinary JV Interests were to be sold to a single buyer who would acquire sole control over the business and affairs of the Glad Business. “Fair Market Value” for all outstanding Ordinary JV Interests will be determined by agreement of the Parties or, if the Parties are unable to so agree within [* * *] through good faith negotiation, then the Parties will agree upon [* * *] to determine such valuation, provided that if the Parties are unable to so agree [* * *]. Notwithstanding the foregoing, to the extent “Fair Market Value” is being determined for purposes of Section 6.6 or 6.7 hereof, “Fair Market Value” for purposes of the foregoing clause (y) will be determined by reference to the [* * *] as applicable. For example, [* * *]. If, in either of the examples provided in the two immediately preceding sentences, there were $[* * *] outstanding, the Fair Market Value of all outstanding Ordinary JV Interests would have equaled $[* * *] rather than $[* * *] (i.e. the value of all of the Ordinary JV Interests would equal the value of the[* * *]). The [* * *] in any such transaction will include the [* * *] are not attributable to the Joint Venture. The intent of the immediately preceding four sentences is to make it clear that Fair Market Value under those circumstances will be derived solely from the [* * *].

(ii) with respect to a Glad Local Business, “Fair Market Value” will be equal to [* * *]. “Fair Market Value” of the Glad Local Business will be determined by agreement of the Parties or, if the Parties are unable to so agree within [* * *] through good faith negotiation, then the [* * *] will determine such valuation. Notwithstanding the foregoing, to the extent “Fair Market Value” is being determined [* * *] “Fair Market Value” will be determined by reference to the [* * *]. For example, if [* * *]. If, in the example provided in the immediately preceding sentence, there were $[* * *] of Affiliate Loans outstanding, the Fair Market Value of all outstanding Ordinary JV Interests would have equaled $[* * *] rather than $[* * *] (i.e. the value would equal the value of [* * *]). The [* * *] in any such transaction will include the [* * *]. The intent of the immediately preceding three sentences is to make it clear that Fair Market Value under those circumstances will be derived solely from [* * *]. In the event of any transaction involving the [* * *], to the extent the P&G Partners believe in good faith that the [* * *] in such transaction [* * *] represents, the Parties will negotiate in good faith to agree upon the appropriate allocation and, if the Parties are unable to so agree within [* * *] through good faith negotiation, then the [* * *] will determine such allocation;

(iii) with respect to each of the Class A Interest and the Class C Interest, individually, “Fair Market Value” will be deemed to be an amount equal to [* * *] of the aggregate Fair Market Value of the [* * *];

(iv) with respect to the P&G Option, (A) during the Option Exercise Period, if the P&G Option is not yet exercised, the greater of [* * *] with respect to the Ordinary JV Interest and [* * *] the then-applicable Option Price; and (B) after the Option Exercise Period, [* * *]; and

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(v) in the event “Fair Market Value” is being determined in connection with a Clorox Change of Control, the [* * *] will determine the Fair Market Values of the Ordinary JV Interests held by the Clorox Partners (taking into account the existence of the P&G Option if such option has not been previously exercised or terminated) and the Glad Local Businesses [* * *]. Once the [* * *] has determined the Fair Market Values of the Ordinary JV Interests held by the Clorox Partners and the Glad Local Businesses, it will then determine the “Fair Market Values” of [* * *]. For example, assuming the P&G Option has been exercised, if a third party buyer acquires [* * *]. If, in the example provided in the immediately preceding sentence, there were [* * *] the Ordinary JV Interests would have equaled [* * *] (i.e. the value of all of the Ordinary JV Interests would equal [* * *] the Glad Local Businesses would have equaled $[* * *]. The [* * *]. This determination in connection with a Clorox Change of Control will be made by the [* * *] based on the [* * *], and for avoidance of doubt it is expected in determining such relative values that [* * *] as the case may be). The [* * *] will be directed to determine Fair Market Value based on [* * *].

With respect to any determination of “Fair Market Value” hereunder, the [* * *] by the Clorox Partners (collectively), and each of the Clorox Partners (collectively) and the P&G Partners (collectively) will have the right to make a presentation with respect to the calculation of Fair Market Value to the [* * *] making the determination.

“Field” means, collectively, the Exclusive Field and the Non-Exclusive Field.

“Fiscal Quarter” means each three (3) calendar month period ending on March 31, June 30, September 30 and December 31, or in the case of the first Fiscal Quarter of the Joint Venture, the period from the Closing Date through March 31, 2003.

“Fiscal Year” means (i) each 12-month period ending on June 30, or in the case of the first Fiscal Year of the Joint Venture, the period from the Closing Date through June 30, 2003, or (ii) if after the date of this Agreement the taxable year is required by the Code to be a period other than the period described in clause (i), then each 12-month period that is the taxable year of the Joint Venture determined in accordance with the requirements of the Code; (iii) the period from the day after the end of the most recently ended Fiscal Year until the date the Term ends, and (iv) for purposes of making allocations of Net Profits and Net Loss, Fiscal Year means any portion of a taxable year of the Joint Venture to the extent required to comply with Section 706 of the Code.

“GAAP” means generally accepted accounting principles as in effect in the United States (or such other jurisdiction as may be specified herein) consistently applied.

“General Technology” means any technology of general utility not specific [* * *], including but not limited to technology that can be used [* * *] and/or [* * *] or [* * *] or [* * *]. Any technology that is not General Technology is Specific Technology.

“Glad Balance Sheet” means the balance sheet of the Glad Business as of June 30, 2002, attached to Section 1.1 to the Clorox Disclosure Schedule.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Glad Business” means the business conducted by Clorox and its Subsidiaries within the Field and any other business that the Board determines to enter into without violating Section 5.3(a), including any expansion of such business into a New Country that is structured in the manner set forth in Section 7.8(b) hereof, provided that such business will not include (i) any business, operations, properties, assets or Liabilities of the Glad Licensed Business or (ii) any equity interest in any Subsidiary of Clorox conducting the Glad Licensed Business.

“Glad Existing International Business” means the business in the Field conducted by Clorox and its Subsidiaries in Canada, Australia, New Zealand, the People’s Republic of China, the Philippines, Hong Kong, Costa Rica, South Korea and South Africa.

“Glad Financial Statements” means the Glad Balance Sheet and the related statements of earnings and cash flows of the Glad Business previously delivered to P&G.

“Glad Global Business” means the Glad Business and the Glad Licensed Business as conducted during the Term.

“Glad License Agreements” means the license agreements between The Glad Products Company and each of the International Licensees, entered into as of the Closing Date substantially in the form set forth on Exhibit J hereto, which license agreements provide for a royalty payment calculated based on the net sales of such International Licensee, and such other comparable new or amended license agreements that may be entered into during the Term with respect to intellectual property of Clorox Affiliates for the Glad Business, which license agreements are between The Glad Products Company (or another Affiliate on behalf of Clorox) and an International Licensee with respect to New Countries in connection with an expansion structured in the manner set forth in Section 7.8(a).

“Glad License Termination Amount” means, under any Glad License Agreement, an amount equal to [* * *] percent ([* * *]%) of the Fair Market Value of the Glad Local Business for the Territory (as defined in such Glad License Agreement).

“Glad Licensed Business” means (x) the Glad Existing International Business and (y) any expansion of the business conducted by Clorox and its Subsidiaries in the Field into a New Country that is structured in the manner set forth in Section 7.8(a) hereof.

“Glad Local Business”, with respect to any International Licensee, shall have the meaning set forth in the JV Sublicense Agreement to which such International Licensee is a party.

“Glad Parties” means, collectively, the Clorox Parties and the International Licensees and “Glad Party” means any one such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Improvements” means any and all Intellectual Property rights in and to any update, modification, customization, translation, upgrade, improvement, enhancement and/or derivative work.

“Indebtedness” means all obligations for borrowed money, including guarantees, and all reimbursement obligations in respect of outstanding letters of credit (measured assuming such letters of credit are drawn in full).

[* * *] shall have the meaning set forth in the definition of [* * *].

“Industrial Packaging” means [* * *] used as packaging for products, which packaging is (i) [* * *], (ii) sold to [* * *] for their use as the packaging for their products, and (iii) [* * *]. For the avoidance of doubt, Industrial Packaging shall exclude any [* * *] and used as packaging [* * *], and which packaging is (A) [* * *] and (B) sold to [* * *] for their use as the packaging for their products.

“Infringe” means to infringe, misappropriate, dilute, impair or otherwise violate.

“Institutional Channel” means sales of products to commercial, educational and/or governmental institutions and organizations including, without limitation, hospitals, restaurants, janitorial service providers, universities, schools, hotels and caterers (collectively, “Institutions”), as well as sales of products to [* * *].

“Intellectual Property” means any and all intellectual property, including, without limitation, patents, copyrights, trademarks, service marks, trade names, software, trade secrets, technology, inventions, specifications, know-how, processes, formulae, product descriptions and specifications and other technical or proprietary information, and all registrations and applications therefor.

“International Acquisition” means, with respect to any International Licensee, the sale, disposition or other transfer to a Third Party of all or substantially all of the equity interests of such International Licensee or of all or substantially all the business, assets and properties of such International Licensee used in the Glad Local Business of such International Licensee, but excluding any transaction in which the JV Interests of the P&G Partners are purchased pursuant to the provisions of Sections 6.4, 6.5, 6.6 or 6.7.

“International Licensee” means each of Clorox Australia Pty. Ltd., The Clorox Company of Canada Ltd., Clorox de Centro America, S.A., Clorox China (Guangzhou) Ltd., Clorox Hong Kong Limited, Clorox New Zealand Limited, Clorox International Philippines, Inc., Clorox Africa (Pty) Ltd. and Clorox Korea Limited and any other Person that becomes a party to a JV Sublicense Agreement as a licensee thereunder.

“IP Acquisition” means, in connection with an International Acquisition, a grant of a [* * *] the Related Local Intellectual Property (or other disposition of all substantial rights to all such Related Local Intellectual Property) of the applicable International Licensee, which license is granted to a Third Party licensee on behalf of the Joint Venture in exchange for a [* * *] to the Joint Venture from the new licensee of such Related Local Intellectual Property.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“IP Allocation Amount” means, in the case of any International Acquisition in which there is an IP Acquisition, an amount equal to [* * *] percent ([* * *]%) of the Fair Market Value of the relevant Glad Local Business.

“IP Acquisition Price” means, in the case of any International Acquisition in which there is a related IP Acquisition, the amount paid to acquire the license of or rights to the Related Local Intellectual Property by the new licensee of such Related Local Intellectual Property.

“Joint Venture” means the contractual relationship between the JV Partners created by this Agreement, which will be treated as a partnership for U.S. federal, state and local income tax purposes, and will include all interests attributed to such Joint Venture in accordance with the terms of this Agreement with respect to any business, asset, right, property or Liability, including without limitation the Clorox Contribution and the P&G Contribution.

“JV Interest” means an Ordinary JV Interest, Class A Interest, Class B Interest or Class C Interest.

“JV Sublicense Agreements” means (i) the sublicense agreements to be dated and executed as of the Closing Date in the form attached hereto as Exhibit I between The Glad Products Company and each International Licensee, providing for the sublicense to the International Licensee of certain Intellectual Property rights licensed under the P&G License Agreement, pursuant to the terms thereof, and (ii) such other license agreements which may be entered into on behalf of the Joint Venture during the Term with respect to New Countries pursuant to Section 7.8(a).

“JV Sublicense Termination Amount” means, under any JV Sublicense Agreement, an amount equal to [* * *] percent ([* * *]%) of the Fair Market Value of the Glad Local Business to which such JV Sublicense Agreement relates.

“JV Partners” means any Person that holds a JV Interest in accordance with the terms of this Agreement. As of the Closing Date, the JV Partners will consist of each of the Clorox Parties and P&G Sub.

“Know How” means any and all proprietary information, knowledge or expertise known to P&G [* * *]; and may include, without limitation, any know how, copyrights, software, trade secrets, technology, inventions, specifications, processes, formulae, product descriptions and specifications and other technical or proprietary information, if any, owned or held by P&G [* * *] (as defined in the P&G License Agreement).

“Liabilities” means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required by GAAP to be reflected, in such Person’s balance sheet.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Knowledge” or “knowledge” of a Party means to the actual knowledge after reasonable inquiry (i) of those employees of such Party and its Affiliates who prior to the execution of the Original Agreement participated in the preparation or negotiation of the Original Agreement or any of the Related Agreements or the due diligence investigations relating to the PWC Report or the transactions contemplated by the Original Agreement and the Related Agreements or (ii) of those employees of such Party and its Affiliates who have been consulted prior to the execution of the Original Agreement by the employees specified in clause (i) with respect to the Original Agreement or any of the Related Agreements or any of the transactions contemplated hereby or thereby.

“Liens” means any adverse claims, liens, security interests, charges, leases, licenses or sublicenses and other encumbrances of any kind and nature.

“Material Adverse Effect” means (i) with respect to the Clorox Parties, a material adverse effect upon the business, properties, financial condition or results of operations of the Glad Business and the Glad Existing International Business, taken as a whole (provided that for avoidance of doubt the Parties acknowledge that it is not a precondition that an adverse effect impact more than one country or market before it is possible for this standard to be satisfied) or on the ability of the Clorox Parties to perform their obligations under this Agreement or any of the Related Agreements and (ii) with respect to the P&G Parties, a material adverse effect on the ability of the P&G Parties to perform their obligations under this Agreement or any of the Related Agreements.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

“Net Income (Loss)” means, for any period, the net income (loss) attributed to the Joint Venture in accordance with the JV Accounting Principles, excluding (a) any gains or loss resulting from the sale or other disposition of any property, plant or equipment attributed to the Joint Venture which is not sold or otherwise disposed of in the ordinary course of business; (b) any gains or loss resulting from the sale or other disposition of any equity interest in any Person; (c) any extraordinary gain or loss; (d) any one-time charges or expenses associated with the acquisition of any business or Person; and (e) any cumulative effect of a change in accounting principles.

“Net Profits” and “Net Loss” mean, for each Fiscal Year or other period, an amount equal to the taxable income or loss attributed to the Joint Venture for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss) and with the accounting method used by the Joint Venture for federal income tax purposes, with the following adjustments:

(i) any income attributed to the Joint Venture that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Profits or Net Loss will be added to such taxable income or loss;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(ii) any expenditures attributed to the Joint Venture described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits or Net Loss will be subtracted from such taxable income or loss;

(iii) if the Carrying Value of any Property differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset will be calculated with reference to such Carrying Value;

(iv) upon an adjustment to the Carrying Value of any Property (other than an adjustment in respect of depreciation) pursuant to the definition of Carrying Value, the amount of the adjustment will be included as gain or loss in computing such taxable income or loss;

(v) if the Carrying Value of any Property differs from its adjusted tax basis for federal income tax purposes the amount of depreciation, amortization or cost recovery deductions with respect to such Property will for purposes of determining Net Profits and Net Loss be an amount which bears the same ratio to such Carrying Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis;

(vi) notwithstanding any other provision of this definition, any items of income, gain, loss or deduction that are specially allocated pursuant to Section 3.2 will not be taken into account in computing Net Profits or Net Loss.

“Non-Exclusive Field” means (i) [* * *] outside of the Exclusive Field of [* * *] products of the Glad Global Business in the Exclusive Field as of the Closing Date, including [* * *] of the Glad Global Business and/or the [* * *] and (ii) [* * *] branded with a Glad Global Business trademark sold to [* * *] Glad Global Business products [* * *].

“Ordinary JV Interest” means, with respect to any JV Partner, its undivided participation interest in the Joint Venture (other than any participation interest represented by the Class A Interest, Class B Interest or Class C Interest, as applicable). The Ordinary JV Interest of each JV Partner will be expressed as a percentage of the aggregate Ordinary JV Interests of all JV Partners. The Ordinary JV Interests of the JV Partners may be adjusted from time to time as provided in this Agreement. The initial Ordinary JV Interest of each JV Partner as of the Closing will be as set forth in Section 2.5 hereof.

“P&G Disclosure Schedule” means a schedule dated as of the Original Date delivered by P&G to Clorox, which identifies exceptions and other matters with respect to the representations and warranties of the P&G Parties contained in Sections 4.1 and 4.3.

“P&G Equipment” means the equipment described on Exhibit C hereto.

“P&G Equipment Transfer Documents” means such instruments of transfer, with appropriate instruments of title, in form and substance reasonably satisfactory to Clorox, to effectively transfer the P&G Equipment as provided in Section 2.3 hereof.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“P&G License Agreement” means the Intellectual Property License Agreement to be dated and executed as of the Closing Date in the form attached hereto as Exhibit A, providing for the license of certain Intellectual Property by P&G Sub.

“P&G Partners” means P&G Sub and any Permitted Transferee of P&G Sub that has been Transferred all or any part of the JV Interest held by P&G.

“P&G Services Agreement” means the Product Development and Services Agreement to be dated and executed as of the Closing Date in the form attached hereto as Exhibit B, providing for certain services to be provided by P&G.

“Permitted Liens” means (i) Liens for Taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings; (ii) statutory Liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business; (iii) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar benefits; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance bonds and other obligations of like nature; (v) as to any real property leases with respect to which the relevant entity is a lessee, any Lien effecting the interest of the landlord thereunder and (vi) Liens the existence of which do not and will not have, individually or in the aggregate, a Material Adverse Effect.

“Permitted Transfer” means a Transfer of all or part of any JV Interest to a Permitted Transferee.

“Permitted Transferee” means:

(i) in the case of the Clorox Parties and any Permitted Transferee of any Clorox Party: (A) Clorox, (B) any Subsidiary of Clorox, (C) any Person that, together with its Affiliates, has acquired all or substantially all of the Glad Global Business from the Clorox Parties or their Permitted Transferees, and (D) any other Person to the extent P&G has given its prior written consent to such Transfer; and

(ii) in the case of P&G Sub and any Permitted Transferee of P&G Sub, (A) P&G, (B) any Subsidiary of P&G and (C) any other Person to the extent Clorox has given its prior written consent to such Transfer.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other form of business or legal entity or Governmental Authority.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate will be effective from and including the date such change is publicly announced as being effective.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Property” means the assets attributed to the Joint Venture, both tangible and intangible.

“PWC Report” means the report of PriceWaterhouse Coopers dated October 4, 2002 with respect to the Glad Business and the Glad Existing International Business previously provided by Clorox to P&G.

“Raw Material Technology” means technology used in the production of [* * *] that can be used in the production of products [* * *].

“Regulations” means the federal income tax regulations promulgated by the Treasury Department under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Regulations will be deemed also to refer to any corresponding provisions of succeeding Regulations.

“Related Agreements” means, collectively, (i) the P&G License Agreement, (ii) the P&G Services Agreement, (iii) the P&G Equipment Transfer Documents, (iv) the JV Sublicense Agreements and (v) the Glad License Agreements.

“Related Local Intellectual Property” means, for any International Licensee, the Intellectual Property licensed to such International Licensee under the applicable Glad License Agreement and JV Sublicense Agreement.

“Reserves” means cash funds set aside from Capital Contributions or gross cash revenues as reserves. Such “Reserves” will be maintained in amounts and upon such timing as is reasonably deemed necessary by the Board to finance any working capital requirements and/or to pay taxes, insurance, debt service, repairs, replacements, renewals, capital expenditures or other costs or expenses to be attributed to the Joint Venture in accordance with the JV Accounting Principles in the four Fiscal Quarters following the date such Reserves are being established that will not be funded from Available Cash Flow based on the then-current financial forecasts of the Joint Venture.

“Significant Contracts” means any contract that would be required to be submitted to the board of directors of Clorox in accordance with the policies of Clorox for authorization and approval of contracts to which Clorox or its Subsidiaries are a party as such policies are in effect as of the Original Date.

“Specific Technology” means any technology (as it may be modified with [* * *] for specific application [* * *]) that has specific application [* * *], including but not limited to technology that has a [* * *] or otherwise is of specific utility [* * *]. Any technology that is not Specific Technology is General Technology.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns or has the right to acquire, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

“Taxes” means all forms of taxation, duties, levies and imposts, whether of the United States or elsewhere including income, chargeable gains, alternative or add-on minimum, gross receipts, sales, use, ad valorem, value added, franchise, capital, paid-up capital, profits, greenmail, license, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profit, custom, duty or other tax, (including national insurance contributions) together with any interest or any penalty or addition to tax.

“Third Party” means a Person other than the Clorox Parties, the P&G Parties or their respective Affiliates.

“Transfer” means to transfer, sell, hypothecate, encumber or assign, directly or indirectly, provided that a Change of Control of Clorox will not be considered a Transfer of any JV Interest held by any Clorox Partner for purposes hereof, and a Change of Control of P&G will not be considered a Transfer of any JV Interest held by any P&G Partner for purposes hereof.

Section 1.2 Other Definitions.

The following terms are defined in the Sections indicated:

Term	Section

Additional Amount	2.6(e)
Additional Contribution	2.6(f)
Agreement	Preamble
Arm’s Length Terms	5.3(a)(v)
Authorized Persons	7.3(b)(iii)
Board	5.1(a)
Call Right	6.5(b)
Capital Account	2.9(a)
Change of Control Notice	6.4(a)(i)
Class A Special Amount	3.4(c)(ii)
Class C Special Amount	3.4(c)(i)
Clorox	Preamble
Clorox Contribution	2.2(a)(i)
Clorox Benefit Plans	4.2(o)
Clorox Excluded Assets	2.2(b)
Clorox Indemnified Parties	10.2
Clorox Parties	Preamble
Clorox Retained Liabilities	2.2(c)
Clorox Services	7.1(a)
Closing	2.1
Closing Date	2.1
Competing Business	7.2(c)
Confidential Information	7.3(b)
Deadlock Notice	6.5(b)(i)
Defined Benefit Plans	7.5(d)

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Term	Section

Distribution Shortfall	3.4(c)(v)
Escalation	5.3(b)
Existing International Balance Sheets	4.2(a)(vii)
Existing Product	7.2(b)(vii)
FDA	4.2(h)
Glad Leadership Team	5.1(e)
HSR Act	7.5(a)
Indemnified Parties	10.2
Indemnifying Party	10.3
Initial Term	6.3(a)
IP Transferees	11.12(c)
JV Accounting Principles	9.1(a)
Leased Real Property	4.2(e)
Losses and Expenses	10.1
Negative Cash Flow	2.6(b)
New Country	7.8
Option Exercise Period	2.7(a)
Option Price	2.7(a)
Original Agreement	Recitals
Original Date	Recitals
Owned Real Property	4.2(e)
P&G	Preamble
P&G Sub	Preamble
P&G Contribution	2.3(a)(ii)
P&G Indemnified Parties	10.1
P&G Observers	5.1(b)
P&G Option	2.7(a)
P&G True-Up	2.6(c)
P&G Parties	Preamble
P&G Veto	5.3(b)
Parent Loans	2.6(a)
Party	Preamble
Pro Rata Portion	7.5(d)
Prohibited License Amounts	3.4(b)
Purchaser Plan	7.5(d)
Put Right	6.4(a)
Resolution Period	5.3(b)
Revised Valuation	6.8(a)
Quarterly Financials	2.6(b)
SEC	4.2(a)(v)
SEC Documents	4.2(a)(v)
Supplemental Schedule	7.5(e)

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Term	Section

Tag-Along Right	6.6(a)
Tax Matters Partner	9.2(b)
Third-Party Sale	6.7(a)
Term	6.3(a)
Working Capital	4.2(a)(ii)

Section 1.3 Other Definitional Provisions; Interpretation.

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any Party hereunder must be agreed to in writing by such Party unless otherwise indicated herein.

ARTICLE II

CONTRIBUTIONS AND ALLOCATIONS OF INTEREST

Section 2.1 Closing of Joint Venture.

Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the transactions contemplated by Sections 2.2 and 2.3 (the “Closing”) will take place as of the close of business Pacific Time on January 31, 2003 at the offices of Clorox in Oakland, California, or at such other time and place as may be mutually agreed to by the Parties (the “Closing Date”). The Parties agree that the actual exchange of any documents, certificates assets or any other object required to be delivered at Closing will take place at such other time and place either before or after the close of business Pacific Time on January 31, 2003, as the Parties reasonably determine.

Section 2.2 Clorox Contribution and Related Matters.

(a) From and after the Closing, the following interests and Liabilities of the Clorox Parties and their Subsidiaries will be attributed to, and for income Tax purposes will be deemed owned or assumed by, the Joint Venture, except as provided in Section 2.2(b) below with respect to Clorox Excluded Assets and Section 2.2(c) below with respect to Clorox Retained Liabilities:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(i) the interest of the Clorox Parties and their respective Subsidiaries on the Closing Date in all of the businesses, assets, rights and properties (w) reflected in the Glad Balance Sheet except as set forth in Schedule 2.2(a)(i) hereto, (x) set forth in Section 2.2(a)(iii)(C) of the Clorox Disclosure Schedule (to the extent an asset), (y) subject to the JV Accounting Principles, to the extent and only to the extent utilized in or related to the Glad Business, not reflected in the Glad Balance Sheet, provided that the Joint Venture and the Glad Business shall continue to have the right to use (in the same manner, to the same extent and on the same terms) any businesses, assets, rights and properties of the Clorox Parties and their Subsidiaries that would have been included in this clause (y) but for the application of the JV Accounting Principles or (z) subject to the JV Accounting Principles, to the extent and only to the extent utilized in or related to the Glad Business, acquired after the date of such Glad Financial Statements and prior to the Closing and including, for the avoidance of doubt, the rights of the Clorox Parties under the Glad License Agreements as of the Closing and in the Intellectual Property licensed thereunder (collectively, the “Clorox Contribution”), and which Clorox Contribution will be allocated among the Clorox Parties as set forth in the Contribution Allocation Statement and for income Tax purposes will be deemed contributed to the Joint Venture;

(ii) subject to the JV Accounting Principles, the interest of the Clorox Parties and their Subsidiaries in any business, asset, right or property acquired during the Term by the Clorox Parties to the extent and only to the extent utilized in or related to the Glad Business (for the avoidance of doubt, for income Tax purposes, such interests shall be deemed to be acquired by the Joint Venture rather than contributed by the Clorox Parties);

(iii) all Liabilities of the Clorox Parties and their Subsidiaries to the extent and only to the extent (A) reflected in the Glad Balance Sheet except as set forth in Schedule 2.2(a)(iii) hereto, (B) incurred or assumed by the Glad Business in the ordinary course of business after the date of such Glad Balance Sheet and prior to the Closing that would be reflected as current Liabilities on a balance sheet of the Glad Business as of the Closing prepared in accordance with the JV Accounting Principles, but excluding any current Liabilities arising from third party litigation claims, (C) set forth in Section 2.2(a)(iii)(C) of the Clorox Disclosure Schedule (to the extent a Liability), (D) arising out of the conduct of the Glad Business or the ownership or possession of any business, assets, rights or property of the Glad Business during the Term or (E) assumed or incurred during the Term by the Clorox Parties or their Subsidiaries in accordance with the terms hereof with respect to the Glad Business, provided that Indebtedness will be attributed to the Joint Venture only to the extent that the provisions of Article V hereof with respect to approvals are complied with and the proceeds of such Indebtedness are utilized in the Glad Business to finance expenditures that cannot be financed by Distributable Cash Flow; and

(iv) all Net Income and Net Loss and Available Cash Flow arising in respect of the foregoing and proceeds of any disposition thereof.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

For avoidance of doubt, the interests in clauses (i) through (iv) above will not include any interests in the Glad Licensed Business other than the interests represented by the Glad License Agreements and no foreign Subsidiary of Clorox that conducts the Glad Licensed Business will be a JV Partner hereunder.

(b) The following interests of the Clorox Parties and their Subsidiaries will be excluded from the Joint Venture and will not be attributed to the Joint Venture (collectively, the “Clorox Excluded Assets”), and from and after the Closing the Joint Venture will not include any interest in any of the following:

(i) all rights of the Clorox Parties and their Subsidiaries under this Agreement;

(ii) all interests in any business, asset, right or property sold, transferred or otherwise disposed of after the date of the Glad Financial Statements and prior to the Closing in the ordinary course of the Glad Business and not in violation of Section 7.7 hereof;

(iii) all cash and cash equivalents as of the Closing other than petty cash with respect to the Glad Business;

(iv) all refunds or credits with respect to any Taxes paid or incurred by Clorox or its Subsidiaries prior to the Closing Date, except to the extent reflected on the Glad Balance Sheet;

(v) all refunds or credits with respect to any income Taxes of Clorox or its Subsidiaries other than refunds of non-U.S. income Taxes that were attributed to the Joint Venture pursuant to Section 2.2(c)(ii);

(vi) all capital stock or other equity interests of Clorox and its Subsidiaries; and

(vii) all rights of the Clorox Parties arising out of or in connection with any Retained Liabilities, including without limitation any cause of action, right of recovery, right of set-off or counterclaim.

(c) From and after the Closing, none of the following Liabilities will be attributed to the Joint Venture (“Clorox Retained Liabilities”):

(i) any Liability (A) arising out of or relating to the conduct of the Glad Business or the ownership or possession of any business, assets, rights or property of the Glad Business prior to the Closing Date or (B) assumed or incurred prior to the Closing Date by the Clorox Parties or their Subsidiaries, except for any Liabilities described in clause (A), (B) or (C) of Section 2.2(a)(iii);

(ii) (A) any Liability with respect to income Taxes of the Clorox Parties and their Subsidiaries, except for income Taxes imposed by a Tax authority of a foreign jurisdiction in which the Joint Venture is conducting (or causing to be conducted) the Glad Business, and (B) any Liability of the Clorox Parties and their Subsidiaries with respect to Taxes resulting from effecting the Clorox Contribution at Closing;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(iii) any Liability arising out of or relating to the Clorox Excluded Assets;

(iv) any Liability with respect to the matters set forth in Section 2.2(c)(iv) of the Clorox Disclosure Schedule;

(v) any Liability of the Clorox Parties to the P&G Parties arising out of or related to any breach of this Agreement or any Related Agreement by the Clorox Parties or their Subsidiaries, even if arising out of or related to conduct of the Glad Business or the ownership or possession of any business, asset, right or property of the Glad Business during the Term; and

(vi) any Liability for which the Clorox Parties or their Subsidiaries have otherwise agreed to be liable and not have attributed to the Glad Business pursuant to this Agreement or any Related Agreement.

Section 2.3 Contribution by P&G and Related Matters.

(a) As of the Closing, the following interests of the P&G Parties will be attributed to, and for Tax purposes, will be deemed contributed to the Joint Venture:

(i) a license to certain Intellectual Property rights licensed to the Clorox Parties as set forth in the P&G License Agreement; and

(ii) all title, right and interest to the P&G Equipment, the title to which P&G Equipment will be conveyed to one or more Clorox Parties at the Closing, free and clear of all Liens, except for Permitted Liens (collectively clauses (i) and (ii), the “P&G Contribution”).

(b) From and after the Closing:

(i) the rights of the Clorox Parties under the P&G License Agreement and the JV Sublicense Agreements will be attributed to the Joint Venture;

(ii) the right, title and interest of the Clorox Parties to the P&G Equipment will be attributed to the Joint Venture; and

(iii) all Net Income and Net Loss and Available Cash Flow arising in respect of the foregoing and proceeds of any disposition thereof will also be attributed to the Joint Venture.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(c) The P&G Parties will make the following deliveries on the Closing Date and during the Term in connection with the rights granted under the P&G License Agreement:

(i) Within a reasonable time after the Closing Date, the P&G Parties will deliver to Clorox for use in the Glad Business all Know How included in the [* * *] medium on the Closing Date;

(ii) On and after the Closing Date, the P&G Parties will deliver to Clorox for use in the Glad Business (A) all Know How [* * *], as promptly as commercially practicable after any such Know How [* * *]; and

(iii) In the event that any Know How is necessary for the Clorox Parties’ use or practice of any P&G Technology, but does not, as of the Closing Date or any later date, [* * *] then the P&G Parties, at Clorox’s request, will promptly (x) provide the Clorox Parties with [* * *] to Clorox.

Section 2.4 Nature of JV Interest

An Ordinary JV Interest represents an undivided participation interest in the Glad Business and each JV Interest represents a right to receive income and losses, cash flow and proceeds with respect thereto, as described herein. A JV Interest does not represent, and will not be deemed to convey, a direct ownership interest in any of the properties, assets or other rights of the Glad Business, title to which will be held by the Clorox Parties, nor will it result in the assumption by the P&G Parties of any Liabilities of the Glad Business. For income Tax purposes only, a JV Interest represents a capital and profits interest in the Joint Venture.

Section 2.5 Initial Allocations of Interest and Capital Accounts.

(a) In consideration for the Clorox Contribution, at the Closing the Clorox Parties will have an aggregate initial Ordinary JV Interest of ninety percent (90%), the Class A Interest and the Class B Interest and an aggregate Capital Account balance as will be mutually agreed by the Parties prior to Closing. The JV Interests and Capital Account balance of each individual Clorox Party as of the Closing will be determined by Clorox in accordance with the Contribution Allocation Statement, but in no event will the aggregate JV Interests and Capital Accounts balances of the Clorox Parties as of the Closing exceed those provided in the first sentence of this Section 2.5(a).

(b) In consideration for the P&G Contribution, at the Closing P&G Sub will have an initial Ordinary JV Interest of ten percent (10%), the Class C Interest and an aggregate Capital Account balance as will be mutually agreed by the Parties prior to Closing. All JV Interests and Capital Account balances of the P&G Parties as of the Closing will be deemed to be owned solely and exclusively by P&G Sub. P&G is a party to this Agreement for purposes of guaranteeing the performance of all obligations of P&G Sub and to perform directly certain obligations pursuant to this Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 2.6 Additional Capital Calls and Parent Loans.

(a) All additional capital contributions that will be attributed to the Joint Venture will be made in accordance with this Section 2.6. In the event additional funds are required to finance specific capital, acquisition or extraordinary expenditures of the Glad Business, such funds may be provided by the JV Partners as loans attributed to the Joint Venture (“Parent Loans”) or as additional contributions of capital, in each case as provided in this Section 2.6. The Board may, from time to time, issue Capital Calls, requesting the JV Partners to make additional contributions of capital in proportion to their respective Ordinary JV Interests in order to finance expenditures of the Glad Business if based on the then-current financial forecasts of the Joint Venture (i) such expenditures cannot be funded entirely out of Distributable Cash Flow for such Fiscal Quarter and (ii) if Parent Loans are used to finance such expenditures, the Available Cash Flow during the next [* * *] will be insufficient to repay in full all Parent Loans that would be outstanding immediately after such new Parent Loans are incurred. Each JV Partner agrees that Capital Calls issued to any JV Partner will be paid by the JV Partner at its election. The remedy for non-payment of any Capital Calls will be limited to the remedy set forth in this Section 2.6 and such non-payment will not be a breach of this Agreement pursuant to this Section 2.6(a). Except as otherwise required by law, no JV Partner will be required to make any additional contributions to the capital attributed to the Joint Venture. All capital contributions to be attributed to the Joint Venture will be paid by the JV Partners to the account of the Clorox Partner designated by Clorox to receive such capital contributions.

(b) In the event that additional funds are required to finance specific capital, acquisition or extraordinary expenditures of the Glad Business, and the then-current financial forecasts of the Joint Venture indicate that (i) such expenditures can be funded entirely out of Distributable Cash Flow for that Fiscal Quarter or (ii) if Parent Loans are used to finance such expenditures, the Available Cash Flow during the next [* * *] will be sufficient to repay in full all Parent Loans that would be outstanding immediately after such new Parent Loans are incurred, the Clorox Partners will provide such additional funds as a Parent Loan having a term of [* * *]. In the event that Available Cash Flow for any Fiscal Quarter as set forth in the quarterly financial statements of the Joint Venture for such Fiscal Quarter to be delivered pursuant to Section 9.1(c) (the “Quarterly Financials”) is a negative number (such number, the “Negative Cash Flow”) (x) less than $[* * *] and the aggregate outstanding Parent Loans by the Clorox Partners would not exceed $[* * *] if the amount of such Negative Cash Flow were treated as a Parent Loan or (y) if Parent Loans are used to fund the Negative Cash Flow, the Available Cash Flow during the next [* * *] will be sufficient to repay in full all Parent Loans that would be outstanding immediately after such new Parent Loans are incurred, then the amount of the Negative Cash Flow will be treated as a Parent Loan by the Clorox Partners, which Parent Loan will be deemed to have been made as of the last day of the Fiscal Quarter to which the Negative Cash Flow relates.

(c) In the event that there is Negative Cash Flow for any Fiscal Quarter that will not be treated as a Parent Loan in accordance with Section 2.6(b), then within three (3) Business Days of delivery of the Quarterly Financials pursuant to Section 9.1(c), the Board will issue a Capital Call to P&G Sub in an amount (the “P&G True-Up”) equal to: (i) the aggregate amount of the Ordinary JV Interests held by the P&G Partners [* * *] (ii) the Negative Cash Flow. In the event the P&G Partners pay such Capital Call, (A) the proceeds thereof will be paid to the Clorox Partner designated by Clorox, (B) the P&G Partners will be deemed to have made a capital contribution to the Joint Venture in the amount of the P&G True-Up, (C) each of the Clorox Partners will be deemed to have made a capital contribution to the Joint Venture in the amount of (x) the amount of the Ordinary JV Interest held by such Clorox Partner [* * *] (y) the Negative Cash Flow and (D) the respective Ordinary JV Interests of the Parties will not be adjusted with respect to such capital contributions or such Capital Call paid by P&G Sub or deemed paid by the Clorox Partners. In the event the P&G Partners decline to pay such Capital Call, the Clorox Partners will be deemed to have advanced the amount of the Negative Cash Flow, which may be treated as a loan or a contribution by the Clorox Partners at their election as provided in Section 2.6(e) below.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(d) All Parent Loans will bear interest calculated on the outstanding principal amount thereof for each day from the date such Parent Loan is made until it is paid in full at [* * *] plus [* * *] percent ([* * *]%) per annum payable on a quarterly basis, and payments with respect to any Parent Loans will be credited first to accrued interest. Subject to the provisions of Section 3.4(b)(iv), each Parent Loan will have a maturity date of the last day of the Term.

(e) Subject to the provisions of Section 2.6(c) hereof, in the event of the failure of any P&G Partner to make full and timely payment of any additional capital contribution required by any Capital Call pursuant to this Section 2.6, the Clorox Partners will be deemed to have advanced to the Joint Venture the entire unpaid amount. Subject to the provisions of Section 2.6(c) hereof, such advance as well as any other amounts that would have been deemed paid by the Clorox Partner on its own behalf with respect to such Capital Call if the P&G Partners had paid such Capital Call in full (together with such advance, the “Additional Amount”) will, at the election of the advancing Clorox Partner, be treated in either of the following manners:

(i) the Additional Amount may be treated as a Parent Loan; or

(ii) the Additional Amount may be treated as a contribution by the Clorox Partner paying such Additional Amount attributed to the Joint Venture of all or any portion of such unpaid Capital Call.

(f) Effective upon the making of an additional capital contribution by a Clorox Partner pursuant to Section 2.6(e)(ii) (an “Additional Contribution”), the Ordinary JV Interest of each JV Partner will be recalculated as that percentage equal to a fraction:

(i) [* * *] of which is equal to the sum of (A) (x) the Ordinary JV Interest of such JV Partner prior to the Additional Contribution [* * *] by (y) the aggregate Fair Market Value of all Ordinary JV Interests prior to the Additional Contribution plus (B) the amount, if any, of the Additional Contribution made by such JV Partner, and

(ii) [* * *] of which is equal to the sum of (A) the aggregate Fair Market Value of all Ordinary JV Interests prior to the Additional Contribution [* * *] (B) the aggregate amount of all Additional Contributions by all the JV Partners made at the same time as such Additional Contribution.

For purposes of this Section 2.6(f), prior to the three-year anniversary of the Closing Date, the Fair Market Value of all the Ordinary JV Interests will be no less than $[* * *] plus the aggregate amount of Additional Contributions made or deemed made prior to the date as of which such Fair Market Value is being determined.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

By way of illustration, in the event the Ordinary JV Interests held by the JV Partners remain unchanged from the Closing Date and the P&G Option has not been exercised, and an Additional Contribution is made by a Clorox Partner in the amount of $[* * *] and the Fair Market Value for all Ordinary JV Interests prior to such Additional Contribution is equal to $[* * *] the Ordinary JV Interests held by the P&G Partners would be an aggregate of [* * *]% and the Ordinary JV Interests held by the Clorox Partners would be an aggregate of [* * *]%, calculated as follows:

[* * *]% = [* * *]

[* * *]% = [* * *]

Section 2.7 P&G Option.

(a) During the period commencing on the Closing Date and ending on January 1, 2008 (the “Option Exercise Period”), the P&G Partners will have the option (the “P&G Option”) to acquire from the Clorox Partners all (but not less than all) of (x) a portion of the Clorox Partners’ Ordinary JV Interests equal to ten percent (10%) of the total Ordinary JV Interests as of the date of the closing of the exercise of the P&G Option and (y) the Class A Interest. The [* * *] price to be paid by P&G Sub to the Clorox Partners (the “Option Price”) will be determined as follows:

(i) $[* * *] plus the Adjustment Amount, if any, in the event the P&G Option is exercised on or before January 1, 2004;

(ii) $133 million plus the Adjustment Amount, if any, if the P&G Option is exercised after January 1, 2004 and on or before January 1, 2005;

(iii) $[* * *] plus the Adjustment Amount, if any, if the P&G Option is exercised after January 1, 2005 and on or before January 1, 2006;

(iv) $[* * *] plus the Adjustment Amount, if any, if the P&G Option is exercised after January 1, 2006 and on or before January 1, 2007; and

(v) $[* * *] plus the Adjustment Amount, if any, if the P&G Option is exercised after January 1, 2007 and on or before January 1, 2008.

(b) If the P&G Partners wish to exercise the P&G Option, P&G will provide ten (10) Business Days prior written notice to Clorox. The closing with respect to any exercise of the P&G Option will take place on the tenth Business Day after exercise by the P&G Partners of the P&G Option, provided that if all orders, consents and approvals of Governmental Authorities legally required for the closing of such sale will not have been obtained or will not be in effect, or if any waiting period under the HSR Act will not have expired or been terminated, such closing will be delayed until the tenth Business Day after such orders, consents and approvals will be obtained and in effect and such waiting period, if any, will have expired or been terminated. Payment of the Option Price will be by immediately available funds to the accounts designated by Clorox.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 2.8 Rights with Respect to Capital.

(a) No JV Partner will have the right to withdraw, or receive any return of, its Capital Contribution, and no Capital Contribution may be returned in the form of property other than cash except as specifically provided herein.

(b) Except as expressly provided in this Agreement, no Capital Contribution of any JV Partner will bear any interest or otherwise entitle the contributing JV Partner to any compensation for use of the contributed capital.

Section 2.9 Capital Accounts.

(a) There will be established for each JV Partner on the books of the Joint Venture a capital account (“Capital Account”) that will be maintained in accordance with this Section 2.9.

(b) In the event a JV Partner transfers a JV Interest in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred JV Interest.

(c) The Capital Account of each JV Partner will be increased by:

(i) such JV Partner’s cash contributions attributed to and deemed contributed to the Joint Venture (including deemed cash contributions equal to the amount of organizational expenses incurred by such JV Partner on behalf of the Joint Venture);

(ii) the Carrying Value of property attributed to and deemed contributed by such JV Partner (net of Liabilities secured by such contributed property that the Joint Venture is considered to have attributed to it or such property is subject to under Code Section 752);

(iii) all items of Net Profits allocated to such JV Partner pursuant to Article III or other provisions of this Agreement, and

(iv) all items of income and gain specially allocated to such JV Partner pursuant to Section 3.2.

(d) The Capital Account of each JV Partner will be decreased by:

(i) the amount of cash distributed to such JV Partner as a distribution with respect to the Joint Venture;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(ii) the Carrying Value of all actual and deemed distributions of Property made to such JV Partner as a distribution with respect to the Joint Venture pursuant to this Agreement (net of Liabilities secured by such distributed Property that the JV Partner is considered to assume or take subject to under Code Section 752);

(iii) all items of Net Loss allocated to such JV Partner pursuant to Article III or other provisions of this Agreement; and

(iv) all items of deduction, expense or loss specially allocated to such JV Partners pursuant to Section 3.2.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b)(2)(iv), and will be interpreted and applied in a manner consistent with such Regulations Section. To the extent such provisions are inconsistent with such Regulations Section or are incomplete with respect thereto, Capital Accounts will be maintained and adjustments thereto will be made in accordance with such Regulations Section; provided, however, that no such adjustment will have any effect on the amount distributable hereunder to any JV Partner.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

ARTICLE III

ALLOCATIONS AND DISTRIBUTIONS

Section 3.1 Allocation of Net Profits and Losses.

(a) Except as otherwise provided in this Article III, Net Profits and Net Loss of the Joint Venture in each Fiscal Year will be allocated among the JV Partners in accordance with their respective Ordinary JV Interests.

(b) Notwithstanding Section 3.1(a) above, Net Profits with respect to each of the first eight Fiscal Quarters of the Joint Venture will be allocated among the JV Partners as follows:

(i) with respect to the first four Fiscal Quarters of the Joint Venture, Net Profits will be allocated one hundred percent (100%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests); provided that, if P&G Sub exercises the P&G Option on or prior to the first day of any such Fiscal Quarter, Net Profits for such Fiscal Quarter will be allocated (subject to adjustment pursuant to Section 2.6(f)) ninety percent (90%) to the Clorox Partners (pro rata in accordance with their respective JV Interests) and ten percent (10%) to the P&G Partners (pro rata in accordance with their respective Ordinary JV Interests);

(ii) with respect to the fifth through eighth Fiscal Quarters of the Joint Venture, Net Profits will be allocated (subject to adjustment pursuant to Section 2.6(f)) ninety-five percent (95%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests) and five percent (5%) to the P&G Partners (pro rata in accordance with their respective Ordinary JV Interests); provided that, if P&G Sub exercises the P&G Option on or prior to the first day of any such Fiscal Quarter, Net Profits for such Fiscal Quarter will be allocated (subject to adjustment pursuant to Section 2.6(f)) eighty-five percent (85%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests) and fifteen percent (15%) to the P&G Partners (pro rata in accordance with their respective Ordinary JV Interests); and

(iii) notwithstanding the provisions of Section 3.1(b)(i) and (ii) above, Net Profits with respect to any sale, transfer or other disposition of any business or assets of the Glad Business outside the ordinary course of the Glad Business during the first eight Fiscal Quarters will be allocated among the JV Partners pro rata in accordance with their respective Ordinary JV Interests.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 3.2 Special Allocations.

For purposes of the following provisions of this Section 3.2, the Clorox Partners will be regarded as a single JV Partner with a single Capital Account. Notwithstanding anything contained herein to the contrary:

(a) If a JV Partner would at any time receive, but for this Section 3.2(a), an allocation of deduction, loss, or expenditure that would cause or increase a deficit balance in such JV Partner’s Capital Account in excess of any amount of such deficit balance that the JV Partner is obligated to restore or deemed obligated to restore (as determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(c)), then the portion of such allocation that would cause or increase such deficit Capital Account balance will be specially allocated to the other JV Partners, if any, with positive Capital Account balances in proportion to such balances. The loss limitation under this Section 3.2(a) is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), including the reductions described in subparagraphs (4), (5) and (6) therein.

(b) If in any Fiscal Year a JV Partner receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Joint Venture income and gain will be specially allocated to each such JV Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Capital Account deficit of such JV Partner as quickly as possible provided that an allocation pursuant to this Section 3.2(b) will be made only if and to the extent that such JV Partner would have a Capital Account deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.2(b) were not in the Agreement. This Section 3.2(b) is intended to qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

(c) If there is a net decrease in minimum gain attributed to the Joint Venture or JV Partner nonrecourse debt minimum gain (determined in accordance with the principles of Treasury Regulation Sections 1.704-2(d) and 1.704-2(i)) during any Joint Venture taxable year, the JV Partners will be allocated items of income and gain attributed to the Joint Venture for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated will be determined in accordance with Treasury Regulation Section 1.704-2(f). This Section 3.2(c) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and will be interpreted consistently therewith, including that no chargeback will be required to the extent of the exceptions provided in Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

(d) The allocation provisions set forth in this Article III and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and will be interpreted and applied in a manner consistent with such Regulations; provided however that such provisions will not affect the economic rights of any JV Partner, including rights to distributions with respect to the Joint Venture.

(e) Any special allocations of items of income, gain, loss or deductions pursuant to Sections 3.2(a), (b) and (c) will be taken into account in computing subsequent allocations pursuant to Section 3.1 and this Section 3.2, so that the net amount of any items so allocated will, to the extent possible, be equal to the net amount that would have been allocated to each such JV Partner pursuant to the provisions of this Article III if such special allocations had not occurred.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(f) In the event that any fees, interest, or other amounts paid to any JV Partner or any Affiliate thereof pursuant to this Agreement or any other agreement attributed to the Joint Venture with any JV Partner or Affiliate thereof providing for the payment of such amount, and deducted by the Joint Venture in reliance on Section 707(a) and/or 707(c) of the Code, are disallowed as deductions to the Joint Venture on its federal income tax return and are treated as Joint Venture distributions, then:

(i) the Net Profits or Net Loss, as the case may be, for the Fiscal Year in which such fees, interest, or other amounts were paid will be increased or decreased, as the case may be, by the amount of such fees, interest, or other amounts that are treated as Joint Venture distributions; and

(ii) there will be allocated to the JV Partner to which (or to whose Affiliate) such fees, interest, or other amounts were paid, prior to the allocations pursuant to Section 3.1, an amount of gross income for the Fiscal Year equal to the amount of such fees, interest, or other amounts that are treated as Joint Venture distributions.

(g) Prior to the allocation of Net Profits and Net Losses pursuant to Section 3.1, the following allocations shall be made for each Fiscal Year:

(i) The holder of the Class A Interest will be specially allocated royalty income attributable to royalty payments made under the Glad License Agreements for such Fiscal Year in an amount of royalty payments [* * *] to the aggregate amounts distributable to the holder of the Class A Interest under Section 3.5(b)(i) hereof (without regard to distributions treated as guaranteed payments under such Section) in each Fiscal Quarter in such Fiscal Year. Royalty income allocated to the Class A Interest hereunder will be allocated among the various sources of such royalty income in the same manner as withholding taxes are calculated under the definition of “Deemed Withholding Taxes”. The holder of the Class A Interest will also be specially allocated income for such Fiscal Year in an [* * *] of the IP Allocation Amounts with respect to IP Acquisitions for such Fiscal Year and will be specially allocated all income attributable to Glad License Termination Amounts paid for such Fiscal Year;

(ii) After the allocations pursuant to Section 3.2(g)(i) are made, the holder of the Class B Interest will be specially allocated royalty income attributable to royalty payments made under the Glad License Agreements for such Fiscal Year in an amount [* * *] royalty payments received under the Glad License Agreements for such Fiscal Year, [* * *] the amount of royalty income allocated to the Class A Interest under Section 3.2(g)(i) for such Fiscal Year. The holder of the Class B Interest will also be specially allocated income for such Fiscal Year [* * *] IP Acquisition Prices with respect to IP Acquisitions, if any, for such Fiscal Year in excess of the aggregate IP Allocation Amounts included in the calculation of the Class A Special Amount and the Class C Special Amount for each Fiscal Quarter in such Fiscal Year;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(iii) The holder of the Class C Interest will be specially allocated royalty income attributable to royalty payments made under the JV Sublicense Agreements in such Fiscal Year in an amount of royalty payments [* * *] royalty payments received under the JV Sublicense Agreements for such Fiscal Year. The holder of the Class C Interest will also be specially allocated income for such Fiscal Year in an amount [* * *] of the IP Allocation Amounts with respect to IP Acquisitions for such Fiscal Year and will be specially allocated [* * *] attributable to JV Sublicense Termination Amounts paid for such Fiscal Year;

(iv) The Clorox Partners will be specially allocated all deductions arising from the payment of guaranteed payments pursuant to Section 3.5(a) and Section 3.5(b) hereof in such Fiscal Year and shall be specially allocated [* * *] attributable to Prohibited License Amounts received on behalf of the Joint Venture in such Fiscal Year; and

(v) Each JV Partner will be specially allocated all deductions arising from the amortization of organizational expenses (within the meaning of Section 709(b) of the Code) incurred by such JV Partner on behalf of the Joint Venture.

Section 3.3 Section 704(c) Allocation.

(a) For income tax purposes only, each item of income, gain, loss, and deduction with respect to any Property, the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes, will be allocated in accordance with the principles of Section 704(c) of the Code so as to take into account the variation between the adjusted tax basis of such Property and its Carrying Value. For purposes of applying the principles of Section 704(c) of the Code, the Joint Venture will use the traditional method described in Treasury Regulation Section 1.704-3(b) or such other methods as the JV Partners unanimously agree.

(b) Subject to the provisions of Section 3.3(a), items of income, gain, loss, deduction and credit to be allocated for income tax purposes will be allocated for each Fiscal Year among the JV Partners in the same manner and on the same basis as Net Profits and Net Loss are allocated, taking into account special allocations made pursuant to Section 3.2.

Section 3.4 Distributions of Available Cash Flow.

(a) After making distributions of Distributable Cash Flow pursuant to Section 3.4(c) for any Fiscal Quarter, all remaining Distributable Cash Flow attributed to the Joint Venture for such Fiscal Quarter will be distributed by the Clorox Partners in accordance with this Section 3.4(a). If Available Cash Flow as shown in the Quarterly Financials for any Fiscal Quarter results in the Distributable Cash Flow for that Fiscal Quarter being a positive number, a distribution with respect to such Fiscal Quarter will be made by the Clorox Partners to the P&G Partners within three (3) Business Days after delivery of such Quarterly Financials and each Clorox Partner will be deemed to have received a distribution on that same date. All distributions made by the Clorox Partners pursuant to this Section 3.4 will be in [* * *] to the account designated by the P&G Partners to Clorox in writing. Except as otherwise provided in this Section 3.4 or Article VI, all distributions of Distributable Cash Flow from any Fiscal Quarter will be made to the JV Partners pro rata in accordance with their respective Ordinary JV Interests as of the last day of such Fiscal Quarter so that the amount distributed to the P&G Partners will equal its Ordinary JV Interest as of such day multiplied by the aggregate amount of Distributable Cash Flow.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) Notwithstanding the provisions of Section 3.4(a), after making distributions of Distributable Cash Flow pursuant to Section 3.4(c),

(i) with respect to the first four Fiscal Quarters of the Joint Venture, the remaining Distributable Cash Flow will be distributed one hundred percent (100%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests); provided that if the P&G Partners exercise the P&G Option on or prior to the first day of any such Fiscal Quarter, such Distributable Cash Flow for such Fiscal Quarter will be distributed (subject to adjustment pursuant to Section 2.6(f)) ninety percent (90%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests) and ten percent (10%) to the P&G Partners;

(ii) with respect to the fifth through eighth Fiscal Quarters of the Joint Venture, the remaining Distributable Cash Flow will be distributed (subject to adjustment pursuant to Section 2.6(f)) ninety-five percent (95%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests) and five percent (5%) to the P&G Partners; provided that if the P&G Partners exercises the P&G Option on or prior to the first day of any such Fiscal Quarter, such Distributable Cash Flow for such Fiscal Quarter will be distributed (subject to adjustment pursuant to Section 2.6(f)) eighty-five percent (85%) to the Clorox Partners (pro rata in accordance with their respective Ordinary JV Interests) and fifteen percent (15%) to P&G Partners; and

(iii) notwithstanding the provisions of Section 3.4(b)(i) and (ii) above, distributions of Distributable Cash Flow consisting of the net cash proceeds of any sale, transfer or other disposition of any business or assets of the Glad Business outside the ordinary course of the Glad Business during the first eight Fiscal Quarters will be made to the JV Partners pro rata in accordance with their respective Ordinary JV Interests as of the last day of such Fiscal Quarter.

(c) Prior to any distributions of Distributable Cash Flow under Sections 3.4(a) or 3.4(b), Distributable Cash Flow for any Fiscal Quarter will be distributed in accordance with this Section 3.4(c) in the following order of priority:

(i) In the event of one or more International Acquisitions that have related IP Acquisitions in a Fiscal Quarter, the holder of the Class C Interest will be entitled to a distribution with respect to such Fiscal Quarter of Distributable Cash Flow in an amount equal to the sum of the aggregate IP Allocation Amounts with respect to all such International Acquisitions in such Fiscal Year (the “Class C Special Amount”);

(ii) In the event of one or more International Acquisitions that have related IP Acquisitions in a Fiscal Quarter, the holder of the Class A Interest will also be entitled to a distribution with respect to such Fiscal Quarter of Distributable Cash Flow equal to the sum of the aggregate IP Allocation Amounts with respect to all such International Acquisitions in such Fiscal Quarter (the “Class A Special Amount”);

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(iii) The holder of the Class B Interest will be entitled to a distribution with respect to each Fiscal Quarter of Distributable Cash Flow in an amount equal to the aggregate royalty payments received under the Glad License Agreements (net of withholding taxes imposed on such royalty payments) for such Fiscal Quarter, minus the amount distributable to the holder of the Class A Interest under Section 3.5(b)(i) for such Fiscal Quarter;

(iv) The holder of the Class B Interest will be entitled to a special distribution with respect to each Fiscal Quarter of Distributable Cash Flow equal to the aggregate IP Acquisition Prices, if any, for such Fiscal Quarter, less the sum of the Class A Special Amount and the Class C Special Amount for such Fiscal Quarter; and

(v) In the event there is insufficient Distributable Cash Flow in any Fiscal Quarter to pay the amounts otherwise distributable under this Section 3.4(c) (a “Distribution Shortfall”), there shall be a priority distribution of Distributable Cash Flow in the next succeeding Fiscal Quarter in the amount of such Distribution Shortfall (and all prior Distribution Shortfalls to the extent a distribution has not been made with respect to any such Distribution Shortfall under this Section 3.4(c)(v)) in the order of priority set forth in this Section 3.4(c) to the Parties who were the holders of the Class A Interest, Class B Interest and Class C Interest at the time of such Distribution Shortfall. Notwithstanding anything set forth in this Section 3.4 to the contrary, distributions under this Section 3.4(c)(v) shall be made before any distributions are made under Sections 3.4(c)(i) through (iv), inclusive, for a Fiscal Quarter.

Any distributions of Distributable Cash Flow pursuant to this Section 3.4(c) will reduce the amount of Distributable Cash Flow available for distribution pursuant to Section 3.4(a) and 3.4(b) hereof.

(d) To the extent there are any outstanding Parent Loans, and there is Available Cash Flow in any Fiscal Quarter, then all Available Cash Flow will be immediately applied towards outstanding Parent Loans and accrued and unpaid interest thereon until all Parent Loans and accrued interest thereon will have been repaid in full. As long as any Parent Loans remain outstanding, no distributions will be made pursuant to this Section 3.4 in respect of the JV Interests.

(e) The Parties acknowledge that it is expected that the Glad Global Business will participate in Clorox’s centralized cash management system and that any cash generated by the Glad Global Business may be used by Clorox in its discretion, subject to the other provisions of this Agreement and the Related Agreements.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 3.5 Distributions of IP Related Amounts.

The holders of the Class C Interest and the Class A Interest shall be entitled to distributions of the following amounts received under the JV Sublicense Agreements and the Glad License Agreements, which amounts shall be distributed or paid, as the case may be, by the Clorox Partners on behalf of the Joint Venture in the order and priority set forth below for any Fiscal Quarter:

(a) The holder of the Class C Interest will be entitled to distributions of (i) all royalties paid under the JV Sublicense Agreements for such Fiscal Quarter (net of withholding taxes imposed on such royalty payments), and (ii) all JV Sublicense Termination Amounts paid under the JV Sublicense Agreements for such Fiscal Quarter (net of withholding taxes imposed on such JV Sublicense Termination Amounts). In the event the foregoing amounts payable under any JV Sublicense Agreement are not permitted to be paid as a result of legal restrictions in a local jurisdiction of an International Licensee, the holder of the Class C Interest shall be entitled to receive, and the Clorox Partners on behalf of the Joint Venture shall cause to be paid, an amount equal to the shortfall (reduced by any withholding taxes that would have been imposed had the full amounts due actually been paid by the International Licensee). The amount of such payment shall be treated as a guaranteed payment under Section 707(c) of the Code. For the avoidance of doubt, no P&G Partner shall be required to contribute or otherwise fund, directly or indirectly, such guaranteed payments. If the International Licensee is later permitted by the local jurisdiction to make royalty payments that were previously prohibited, the amount of such payments received shall be distributed to the Clorox Partners.

(b) The holder of the Class A Interest will be entitled to distributions of (i) royalties paid under the Glad License Agreements for such Fiscal Quarter in an amount equal to the Class A Royalty Amount (or, in the event the aggregate royalty payments paid under the Glad License Agreements for such Fiscal Quarter (net of withholding taxes imposed on such royalty payments) are less than the Class A Royalty Amount, such lesser amount of royalty payments) and (ii) all Glad License Termination Amounts paid under the Glad License Agreements for such Fiscal Quarter (net of withholding taxes imposed on such amounts). In the event the P&G Option has been exercised, to the extent (x) the aggregate royalty payments under the Glad License Agreements for a Fiscal Quarter are less than the Class A Royalty Amount for such Fiscal Quarter or (y) Glad License Termination Amounts are not permitted to be paid as a result of legal restrictions in a local jurisdiction of an International Licensee, the holder of the Class A Interest will be entitled to receive, and the Clorox Partners on behalf of the Joint Venture shall cause to be paid an amount equal to such shortfall (in the case of clause (y), reduced by any withholding taxes that would have been imposed had the full amounts due actually been paid by the International Licensee). The amount of such payment shall be regarded as a guaranteed payment under Section 707(c) of the Code. For the avoidance of doubt, no P&G Partner shall be required to contribute or otherwise fund, directly or indirectly, such guaranteed payments. If the International Licensee is later permitted by the local jurisdiction to make royalty payments that were previously prohibited, the amount of such payments received shall be distributed to the Clorox Partners (such amounts, together with the amounts described in the last sentence of Section 3.5(a) hereof, shall be referred to as “Prohibited License Amounts”).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of all the Parties.

Each of the Clorox Parties hereby jointly and severally represents and warrants to the P&G Parties with respect to each Glad Party, and each of the P&G Parties hereby jointly and severally represents and warrants to each of the Clorox Parties with respect to each of the P&G Parties, as follows, in each case subject to the exceptions set forth on the Clorox Disclosure Schedule, or the P&G Disclosure Schedule, as applicable:

(a) Organization and Authority. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it. Such Party has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. Such Party is qualified to do business and is in good standing as a foreign corporation, partnership or other entity, as applicable, in all jurisdictions in which it conducts its business, except where the failure to be so qualified does not and will not, individually or in the aggregate, have a Material Adverse Effect.

(b) Authorization. The execution, delivery and performance by such Party of this Agreement and the Related Agreements, in each case to which it is a party, and the consummation by such Party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Party. This Agreement has been, and each of the Related Agreements will on the Closing Date be, in each case to which it is a party, duly executed and delivered by such Party and constitutes or, in the case of the Related Agreements, upon execution thereof by all other appropriate parties will constitute, a valid and legally binding obligation of such Party, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at equity or at law) and an implied covenant of good faith and fair dealing.

(c) Consents and Approvals; No Conflicts. The execution, delivery and performance by such Party of this Agreement and the Related Agreements, in each case to which it is a party, and the consummation by such Party of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach of any provision of the charter or bylaws (or equivalent governing documents) of such Party, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) require the consent or approval of any Person (other than a Governmental Authority) or violate or conflict with, or result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a Lien on any of the assets attributed to the Joint Venture under, any of the terms, conditions or provisions of any contract or license to which such Party is a party or by which it or its assets or property are bound, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to such Party; other than any matters described in clauses (ii), (iii) and (iv) above which, individually or in the aggregate, do not and will not have a Material Adverse Effect.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(d) Certain Fees. Neither such Party nor any of its officers, directors or employees, on behalf of such Party, has employed any broker or finder or incurred any other Liability for any brokerage fees, commissions or finders’ fees in connection with transactions contemplated hereby.

Section 4.2 Representations and Warranties of the Clorox Parties.

Each of the Clorox Parties hereby jointly and severally represents and warrants to the P&G Parties as follows, in each case subject to the exceptions set forth on the Clorox Disclosure Schedule:

(a) Financial Statements.

(i) The Glad Financial Statements were derived from the books and records of the Glad Business. The Glad Balance Sheet has been prepared in accordance with the methodologies set forth in the PWC Report consistently applied. The income statement included in the Glad Financial Statements has been prepared in accordance with the JV Accounting Principles. The application of the JV Accounting Principles will not affect the statement of results of operations included in the Glad Financial Statements. The Glad Financial Statements fairly and truly present in accordance with the JV Accounting Principles the financial position of the Glad Business as at June 30, 2002 and the results of its operations for the year then ended, before deductions for any income Taxes and after certain internal adjustments indicated in the notes thereto.

(ii) As of the Closing, the Glad Business will have sufficient Working Capital to operate the Glad Business after the Closing in the ordinary course consistent with past practice. For purposes hereof, “Working Capital” is calculated as (i) the current assets of the Glad Business attributed to the Joint Venture minus (ii) the current Liabilities of the Glad Business attributed to the Joint Venture, prepared and calculated as provided in the immediately preceding sentence.

(iii) Except as and to the extent disclosed in the Glad Balance Sheet and, except for Liabilities incurred in connection with the transactions contemplated by this Agreement and the Related Agreements, there are no Liabilities of the Glad Business, that would be required to be reflected on, or reserved against, in a consolidated balance sheet of the Glad Business in accordance with the JV Accounting Principles, except for (x) Liabilities which, singly or in the aggregate, do not and will not have a Material Adverse Effect, and (y) Liabilities incurred subsequent to the date of such balance sheet by the Glad Business in the ordinary course of business consistent with past practice.

(iv) Any hedge arrangements included in the Liabilities to be attributed to the Glad Global Business pursuant to Section 2.2(a)(iii)(c) relate to the underlying business operations of the Glad Global Business and are not held for speculative purposes.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(v) Clorox has filed on a timely basis all forms, reports and documents required to be filed with the United States Securities and Exchange Commission (the “SEC”) since July 1, 2001 (all forms, reports and documents filed by Clorox with the SEC since July 1, 2001 are referred to herein as the “SEC Documents”). The SEC Documents (A) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, as the case may be, and the rules and regulations thereunder, each as in effect on the date so filed or amended, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) The most recent audited annual financial statements and unaudited quarterly financial statements included in the SEC Documents were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the SEC Documents), and each fairly presents the consolidated financial position of Clorox and its Subsidiaries at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and do not contain all of the footnote disclosures required by GAAP.

(vii) Each of the balance sheets set forth in the PWC Report with respect to the Glad Existing International Business in Canada, Australia and New Zealand (the “Existing International Balance Sheets”) has been prepared in accordance with the methodologies set forth in the PWC Report consistently applied, and is accurate based on such methodologies. The application of the JV Accounting Principles to the Existing International Balance Sheets will not affect the statement of results of operations included in the PWC Report with respect to the Glad Existing International Business in Canada, Australia and New Zealand. The income statements included in the PWC Report with respect to the Glad Existing International Business in Canada, Australia and New Zealand fairly and truly present in accordance with the JV Accounting Principles the results of operations of the Glad Existing International Business in such countries in accordance with the JV Accounting Principles, excluding costs included therein that would be charged through the Clorox Services in accordance with Exhibit F.

(viii) There are no Liabilities of the Glad Existing International Business in South Africa, Costa Rica, Hong Kong, Philippines and Korea, singly or in the aggregate, which, in light of the business, properties, assets and cash flow of the Glad Existing International Business in such countries, do or will have a material adverse effect upon the business, properties, financial condition or results of operations of the Glad Existing International Business or a Material Adverse Effect.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) Absence of Certain Changes or Events. Since June 30, 2002, the Glad Parties have conducted the Glad Global Business in all material respects only in the ordinary course, consistent with past practice and except as reflected in the Glad Financial Statements, since such date there has not been, prior to the date hereof, (i) any material adverse change in the business, properties, financial condition or results of operations of the Glad Global Business, except as may arise from or relate to changes in general economic conditions in the geographic regions in which the Glad Global Business operates or (ii) any damage, destruction, loss, conversion, condemnation or taking by eminent domain related to any material property or assets of the Glad Global Business except for such matters that, individually or in the aggregate, do not and will not have a Material Adverse Effect related to the Glad Global Business.

(c) Sufficiency of and Title to Properties; Absence of Liens and Encumbrances. The Clorox Parties and their Subsidiaries have good title to all properties, assets and other rights reflected as owned by the Clorox Parties on the Glad Balance Sheet or acquired after the date of such Glad Balance Sheet and prior to the Closing Date, as well as all other properties, assets and other rights included in the Clorox Contribution, free and clear of all Liens (other than Permitted Liens), except for any such properties, assets or other rights sold, transferred or otherwise disposed of after the date of the Glad Balance Sheet and prior to the Closing in the ordinary course of the Glad Business and not in violation of Section 7.7 hereof. The Glad Parties and their Subsidiaries will own or have the right to use all properties, assets and other rights used to generate the income reflected in the income statements included in the PWC Report with respect to the Glad Existing International Business except for any such properties, assets or other rights sold, transferred or otherwise disposed of after the date of such income statements and prior to the Closing in the ordinary course of the Glad Existing International Business and not in violation of Section 7.7 hereof.

(d) Properties, Contracts, Permits and Other Data. All rights, licenses, leases, registrations, applications, contracts, commitments and other agreements of the Glad Global Business or by which the assets used in the Glad Global Business are bound are in full force and effect and are valid and enforceable in accordance with their respective terms except for such failures to be in full force and effect and valid and enforceable that do not and will not, individually or in the aggregate, have a Material Adverse Effect. The Glad Parties are not in breach or default in the performance of their obligations thereunder with respect to the Glad Global Business and no event has occurred or has failed to occur whereby any of the other parties thereto have been or will be released therefrom or will be entitled to refuse to perform thereunder, except for such matters which do not and will not individually or in the aggregate, a Material Adverse Effect.

(e) Real Property. With respect to any real property owned by the Glad Parties and used in the Glad Global Business (the “Owned Real Property”), the Glad Parties have good title to such parcel, free and clear of all Liens, except for Permitted Liens, and (i) there are no leases, subleases, licenses or agreements granting to any party or parties the right of use or occupancy of any portion of such Owned Real Property; and there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein, in each case except as, individually or in the aggregate, do not and will not have a Material Adverse Effect. With respect to any real property leased by the Glad Parties and used in the Glad Global Business (the “Leased Real Property”), none of the Glad Parties has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold under any Leased Real Property and there are no leases, subleases, licenses or agreements granting to any third party or parties the right of use or occupancy of any portion of any Leased Real Property, in each case except as do not and will not have a Material Adverse Effect.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(f) Legal Proceedings. As of the date of this Agreement, there is no material litigation, proceeding or governmental investigation to which any Glad Party is a party pending or, to the knowledge of the Clorox Parties, threatened against the Glad Parties or their respective Subsidiaries arising out of or related to the Glad Global Business or assets used in the Glad Global Business or the transactions contemplated by this Agreement or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. The Glad Parties are not a party to with respect to the Glad Global Business, nor are the assets used in the Glad Global Business subject to, any material judgment, writ, decree, injunction or order entered by any court or Governmental Authority (domestic or foreign).

(g) Labor Controversies. (i) There have been no labor strikes, slow-downs, work stoppages or lock-outs during the past three years, nor is any such strike, slow-down, work stoppage or lock-out pending or, to the knowledge of the Clorox Parties, threatened with respect to the current or former employees of the Glad Parties performing services with respect to the Glad Global Business and (ii) the Glad Parties are not party with respect to the Glad Global Business to any collective bargaining agreement, contract, letter of understanding or, to the knowledge of the Clorox Parties, any other agreement, formal or informal with any labor union or organization.

(h) Intellectual Property and Technology. The Glad Parties own, or are licensed to use, all Intellectual Property used in the Glad Global Business as of the date hereof and as used during the [* * *]. The patents and trademarks used in the Glad Global Business are unexpired and have not been abandoned other than pursuant to a reasonable business decision made in the ordinary course of business. The patents and trademarks of the Glad Global Business are valid and enforceable. To the knowledge of the Clorox Parties, the Intellectual Property used in the Glad Global Business is not being Infringed by any third party. The conduct of the Glad Global Business, including the use or practice of the patents in the Glad Global Business and the use of the trademarks in the Glad Global Business, consistent with past practice during the [* * *] does not Infringe upon or misappropriate the Intellectual Property of any third party. Except as expressly provided in the [* * *] none of the rights of Clorox or its Affiliates to any Intellectual Property used in the Glad Global Business will be impaired by the transactions provided for herein. There are no currently pending claims (whether private or governmental) against any of the Glad Parties, or to their knowledge threatened, that seek to limit their right to use any of the Intellectual Property used by the Glad Parties in conducting the Glad Global Business or alleging that the use of any Intellectual Property by the Glad Parties does not comply with any governmental regulation, or that seek to cancel or question the validity, enforceability, ownership or use of any Intellectual Property used in the Glad Global Business. The Glad Parties have taken all reasonable steps to protect, maintain and safeguard the Intellectual Property used in the Glad Global Business. The food storage, bags, wraps and container products of the Glad Business contain only substances that are food-contact safe as determined by the United States Food and Drug Administration (“FDA”) and do not contain any other substances that require approval of the FDA or any other Governmental Authority.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(i) Government Licenses, Permits, Etc. The Glad Parties have all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities required for the conduct of the Glad Global Business as presently conducted by the Glad Parties consistent with past practice, except where failure does not and will not, individually or in the aggregate, have a Material Adverse Effect.

(j) Conduct of Business in Compliance with Regulatory and Contractual Requirements. The Glad Parties have complied in conducting the Glad Global Business with all applicable laws, ordinances, regulations or orders or other requirements of any Governmental Authority, including all rules, regulations and administrative orders relating to anti-competitive practices, discrimination, employment, health and safety, except for such matters which do not and will not have, individually or in the aggregate, a Material Adverse Effect.

(k) Environmental Matters. Except for matters that, individually or in the aggregate, do not and will not have a Material Adverse Effect, (i) there are no Materials of Environmental Concern at any property owned or leased by the Glad Parties and used in the conduct of the Glad Global Business that have or will give rise to any Liability under any Environmental Law; and (ii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which any Glad Party is, or to the knowledge of the Clorox Parties will be, named as a party is pending or, to the knowledge of the Clorox Parties, threatened with respect to the Glad Global Business.

(l) Tax Matters.

Except for matters that, individually or in the aggregate, do not and will not, have a Material Adverse Effect:

(i) (x) the Glad Parties have (A) duly and timely filed with the appropriate tax authority all Tax returns required to be filed by or with respect to the Glad Global Business, and (B) paid in full all Taxes due by or in respect of the Glad Global Business for all periods; and (y) the Glad Parties have, in respect of the Glad Global Business, properly withheld amounts for Taxes from its employees and has made all remittances of amounts required to be withheld and, with respect to such employees, has filed all Tax returns and reports required to be filed with any tax authority;

(ii) there is no existing Tax audit or proceeding between any Glad Party and any Tax authority with respect to, or which may have an effect on, the Glad Global Business; there are no claims for Taxes that have been asserted or proposed in writing against any Glad Party with respect to, or which may have an effect on, the Glad Global Business; and

(iii) there are no Liens for Taxes, nor any pending or threatened Liens for Taxes, upon any property or assets of the Glad Global Business, except for Liens for current Taxes not yet due.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(m) Entire Business. Except for (i) the Clorox Excluded Assets, (ii) the properties, assets and other rights used by Clorox and its Subsidiaries to conduct the Clorox Services and (iii) the properties, assets and other rights used by the Glad Parties to conduct the Glad Existing International Business, the Clorox Contribution constitutes all of the properties, assets, contracts and other rights necessary for the conduct of the Glad Global Business as currently conducted by the Glad Parties consistent with past practice.

(n) Affiliate Transactions. Except for transactions and other matters subject to the JV Accounting Principles or the Related Agreements and for the Clorox Services, there are no agreements, arrangements, undertakings or other transactions between the Glad Global Business and any other business or division of Clorox, except for transactions in the ordinary course of business on terms comparable in all material respects to those that it would obtain in a comparable arm’s length transaction with a third party that is not an Affiliate.

(o) Employee Benefit Matters. Each employee benefit plan, severance, change-in-control or employment plan, program or agreement, stock option, bonus plan, or incentive plan or program of the Glad Parties with respect to employees engaged in conducting the Glad Global Business (such plans, the “Clorox Benefit Plans”) has been administered and is in compliance with the terms of such Clorox Benefit Plan and all applicable laws, rules and regulations except where the failure thereof does not and will not, individually or in the aggregate, result in Liability that has or will have a Material Adverse Effect. No litigation or administrative or other proceeding involving any Clorox Benefit Plan has occurred or, to the knowledge of the Clorox Parties, is threatened where an adverse determination would result in Liability that has or will have a Material Adverse Effect.

(p) Insurance. The Glad Parties have insurance policies with respect to the assets and Liabilities attributed to the Glad Global Business that are of the type and in amounts that are adequate to protect and conduct the Glad Global Business. There is no material claim by Clorox or any of its Subsidiaries pending under any of such insurance policies.

Section 4.3 Representations and Warranties of P&G.

Each of the P&G Parties hereby jointly and severally represents and warrants to the Clorox Parties as follows, subject to the exceptions set forth on the P&G Disclosure Schedule:

(a) P&G Equipment. The P&G Parties or their Affiliates have, and at the Closing the Clorox Parties will receive, good and marketable title to the P&G Equipment, free and clear of all Liens except for Permitted Liens. The P&G Equipment is in good condition and, to the extent installed, has been reasonably maintained consistent with standards generally followed in the industry, and is suitable for use as it is currently used and as currently expected to be used in connection with the Glad Global Business after the Closing.

(b) Legal Proceedings. As of the date of this Agreement, there is no material litigation, proceeding or governmental investigation to which the P&G Parties or their Affiliates is a party pending or, to the knowledge of the P&G Parties, threatened against P&G or its Subsidiaries or relating to the P&G Equipment or the transactions contemplated by this Agreement or which seeks to restrain or enjoin the consummation of any of the transactions contemplated hereby. None of the P&G Parties is a party to, nor is the P&G Equipment subject to, any material judgment, writ, decree, injunction or order entered by any court or Governmental Authority (domestic or foreign).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 4.4 Survival of Representations and Warranties

The representations and warranties given by the Parties in this Article IV and contained in the certificates delivered pursuant to Article VIII will survive until the eighteen (18) month anniversary of the Closing Date, at which time such representations and warranties will terminate and have no further force or effect except for any claim of breach that has been made in writing to Clorox (in the case of any breach of representation or warranty by the Clorox Parties) or the P&G Parties (in the case of any breach of representation or warranty by the P&G Parties) prior to such termination.

ARTICLE V

GOVERNANCE

Section 5.1 Board of Managers.

(a) The day-to-day business of the Joint Venture will be managed by the Clorox Partners, under the direction and control of the board of managers of the Joint Venture (the “Board”). The Board will consist of five (5) managers or such other number (but in no event fewer than three (3)) as may be established from time to time by the Board. The Clorox Partners and the P&G Partners will be entitled to representation on the Board in proportion to their respective JV Interests, provided that the number of managers that each of the Clorox Partners (together) and the P&G Partners (together) may appoint will be rounded to the nearest whole number. Notwithstanding the foregoing, during the Term, the P&G Partners (together) will have the right to appoint at least one member of the Board. The remaining members of the Board will be appointed by the Clorox Partners, provided that, in the event the total number of members is adjusted, the Clorox Partners will in all cases have the right to appoint a majority of the Board. In the event the P&G Partners exercise the P&G Option, the P&G Partners’ representation on the Board will be adjusted, if necessary, so as to comply with this Section 5.1(a). Each JV Partner will have the right to remove and designate replacements of those members of the Board appointed by it, and each JV Partner agrees to take any actions necessary to cause such designations or removals in accordance with this Section 5.1 to be given immediate effect, and to give effect to decisions of the Board validly taken in accordance with the terms hereof. The initial Board will consist of Warwick Every-Burns, Wayne Delker, Greg Frank and Larry Peiros as the Clorox Partners’ appointees and Robert McDonald as the P&G Partners’ appointee. Replacement Board members designated by the P&G Partners will be reasonably acceptable to Clorox. The Board will appoint by majority vote one of its members appointed by the Clorox Partners to preside at meetings of the Board.

(b) The P&G Partners will also be entitled to designate in writing to Clorox up to two (2) representatives reasonably satisfactory to Clorox to attend all meetings of the Board in a nonvoting observer capacity (the “P&G Observers”). Such representatives will receive copies of all notices, minutes, consents, and other materials as and when provided to the members of the Board, provided that all such representatives must agree to be bound by the same policies and agreements relating to confidentiality with respect to information concerning the Joint Venture as apply to the members of the Board appointed by the P&G Partners.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(c) Notwithstanding the foregoing, the provisions of this Article V will not entitle any Person to receive any information from any Clorox Partner in the event and to the extent that: (i) such information would be subject to attorney-client or other legally-recognized privilege except for its being provided to such Person and (A) based on the reasonable advice of its counsel the Clorox Partner determines that such privilege would no longer be available in the event the information was disclosed to such Person and (B) the Clorox Partner desires to retain the availability of such privilege with respect to such information, (ii) such information is subject to confidentiality obligations of the Clorox Partners to third parties, which obligations existed prior to the date of this Agreement and would be breached by the disclosure to such Person or (iii) such information is determined by Clorox reasonably and in good faith as being information that could be used by the P&G Partners to the competitive disadvantage of any business of operations of Clorox and its Subsidiaries other than the Glad Global Business. Notwithstanding the foregoing, the Parties acknowledge and agree that they intend to minimize the amount of information not shared by the Clorox Partners with the P&G Partners with respect to the Glad Global Business. Accordingly, the Clorox Partners agree to use their [* * *] efforts to identify and implement appropriate means to share such information while at the same time protecting the interests of the Joint Venture and the Clorox Partners.

(d) The Board has, subject to the control of the JV Partners, general supervision, direction and control of the business of the Joint Venture. The Board will have the general powers and duties typically vested in the board of directors of a corporation and all other powers and duties over the Joint Venture and its business except as expressly provided elsewhere in this Agreement, provided that the power of the Board will be no greater than the powers of the board of directors or equivalent governing body of any other business unit of Clorox, and the operations of the Glad Business will remain subject to in all respects, and the provisions of this Section 5.1 will in no way affect, any requirements for approval of the board of directors of Clorox with respect to any matter. Certain specific items that will be subject to Board-level authorization are identified in Sections 5.3, 5.4 and 5.5 hereof.

(e) The Joint Venture will be managed in the United States on a day-to-day basis by a Glad Leadership Team (“Glad Leadership Team”) that will consist of the executive management team for the Glad Business and will report to the Board. The composition of the Glad Leadership Team will consist primarily of representatives of [* * *]. The P&G Partners [* * *] Glad Leadership Team [* * *] position to be determined by the Board, and subject to the [* * *]. The representatives [* * *] on the Glad Leadership Team will [* * *] will be attributed to the [* * *].

(f) The persons designated by the P&G Partners as Board members, P&G Observers and [* * *] will all be employees of P&G or its Subsidiaries who have sufficient seniority, knowledge and experience to contribute to the success of the Glad Business.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(g) No member of the Board or P&G Observer will receive any compensation for serving as Board member or non-voting observer on the Board, other than reimbursement for reasonable out-of-pocket expenses for travel to and from meetings of the Board, which reimbursement will be paid by the Party appointing such Board member or non-voting observer.

(h) Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 7.1 hereof, all matters relating to the pricing of intercompany transfers and charges between or among any of the Clorox Partners will be decided by the Clorox Partners, in their sole discretion, and the Board will have no control whatsoever over such matters, provided that such intercompany transfers and charges are consistent with the JV Accounting Principles, this Agreement and the Related Agreements and the effects of all such intercompany transfers and charges on the calculation of Net Profits and Net Loss of the Joint Venture are eliminated therefrom in accordance with the JV Accounting Principles.

(i) The Board will have the right to form one or more committees of the Board and to delegate authority to such committees in its discretion, provided that the formation of any committee, its size, the identity of its members, and the scope of authority to be delegated to it will all subject to the unanimous approval of the Board.

Section 5.2 Meetings of the Board.

(a) The Board will meet at least six (6) times a year for the first two Fiscal Years of the Joint Venture and four (4) times annually thereafter. Regular meetings of the Board will be scheduled with at least five (5) Business Days notice. Special meetings of the Board for any purpose may be called at any time by the person selected to preside at meetings of the Board, upon at least two (2) Business Days notice unless waived by each member of the Board. Notice of the time and place of any meeting of the Board will be given to each Board member (i) personally communicated to them by telephone, and confirmed in writing by facsimile or electronic mail, or (ii) communicated by Federal Express or other comparable overnight courier service (receipt requested).

(b) Meetings of the Board will be held at the Joint Venture’s offices in Oakland, California, unless some other place is designated in the notice of the meeting. Any member of the Board may participate in a meeting by conference telephone or similar medium so long as all members of the Board participating in such meeting can hear one another and any such member will count towards the determination of the presence of a quorum. Accurate minutes of any meeting of the Board will be maintained by the person designated by the Board for that purpose.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(c) A quorum for any meeting of the Board will require the presence of (x) a majority of the total number of incumbent members of the Board and (y) at least one member appointed by the P&G Partners, which member must be a voting member. Any Board member may appoint another individual to act in his or her stead for a particular Board meeting by executing a written proxy that is delivered to the Board at the meeting and filed with the records of the Board with respect to such meeting. Any Board member making such an appointment will seek in good faith to provide that the person appointed will be of comparable seniority and/or experience with respect to the Joint Venture to such Board member. Except as otherwise set forth in this Agreement, an action or decision of the Board will require the consent or vote of a majority of its members. Except as otherwise provided in this Agreement or by applicable law, the action of a majority of the members of the Board present at any meeting at which there is a quorum, when duly assembled, is valid. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of members of the Board, if any action taken is approved by a majority of the required quorum for such meeting. If at any meeting of the Board that has been duly called or noticed, no Board member(s) appointed by the P&G Partners are present, such meeting will be adjourned and reconvened in two (2) Business Days, unless such adjournment has been waived by each of the members of the Board. Notice of the revised meeting date will be given to each Board member pursuant to the foregoing provisions excluding the number of days of advance notice. Notwithstanding the other provisions of this Section 5.2(c), in the event that no Board member(s) appointed by the P&G Partners are present at such reconvened meeting, such meeting will be deemed to have a quorum if a majority of the total number of Board members is present. Meetings of the Board will be delayed only once for lack of participation of the Board member(s) appointed by the P&G Partners. For purposes of clarification, all references to member(s) appointed by P&G Partners are to P&G Partners’ voting member(s) not Board Observers.

(d) With respect to a meeting which has not been duly called or noticed pursuant to the foregoing provisions, all transactions carried out at the meeting are as valid as if they had been carried out at a meeting regularly called and noticed if: (i) all members of the Board are present at the meeting, and sign a written consent to the holding of such meeting, (ii) a majority of the members of the Board are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of such meeting, which waiver, consent or approval will be filed with the other records of the Joint Venture or (iii) all members of the Board attend a meeting without notice and do not protest prior to the meeting or at its commencement that notice was not given to them.

(e) Any action required or permitted to be taken by the Board may be taken without a meeting and will have the same force and effect as if taken by a vote of Board at a meeting properly called and notice, if authorized by a writing signed individually or collectively by all, but not less than all, the members of the Board. Such consent will be filed with the records of the Joint Venture.

(f) A reasonably detailed agenda for any meeting of the Board will be supplied to each member of the Board at the same time notice of the meeting is given, together with other appropriate documentation relating to items on such agenda. Any member of the Board wishing to place a matter on the agenda of any meeting may do so by communicating with the person selected to preside at meetings of the Board.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 5.3 P&G Veto Rights.

(a) Notwithstanding anything in this Agreement to the contrary, during the Term, none of the following actions will be taken by the Clorox Partners or their Subsidiaries, regardless of whether such actions will have been approved by the board of directors of Clorox or any Clorox Partner, without either (x) the prior written consent of the P&G Partners or (y) the approval of a majority of the Board members appointed by the P&G Partners:

(i) any issuance of any JV Interest to any Person other than as expressly provided in this Agreement;

(ii) the incurrence or assumption of any Indebtedness to be attributed to the Joint Venture (other than Parent Loans attributed to the Joint Venture pursuant to Section 2.6) that would result in the aggregate outstanding Indebtedness attributed to the Joint Venture and the Glad Licensed Business at the time such Indebtedness is incurred or assumed (other than Parent Loans attributed to the Joint Venture pursuant to Section 2.6 and Affiliate Loans attributed to the Glad Licensed Business) to be in excess of [* * *] $[* * *] percent ([* * *]%) of the annual net sales attributed to the Joint Venture and the Glad Licensed Business for the prior four Fiscal Quarters;

(iii) any purchase or other acquisition of any business, division or Person that will be attributed to the Joint Venture for consideration (which will include the purchase price, plus the aggregate of (A) any Indebtedness assumed and (B) any Liabilities assumed that in the good faith estimation of the Board at the time the relevant acquisition agreement is executed will not be satisfied from cash flow of the acquired business or assets) in excess of [* * *] $[* * *] percent ([* * *]%) of the annual net sales attributed to the Joint Venture and the Glad Licensed Business during the prior four Fiscal Quarters;

(iv) subject to the provisions of Section 7.5(c), any sale, transfer or other disposition in any single transaction or series of related transactions (A) of any business, division or Person attributed to the Joint Venture, or (B) other than in the ordinary course of the conduct of the Glad Business of any assets attributed to the Joint Venture, which assets (x) are not obsolete, (y) are utilized in a material manner in the Glad Business at the time of such sale, and (z) are not being replaced with assets of comparable utility or value to the Glad Business, provided that in each case such business, division, Person or assets have a value in excess of [* * *] $ [* * *] percent ([* * *]%) of the annual net sales attributed to the Joint Venture and the Glad Licensed Business during the prior four Fiscal Quarters, and provided further that this Section 5.3(a)(iv) will not apply with respect to any sale of all or substantially all the business, assets and properties attributed to the Joint Venture;

(v) except as provided in this Agreement or the Related Agreements, any transaction with respect to the Glad Business between Clorox and any Affiliate of Clorox unless (x) (A) such transaction is [* * *] or is less than $[* * *] and (B) the terms of such transaction to be attributed to the Joint Venture are no less favorable than those that would be obtained in a comparable arm’s length transaction with a third party that is not Clorox or an Affiliate of Clorox (“Arm’s Length Terms”), (y) any effects of such transaction that would be attributed to the Joint Venture will be eliminated pursuant to the JV Accounting Principles or (z) such transaction is otherwise provided for pursuant to the JV Accounting Principles;

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(vi) any distributions made to the JV Partners with respect to the JV Interests other than from Distributable Cash Flow;

(vii) any internal restructuring of the method by which Clorox’s legal ownership of the Glad Business is held by Clorox and its Subsidiaries that, based on the facts and circumstances known at the time such restructuring is approved, has or will have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Glad Business;

(viii) any changes in the accounting policies of the Joint Venture so as to differ from the JV Accounting Principles, except as required by Governmental Authorities or except as required to conform to a general change being made by Clorox to its accounting policies as in effect throughout its businesses that, based on the facts and circumstances known at the time such change is approved, do not and will not adversely affect the relative economic interests hereunder of the P&G Partners, on the one hand, and the Clorox Partners, on the other hand;

(ix) the Glad Business [* * *];

(x) any termination of any [* * *], any failure to renew the term of any [* * *] or any change to the [* * *] terms of any [* * *] in each case prior to the earlier of (A) termination of [* * *] and (B) any [* * *]; and

(xi) any termination of any [* * *], any failure to renew the term of any [* * *] or any change to the [* * *] terms of any [* * *], in each case prior to the earlier of (A) termination of the [* * *] and (B) any [* * *].

(b) In the event that the Board designees of the P&G Partners fail to approve any action approved by a majority of the Board and the Joint Venture is prohibited from taking such action (a “P&G Veto”), the P&G Partners and Clorox will attempt to resolve such dispute by immediately submitting it for resolution to the respective chief executive officers of Clorox and P&G. The chief executive officers will negotiate in good faith to resolve the dispute in at least one face-to-face meeting to occur within thirty (30) days (the process of such submission and negotiation is referred to herein as “Escalation”). If the chief executive officers of Clorox and P&G are unable to resolve the dispute within thirty (30) days, the Joint Venture will be prohibited from taking such action and Clorox will have the ability to exercise its Call Right pursuant to Section 6.5(b)(i), if and only to the extent applicable (such thirty (30) day period, the “Resolution Period”).

Section 5.4 Business Plan, Budget and Reports to the Board.

(a) The preliminary business plan for the Joint Venture has been presented to the P&G Parties and agreed upon by the Parties. The preliminary business plan with respect to the use of the P&G Parties’ proprietary Forceflex and Impress technologies, which technologies are the subject of licenses under the P&G License Agreement, is attached as Exhibit D. All subsequent business plans as well as the long-term strategic plan for the Joint Venture will be submitted for approval to the Board, in a process that will be consistent with the submission and approval process of Clorox for the board of directors of Clorox. The business plan and the long-term strategic plan will be regularly reviewed by management, and material proposed revisions to the then-current business plan and long-term strategic plan will be submitted to the Board for approval.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) The preliminary budget for the Joint Venture is attached as Exhibit E. All subsequent budgets for the Joint Venture will be submitted for approval to the Board, in a process that will be consistent with the submission and approval process of Clorox for the board of directors of Clorox. The budget will be regularly reviewed by management, and material proposed revisions to the then-current budget will be submitted to the Board for approval.

(c) The Board will determine the additional reports and other information about the Joint Venture that is to be provided to the members of the Board on a scheduled, periodic basis.

Additional information about the Joint Venture will be provided to individual members of the Board upon reasonable request, provided that it is understood that such requests should not be unduly burdensome or otherwise of such a nature as to interfere with the customary operations of the Glad Business or cause the Glad Business to operate other than in the ordinary course.

Section 5.5 Additional Items for Board Approval.

(a) Any candidate to become a member of the Glad Leadership Team must be submitted to and approved by the Board prior to becoming a member of such Glad Leadership Team. The Board will have the right to meet with any such candidate prior to acting with respect to him or her, and if the Board declines to do so then the P&G Partners will have an opportunity to meet with such candidate prior to the Board acting with respect to such candidate. The Board may also designate other key employee positions in the Glad Business with respect to which it must approve the candidates, and which the Board will have the right to interview prior to their appointment (and which the P&G Partners will have an opportunity to meet with if the Board declines).

(b) All new Significant Contracts to be attributed to the Joint Venture in whole, and the portions of any Significant Contracts to be attributed to the Joint Venture in part, will be submitted to and subject to the approval of the Board, in a process that will be consistent with the submission and approval process of Clorox for the board of directors of Clorox.

(c) The establishment of a direct presence or exclusive distributorship arrangement in any country where Clorox and its Affiliates do not conduct business directly or through an exclusive distributor with respect to the Glad Global Business brands as of the Closing will be submitted to and subject to the approval of the Board, in a process that will be consistent with the submission and approval process of Clorox for the board of directors of Clorox.

(d) Any (i) assumption or incurrence of Indebtedness (other than Parent Loans) in excess of $[* * *] or (ii) purchase or other acquisition and any sale, transfer or other disposition of any business, division or Person that will be attributed to the Glad Business that will not be subject to the prior consent of P&G pursuant to Sections 5.3(a)(ii), 5.3(a)(iii) or 5.3(a)(iv) hereof will be submitted to and subject to the approval of the Board.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

ARTICLE VI

TRANSFERS OF INTEREST; TERM AND TERMINATION

Section 6.1 General; Restrictions on Transfers.

(a) No JV Partner may Transfer all or any part of its JV Interests except to a Permitted Transferee, or pursuant to Section 2.7 hereof. For purposes of clarification, in the event Clorox engages in any Third-Party Sale, Clorox will assign to the transferee, and the transferee will assume, this Agreement as part of such Third-Party Sale as well as all Related Agreements other than those Related Agreements that by their terms will terminate in connection with such Third-Party Sale. All Transfers of JV Interests will be effected by written notice of such Transfer to the Joint Venture. Upon receipt of such notice, the JV Interests of the JV Partners will be modified to reflect any Transfer effected in accordance with this Agreement. Notwithstanding the foregoing, any sale, transfer or assignment of a JV Interest or this Agreement to a Subsidiary of the transferring Party will not relieve the transferring Party of its obligations hereunder

(b) No JV Partner will Transfer all or any part of its JV Interest to any Person (including any Permitted Transferee that is not already bound by the terms of this Agreement) without such transferee executing and the transferring Party delivering to the Board and any non-transferring Party a written agreement to be bound by the terms of this Agreement and all Related Agreements in form and substance reasonably satisfactory to the Board and the non-transferring Parties. Any Transfer by a JV Partner of all or any part of its JV Interest must be in compliance with all applicable federal and state securities laws, and the provisions of this Section 6.1(b) and the other provisions of this Article VI.

(c) Any Transfer or attempted Transfer by a JV Partner in violation of this Section 6.1 will be null and void and of no force or effect whatever. Each JV Partner who is a transferring Party hereby further agrees to hold the Joint Venture and every other JV Partner and its Affiliates wholly and completely harmless from any cost, Liability, or damage (including Liabilities for income taxes and costs of enforcing this indemnity) incurred by any of such indemnified Persons as a result of a Transfer or an attempted Transfer in violation of this Agreement. For the avoidance of doubt, the provisions of this Section 6.1 do not limit in any respect any Transfer by any Clorox Partner of any business, assets or properties of the Glad Business, including without limitation a Third Party Sale pursuant to Section 6.7 hereof; provided, such Clorox Partner has assigned to the transferee and the transferee has assumed this Agreement and all Related Agreements to the extent required by the terms of Section 6.1.

Section 6.2 Effect of Transfers on Distributions among JV Partners.

Upon the occurrence of a Permitted Transfer of a JV Interest during any Fiscal Year, Net Profits, Net Losses, each item thereof, and all other items attributed to such JV Interest for such Fiscal Year will be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Board. Except as otherwise provided in Section 3.4(c)(v), all distributions on or before the date of a Permitted Transfer will be made to the transferor, and all distributions thereafter will be made to the transferee. Solely for purposes of making such allocations and distributions, a Permitted Transfer will be recognized upon the Board’s receipt of (i) written notice stating the date such Interest was transferred and such other information as the Board may reasonably require and (ii) the written agreement to be executed by the Permitted Transferee agreeing to be bound by the terms of this Agreement pursuant to the requirements of Section 6.1 hereof. The Board will incur no Liability for making allocations and distributions in accordance with the provisions of this Section 6.2 whether or not the Board has knowledge of any Transfer of ownership of any JV Interest.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 6.3 Term of Joint Venture.

(a) The term of the Joint Venture (the “Term”) will commence at the Closing and will expire on the twenty-year anniversary of the Closing Date (the “Initial Term”), unless earlier terminated pursuant to the provisions of Sections 6.4, 6.5, 6.6 or 6.7 hereof. Either the P&G Partners or Clorox may deliver written notice to the other not less than five (5) years prior to the end of the Initial Term requesting that the Term be extended for an additional ten (10) years after the end of the Initial Term. If the Party receiving the notice agrees to such extension, the Term will terminate on the thirty-year anniversary of the Closing Date, unless earlier terminated pursuant to the provisions of Sections 6.4, 6.5, 6.6 or 6.7 hereof. If the Party receiving the notice does not agree to such extension, the Term will automatically terminate at the end of the Initial Term. The expiration of the Term will not relieve any Party from any liability it may have to any other Party arising out of or relating to acts or omissions prior to such expiration.

(b) The provisions of Section 6.3, 7.2, 7.3, 7.4, 9.1(b) and 9.2, and Articles X and XI shall survive any termination or expiration, in whole or in part, of this Agreement. The termination or expiration of this Agreement will not relieve either Party of any liability it may have to the other Party arising out of or relating to acts or omissions occurring prior to expiration or termination.

Section 6.4 P&G Put Rights.

(a) The P&G Partners will have the right to sell to Clorox, and upon exercise of such right Clorox (or the Clorox Partner designated by Clorox) will be required to purchase, all (but not less than all) of the P&G Partners’ JV Interests, including the P&G Option (if the sale is to occur during the Option Exercise Period and the P&G Option is not yet exercised) (the “Put Right”) in the event of (x) any Change of Control of Clorox as set forth in Section 6.4(a)(i) below or (y) the failure to cure certain breaches by Clorox Partners as set forth in Section 6.4(a)(ii) below.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(i) In the event a Clorox Change of Control occurs during the Term, Clorox will provide the P&G Partners with written notice of the Clorox Change of Control (a “Change of Control Notice”) within [* * *] after the closing of the transaction resulting in the Clorox Change of Control. The P&G Partners may irrevocably exercise their Put Right in connection with such Clorox Change of Control by delivering written notice of such irrevocable exercise to Clorox within [* * *] days after the receipt of the Change of Control Notice. The purchase price payable by Clorox to the P&G Partners for such JV Interests and the P&G Option (if unexercised but exercisable) will be paid to the P&G Partners and will be cash equal to the Fair Market Value of their respective JV Interests and the P&G Option (if unexercised, but exercisable) as of the date of closing of such Clorox Change of Control, but will be reduced by the applicable Services Termination Amount, if any, pursuant to Section 6.8 hereof. If the P&G Partners do not deliver a written exercise notice to Clorox within the [* * *] period referred to above, the Put Right will terminate and Clorox will have no further obligation with respect to the Put Right with respect to such Clorox Change of Control, provided that such termination will not in any way affect and the P&G Partners will retain all rights pursuant to this Section 6.4 with respect to any future Clorox Change of Control.

(ii) In the event a Clorox Partner knowingly breaches in any material respect a material obligation of a Clorox Partner under the provisions of this Agreement or any Related Agreement during the Term, the P&G Partners will have the right to provide Clorox with written notice of such breach. The Clorox Partners will then have a period of [* * *] to attempt to cure such breach (which period will be suspended to the extent Clorox is contesting the breach in good faith). If the Clorox Partners do not cure such breach in all material respects within such [* * *] period, the P&G Partners and Clorox will attempt to resolve such dispute by Escalation. If the chief executive officers of Clorox and P&G are unable to resolve the dispute within thirty (30) days, P&G Partners may exercise its Put Right in connection with such material breach within [* * *] after the end of such thirty-day period. The purchase price payable by Clorox to the P&G Partners for such JV Interests and the P&G Option (if unexercised, but exercisable) will be cash equal to Fair Market Value of the P&G Partners’ JV Interests and the P&G Option (if unexercised, but exercisable) as of the date of [* * *] with respect to such breach, provided that for purposes of this Section 6.4(a)(ii), the Fair Market Value of P&G Partners’ initial Ordinary JV Interest of ten percent (10%) and Class C Interest during the period commencing on the Closing Date and ending on the [* * *] anniversary of the Closing Date will be an aggregate of no less than $140 million. If the P&G Partners do not deliver an exercise notice to Clorox within the [* * *] period referred to above, their Put Right will terminate and Clorox will have no further obligation with respect to the Put Right with respect to such Clorox Partner breach and any related matters of which the P&G Partners have actual knowledge, provided that such termination will not in any way affect and the P&G Partners will retain all rights pursuant to this Section 6.4 with respect to any future Clorox Partner breach. In addition, the P&G Partners will have the right, but not the obligation, to terminate the P&G Services Agreement at the time of exercise of its Put Right pursuant to this Section 6.4(a)(ii).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) The closing of any sale of a JV Interest pursuant to exercise by P&G Sub of a Put Right pursuant to this Section 6.4 will take place at the principal office of Clorox on the [* * *] after final determination of Fair Market Value of the JV Interest being sold, provided that all material orders, consents and approvals of Governmental Authorities legally required for the closing of such sale will have been obtained and be in effect. At such closing, Clorox (or the Clorox Partner designated by Clorox) will deliver the purchase price in immediately available funds in the appropriate amount (unless other consideration has been mutually agreed upon by the P&G Partners and Clorox). The P&G Partners will deliver their JV Interests to Clorox (or the Clorox Partner designated by Clorox) free and clear of all Liens, and the Term of the Joint Venture will terminate as of such closing.

Section 6.5 Clorox Purchase of P&G JV Interest.

(a) In the event of any termination or expiration of the Term in accordance with Section 6.3, Clorox (or the Clorox Partner designated by Clorox) will purchase, and the P&G Partners will be required to sell to Clorox or such Clorox Partner, all of the JV Interests held by the P&G Partners. In the event of a purchase by Clorox pursuant to this Section 6.5(a) due to a termination of the Term, the purchase price for the JV Interests of the P&G Partners will be the Fair Market Value of such JV Interests, which Fair Market Value will be calculated as of the date on which the Term is to terminate.

(b) Clorox will also have the right, but not the obligation, to purchase, and upon exercise of Clorox’s right the P&G Partners will be required to sell to Clorox (or the Clorox Partner designated by Clorox), all of the P&G Partners’ JV Interests, including the P&G Option if such exercise by Clorox is within the Option Exercise Period and the P&G Option is not yet exercised, (the “Call Right”) for a cash purchase price of Fair Market Value in the event of (x) the failure to resolve certain P&G Vetoes within the Resolution Period as set forth in Section 6.5(b)(i) below or (y) the failure to cure certain breaches by P&G Partners as set forth in Section 6.5(b)(ii) below.

(i) In the event Clorox and the P&G Partners fail pursuant to Section 5.3(b) to resolve a dispute with respect to a P&G Veto pursuant to (A) Section 5.3(a)(iii), (B) Section 5.3(a)(iv) or (C) Section 5.3(a)(v) with respect to a transaction that is on Arm’s Length Terms, Clorox will have the right to exercise its Call Right by providing written notice to the P&G Partners of such exercise (a “Deadlock Notice”) within [* * *] of the end of the Resolution Period, and if Clorox does not provide the P&G Partners with a Deadlock Notice in a timely manner in accordance with this Section 6.5(b)(i), all rights of Clorox to exercise its Call Right with respect to such P&G Veto will terminate, provided that such termination will not in any way affect and Clorox will retain all rights pursuant to this Section 6.5 with respect to any future P&G Veto. Fair Market Value of the P&G Partners’ JV Interests and the P&G Option (if exercisable but unexercised) for purposes of a purchase pursuant to this Section 6.5(b)(i) will be determined as of the date of the [* * *], provided that for purposes of this Section 6.5(b)(i), the Fair Market Value of the P&G Partners initial Ordinary JV Interest of ten percent (10%) and Class C Interest during the period commencing on the Closing Date and ending on the [* * *] anniversary of the Closing Date will be an aggregate of no less than $140 million.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(ii) In the event a P&G Partner knowingly breaches in any material respect a material obligation of a P&G Partner under the provisions of this Agreement or any Related Agreement during the Term, Clorox will have the right to provide the P&G Partners with written notice of such breach. The P&G Partners will then have a period of [* * *] to attempt to cure such breach (which period will be suspended to the extent the P&G Partners are contesting the breach in good faith). If the P&G Partners do not cure such breach in all material respects within such [* * *] period, the P&G Partners and Clorox will attempt to resolve such dispute by Escalation. If the chief executive officers of Clorox and the P&G Partners are unable to resolve the dispute within thirty (30) days, Clorox may exercise its Call Right in connection with such material breach within [* * *] after the end of such thirty-day period. The purchase price payable by Clorox to the P&G Partners for such JV Interests and the P&G Option (if unexercised but exercisable) will be cash equal to Fair Market Value [* * *] with respect to such breach. If Clorox does not deliver an exercise notice to the P&G Partners within the [* * *] period referred to above, its Call Right will terminate and the P&G Partners will have no further obligation with respect to the Call Right with respect to such P&G Partner breach and any related matters of which Clorox has actual knowledge, provided that such termination will not in any way affect and Clorox will retain all rights pursuant to this Section 6.4 with respect to any future P&G Partner breach. In addition, Clorox will have the right, but not the obligation, to terminate the P&G Services Agreement at the time of exercise of its Call Right pursuant to this Section 6.5(b)(ii).

(c) The closing of any sale of a JV Interest and the P&G Option pursuant to an exercise by Clorox of a Call Right pursuant to this Section 6.5 will take place at the principal office of Clorox on the [* * *] after final determination of Fair Market Value of the JV Interest being sold, provided that all material orders, consents and approvals of Governmental Authorities legally required for the closing of such sale will have been obtained and be in effect. At such closing, Clorox (or the Clorox Partner designated by Clorox) will deliver the purchase price in immediately available funds in the appropriate amount (unless other consideration has been mutually agreed upon by the P&G Partners and Clorox). The P&G Partners will deliver their JV Interests to Clorox (or the Clorox Partner designated by Clorox) free and clear of all Liens, and the Term of the Joint Venture will terminate as of such closing.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 6.6 Tag-Along Rights.

(a) With respect to any proposed direct or indirect sale, transfer or assignment (which will not include a bona fide pledge of assets) by any Clorox Partner of all or substantially all of the Glad Global Business (other than such a sale, transfer or assignment to a Clorox Affiliate), Clorox will have the obligation, and each P&G Partner will have the right (the “Tag-Along Right”), to require the proposed transferee to purchase from each P&G Partner all, but not less than all, its JV Interests, and the P&G Option if the Tag-Along Right is exercised during the Option Exercise Period and the P&G Option is not yet exercised, at a price equal to Fair Market Value, and upon the same other terms and conditions as to be given to the Clorox Partners, provided that in order to be entitled to exercise their Tag-Along Right, the P&G Partners must agree to give the same indemnities as the Clorox Partners agree to make in connection with the proposed sale, transfer or assignment, which obligations will be borne by the P&G Partners on a pro rata basis based on the relative Ordinary JV Interests of all the JV Partners but in the case of each P&G Partner will in no event exceed ten percent (10%) of the sale proceeds received by such P&G Partner. In addition, the purchase price payable to the P&G Partners will be reduced by the applicable Services Termination Amount, if any, pursuant to Section 6.8 hereof. With respect to the P&G Option if the P&G Option is unexercised but exercisable, the P&G Partners will receive from the proceeds otherwise payable to the Clorox Partners the amount by which the Fair Market Value of the Ordinary JV Interest and Class A Interest subject to the P&G Option exceeds the Option Price. The purchase price payable to the P&G Partners for the P&G Option (if the P&G Option is unexercised, but exercisable) will therefore be the greater of (i) zero and (ii) an amount equal to (x) the Fair Market Value of the Ordinary JV Interest and Class A Interest to be acquired by the P&G Partners upon exercise of the P&G Option minus (y) the then-applicable Option Price (and the amount of the purchase price payable to the Clorox Parties will be reduced by an equal amount). Upon completion of such sale the P&G Option will terminate.

(b) Clorox must give notice to the P&G Partners of each proposed sale, transfer or assignment (which will not include a bona fide pledge of assets) giving rise to a Tag-Along Right at least [* * *] prior to the proposed consummation of such sale, transfer or assignment, setting forth the JV Interest proposed to be so sold, transferred or assigned, the name and address of the proposed transferee, the proposed amount of consideration therefor and terms and conditions agreed to by the proposed transferee. The Tag-Along Right must be exercised by a P&G Partner within [* * *] days following receipt of the Clorox notice, by delivery of a written irrevocable notice to Clorox indicating exercise of the Tag-Along Right. If the proposed transferee fails to complete its purchase from any P&G Partner that has properly exercised its tag-along rights, then Clorox will not be permitted to make the proposed Transfer, and any such attempted sale, transfer or assignment will be void and of no effect. If a P&G Partner exercises its Tag-Along Rights, the closing of the purchase will take place concurrently with and as part of the closing of the sale of the Glad Global Business, and the Term of the Joint Venture will terminate as of such closing.

Section 6.7 Drag Along Rights.

(a) If at any time during the Term, any Clorox Partner enters into an agreement to consummate a transaction constituting a direct or indirect sale of all or substantially all of the Glad Global Business (other than a Clorox Change of Control) (a “Third-Party Sale”), then upon the written demand of Clorox, each P&G Partner will agree to sell all its JV Interests, and the P&G Option if the Third-Party Sale is during the Option Exercise Period and the P&G Option is not yet exercised, and at a price equal to the Fair Market Value for such JV Interests, and upon the same other terms and conditions as to be given to the Clorox Partners, provided that in order to be entitled to exercise their rights in connection with a Third Party Sale, the P&G Partners must agree to give the same indemnities as the Clorox Partners agree to make in connection with the proposed sale, transfer or assignment, which obligations will be borne by the P&G Partners on a pro rata basis based on the relative Ordinary JV Interests of all JV Partners but in the case of each P&G Partner will in no event exceed ten percent (10%) of the sale proceeds received by such P&G Partner. Notwithstanding the foregoing, with respect to any a Third-Party Sale that occurs prior to [* * *] anniversary of the Closing Date, the purchase price to be paid to the P&G Partners in such Third-Party Sale for P&G’s initial Ordinary JV Interest of ten percent (10%) and Class C Interest will be an aggregate of no less than $140 million. With respect to the P&G Option if the P&G Option is unexercised but exercisable, the P&G Partners will receive from the proceeds otherwise payable to the Clorox Partners the amount by which the Fair Market Value of the Ordinary JV Interest and Class A Interest subject to the P&G Option exceeds the Option Price. The purchase price payable to the P&G Partners for the P&G Option (if the P&G Option is unexercised, but exercisable) will therefore be the greater of (i) zero and (ii) an amount equal to (x) the Fair Market Value of the Ordinary JV Interest and Class A Interest to be acquired by P&G upon exercise of the P&G Option minus (y) the then-applicable Option Price (and the amount of the purchase price payable to the Clorox Parties will be reduced by an equal amount). Upon completion of such sale the P&G Option will terminate. Clorox agrees it will not enter into a Third-Party Sale, unless otherwise agreed by the P&G Partners, without obtaining an opinion from a nationally-recognized investment banking firm selected by Clorox, which investment banking firm is not otherwise entitled to any financial advisor’s or similar fee in connection with the Third-Party Sale, [* * *].

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) Clorox may exercise its rights in connection with a Third-Party Sale at any time during the Term upon written notice to the P&G Partners, setting forth the name and address of the proposed transferee, the proposed amount of consideration therefor and terms and conditions agreed to by the proposed transferee, provided that Clorox will use [* * *] efforts to give notice to the P&G Partners at least [* * *] prior to the proposed consummation of any such Third-Party Sale. Each P&G Partner will consent to and raise no objections to the proposed transaction and will take all other actions necessary or desirable to cause the consummation of such Third-Party Sale on the terms proposed by Clorox. If Clorox exercises its rights to cause a sale pursuant to this Section 6.7, the closing of the purchase will take place concurrently with and as part of the closing of the sale of the Glad Global Business, and the Term of the Joint Venture will terminate as of such closing. If the proposed transferee fails to complete its purchase from any P&G Partner at the closing of any Third-Party Sale, then Clorox will not be permitted to make the proposed Third-Party Sale, and any such attempted sale, transfer or assignment will be void and of no effect.

(c) Clorox further agrees that in the event that it [* * *] Third Party Sale, it will notify the P&G Partners and if the P&G Partners notifies Clorox in writing within [* * *] of receipt of such notice that P&G has made a good faith determination to pursue [* * *], Clorox and P&G will negotiate [* * *] days with respect to [* * *] by P&G of the [* * *] on terms satisfactory to each of Clorox and P&G, provided that the provisions of this Section 6.7(c) will in no way obligate Clorox to notify or negotiate with P&G in the event Clorox receives a [* * *] for a Third Party Sale, and provided further that it is understood that in the event P&G and Clorox do not enter into a binding agreement with respect to such a purchase on terms and conditions satisfactory to each Party in its sole discretion within such [* * *] day period, Clorox will have the right thereafter to [* * *] into a Third Party Sale with any other Person.

Section 6.8 Services Termination Amount.

(a) In the event the P&G Services Agreement is terminated by P&G pursuant to Section 8.2(b) of the P&G Services Agreement in connection with an exercise by P&G Partners of their Put Right pursuant to Section 6.4(a)(i) hereof or their Tag-Along Right pursuant to Section 6.6 hereof, the aggregate purchase price payable to the P&G Partners with respect to their JV Interests pursuant to such Sections 6.4(a) and 6.6, as applicable, will be reduced as follows:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Date of P&G Notice of Termination	Purchase Price Reduction
On the Closing Date	$[* * *]
On the one-year anniversary of the Closing Date	$[* * *]
On the two-year anniversary of the Closing Date	$[* * *]
On the three-year anniversary of the Closing Date	$[* * *]
On the four-year anniversary of the Closing Date	$[* * *]
On the five-year anniversary of the Closing Date	$[* * *]
On the six-year anniversary of the Closing Date	$[* * *]
On the seven-year anniversary of the Closing Date	$[* * *]
On the eight-year anniversary of the Closing Date	$[* * *]
On the nine-year anniversary of the Closing Date	$[* * *]
On and after the ten-year anniversary of the Closing Date	[* * *]

To the extent that the date of the P&G notice of termination is delivered other than on one of the anniversary date referenced above, the purchase price reduction will equal the sum of the purchase price reduction on the immediately succeeding anniversary date referenced above plus the product of (i) the number of days until the immediately succeeding anniversary date divided by 365 and (ii) the purchase price reduction amount on the immediately preceding anniversary date minus the purchase price reduction amount on the immediately succeeding anniversary date.

ARTICLE VII

CERTAIN AGREEMENTS

Section 7.1 Personnel; Provision of Services.

(a) During the Term, the Clorox Parties will make certain corporate services and employees available to provide services to the Glad Business and the Glad Licensed Business on terms and conditions as detailed on Exhibit F (such services, the “Clorox Services”). The cost of the Clorox Services with respect to the Glad Business and the Glad Licensed Business will be attributed to the Joint Venture as set forth on such Exhibit F, which Exhibit F will be consistent with the JV Accounting Principles. Exhibit F also sets forth provisions providing for the modification or termination of the Clorox Services. All costs and expenses that will otherwise be attributed to the Joint Venture or the Glad Licensed Business with respect to employees of Clorox or the Clorox Parties will be attributed solely in accordance with the JV Accounting Principles. Under no circumstances will the Clorox Services be considered for tax purposes to be given in exchange for any portion of the Clorox Parties’ JV Interest.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) During the Term, P&G will make certain services and employees available to provide services to the Glad Business and the Glad Licensed Business on terms and conditions as provided in the P&G Services Agreement attached as Exhibit B hereto. In addition, P&G will have the right to propose that additional employees provide services to the Glad Business and the Glad Licensed Business from time to time in business functions in which P&G thinks such employees would be of benefit to the Glad Business or the Glad Licensed Business, as the case may be. Any such proposals by P&G with respect to the Glad Business will be reviewed by the Glad Leadership Team and the Board, and must be approved by the Board prior to being implemented. Any such proposals by P&G with respect to the Glad Licensed Business will be reviewed by The Glad Products Company and the International Affiliate conducting the relevant Glad Local Business. Any such employees will be provided to the Glad Business or the Glad Licensed Business, as the case may be, at their actual cost to P&G and its Subsidiaries, which cost will be attributed to the Joint Venture in a manner consistent with the JV Accounting Principles.

Section 7.2 Non-Competition.

(a) In order to further the business of the Joint Venture and to protect the Intellectual Property and other contributions of the Parties to the Joint Venture, each of Clorox and P&G agrees that during the Term, and P&G agrees that for [* * *] thereafter (unless otherwise provided herein), it will not, and it will cause its Subsidiaries not to, directly or indirectly conduct, engage in, manage, own, operate, invest in or license the right to use any trademark, tradename or Specific Technology for use in connection with, any Competing Business anywhere in the world other than through the Joint Venture and the Glad Global Business.

(b) Notwithstanding the foregoing, the provisions of this Section 7.2 will not prohibit, restrict or prevent Clorox, P&G or their respective Subsidiaries from:

(i) engaging in a [* * *] so long as the aggregate revenues to Clorox and its Subsidiaries or P&G and its Subsidiaries, as applicable, from all such [* * *],

(ii) acquiring not more than [* * *] percent ([* * *]%) of any class of publicly traded equity securities of any Person,

(iii) acquiring [* * *] percent ([* * *]%) or more of any class of capital stock of any Person that directly or indirectly through one or more Subsidiaries or otherwise has a [* * *] operations as long as (x) such [* * *] percent ([* * *]%) of such acquired Person’s [* * *] acquisition and (y) the portion of such Person’s business that engages in the [* * *] is sold or disposed of no later than [* * *] after the [* * *] by Clorox, P&G or their respective Subsidiaries (as applicable),

(iv) investing in any Person [* * *] operations as long as (w) such [* * *] percent ([* * *]%) of such acquired Person’s [* * *] acquisition, (x) such investment [* * *] percent ([* * *]%) of any [* * *] interests of such Person, (y) the investor does not, directly or indirectly, direct or cause the direction of, or participate in, the [* * *] of such Person, and (z) the Person that directly or indirectly [* * *] and its Subsidiaries will [* * *] (A) any trademark or tradename of the investor or any of the investor’s Affiliates [* * *] or (B) any [* * *] owned, licensed or otherwise held by the investor or any of the investor’s Affiliates,

(v) with respect to [* * *] with respect to which (A) the license of any P&G Technology has terminated pursuant to Section 7.1 of the P&G License Agreement and (B) the Glad Global Business does not conduct any business in such country or license any third party to conduct such business,

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(vi) [* * *] if (A) the license of any P&G Technology for use [* * *] has terminated pursuant to Section 7.1 of the P&G License Agreement and (B) the Joint Venture [* * *] any business in the [* * *] or license any third party [* * *] such business,

(vii) [* * *] directly or indirectly [* * *] or [* * *] any product currently [* * *] or [* * *] by [* * *] (“Existing Product”) which Existing Product would be deemed [* * *], or

(viii) [* * *], co-marketing products of P&G or its Subsidiaries that are [* * *] with products of a third party Competing Business that are [* * *].

(c) As used in this Section 7.2, “Competing Business” means the [* * *] bags, wraps, straws or covered containers [* * *] but excluding [* * *].

(d) The restrictions contained in this Section 7.2 will terminate with respect to P&G and its Subsidiaries in the event of an exercise by P&G of its Put Right pursuant to Section 6.4(a)(ii) hereof. The expiration or termination of this Section 7.2 will not affect any of the Parties’ rights under the P&G License Agreement.

(e) In order to further the business of the Joint Venture and to protect the Intellectual Property and other contributions of the Parties to the Joint Venture, during the Term of this Agreement and for [* * *], P&G [* * *]. For purposes of clarification, P&G will not be deemed to be in breach hereof if any products based on [* * *] by a customer or broker (or a subsequent customer or broker) [* * *], so long as P&G and its Subsidiaries [* * *]. Nothing herein will prevent P&G or its Subsidiaries from selling to any third party [* * *] (except as set forth in the immediately preceding two sentences).

Section 7.3 Confidentiality; Non-Disclosure.

(a) Each of Clorox and P&G will, and will cause their respective Subsidiaries, directors, officers, employees and any other Person to whom such Party discloses information with respect to the Joint Venture, to hold in confidence all documents furnished to it, by or on behalf of the other Party in connection with the transactions contemplated by this Agreement. For purposes of this Section 7.3, references to information of a Party or to disclosure of information by or to a Party shall in each case include information of, disclosure by and disclosure to Affiliates of such Party.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b) During the Term, Clorox and P&G and their respective Subsidiaries, directors, officers, employees and other representatives will be given access to non-public, proprietary information that relates to the other’s past, present, and future research, development, business activities, products, services, and technical knowledge, as well as non-public information relating to the Glad Global Business and the Joint Venture, including without limitation the information provided with respect to the Glad Global Business and the Joint Venture to the Board, the members of the Glad Leadership Team, and the P&G Observers and the financial and other information made available to the Parties pursuant to Sections 7.9 and 9.1 hereof (collectively, “Confidential Information”). The Parties acknowledge that certain of the Confidential Information could be used by one Party to the competitive disadvantage of the business or operations of the other Party unrelated to the Joint Venture or the Glad Global Business, and therefore agree as follows with respect to all the Confidential Information:

(i) the Confidential Information of the disclosing Party may be used by the receiving Party only in connection with the Joint Venture and the Glad Global Business;

(ii) each Party agrees to protect, and to cause their respective Subsidiaries, directors, officers, employees and any other Person to whom such Party discloses Confidential Information of the other Party, to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event will either Party exercise less than reasonable care in protecting such Confidential Information;

(iii) access to any Confidential Information of the other Party will be restricted to (A) the members of the Board and (B) the P&G Observers, members of the Glad Leadership Team, and those other employees and other personnel of the Parties that (x) are made available to perform services with respect to the Joint Venture or the Glad Licensed Business pursuant to Section 7.1 as provided therein, or (y) otherwise need to know such Confidential Information for purposes of conducting the business of the Joint Venture or the Glad Licensed Business or implementing this Agreement or any Related Agreement (collectively, “Authorized Persons”). Each Party will cause the Authorized Persons of such Party not to disclose any Confidential Information to any other Person who is not an Authorized Person. Each Party will establish internal ethical walls and other policies and procedures reasonably satisfactory to the other Party to prevent the disclosure of Confidential Information of the other Party other than to Authorized Persons and other than for the purposes of providing services to or otherwise conducting the business of the Joint Venture or implementing this Agreement or any Related Agreement;

(iv) all Confidential Information made available hereunder, including copies thereof, will be returned or destroyed upon the first to occur of (A) the termination of the Joint Venture or (B) any request by the disclosing Party, unless the receiving Party is otherwise allowed to retain such Confidential Information. Either Party may retain, subject to the terms of this Section 7.3, copies of the other’s Confidential Information required for compliance with record keeping or quality assurance requirements or other applicable legal requirements; and

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(v) nothing in this Agreement will prohibit or limit Clorox’s or P&G’s (or their Subsidiaries’) use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (A) previously known to it without an obligation of confidence, (B) independently developed by or for it, (C) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (D) which is or becomes publicly available through no breach of this Agreement. For avoidance of doubt, this Section 7.3 does not limit the disclosure by the Clorox Parties of information with respect to the Glad Global Business to Clorox and its Subsidiaries in the event such information does not include any Confidential Information disclosed by the P&G Parties.

(c) Each Party further acknowledge and agree that it is possible that certain uses of its own Confidential Information could be detrimental to the Joint Venture or the Glad Global Business, and each Party will use [* * *] efforts to avoid any such detrimental use.

(d) Notwithstanding the provisions of this Section 7.3, the Parties agree that each of the other Parties may disclose Confidential Information to one or more third parties in a due diligence investigation being conducted by such third party in connection with a Third Party Sale or a transaction that would result in a Clorox Change of Control, in the case of the Clorox Partners, or a transaction that would result in a P&G Change of Control, in the case of the P&G Partners. Prior to any disclosure of Confidential Information pursuant to this Section 7.3(d), the third party to whom such information is to be disclosed must have agreed to keep in confidence all Confidential Information to be disclosed to such third party, and the Party hereto disclosing such Confidential Information will be responsible for any disclosure of the Confidential Information by such third party.

Section 7.4 Non-Solicitation.

Each of Clorox and P&G agrees that the solicitation for employment by it or its Subsidiaries of employees of the other Party whom the soliciting Party becomes aware of as a result of the Joint Venture or the Glad Licensed Business would have an adverse impact on the Parties. Each of Clorox and P&G agrees that during the Term and for [* * *] thereafter it will, and it will cause its Subsidiaries to, take [* * *] steps to prevent its employees from making such solicitations; to use [* * *] efforts to cause itself and its Subsidiaries to enforce such prohibition; and, to the extent that it becomes aware of any such solicitation occurring within itself or any of its Subsidiaries, to take [* * *] action to cause such solicitation to immediately cease. In the event of any breach of these non-solicitation obligations, the Parties agree to conduct good faith discussions and negotiations to determine a mutually acceptable means of addressing such breach, provided that in no event will there be any penalty for any inadvertent breach of this provision by any Party.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 7.5 Agreement to Cooperate; Further Assurances; Other Matters.

(a) Subject to the terms and conditions of this Agreement, each of the Parties will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings, and will actively take all reasonable steps to pursue such waivers, consents and approvals for a period not to exceed three (3) months, after which period either Clorox or P&G will have the right to terminate this Agreement if such waivers, consents and approvals have not been received such that the condition to closing set forth in Section 8.1(b) has not been satisfied or if the Closing has not otherwise occurred. The Parties will timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”) and any similar foreign legislation. Each Party will furnish to the other such necessary information and assistance as such Party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. or foreign governmental agency, including any filings necessary under the provisions of the HSR Act. Notwithstanding anything to the contrary in this Agreement, no Party nor any of their Affiliates will be required to make any disposition, including any disposition of, or any agreement to hold separate, any Subsidiary, asset or business, and no Party nor any of their Affiliates will be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such Party of the transactions contemplated hereby and by the Related Agreements, taken as a whole or adversely affect any other business of such Party or its Affiliates. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Parties and their respective Affiliates will execute such further documents (including assignments, acknowledgments and consents and other instruments of transfer) and will take such further action as will be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement, in each case to the extent not inconsistent with applicable law.

(b) P&G will have the right [* * *] year, upon reasonable notice to Clorox to have an independent public accounting firm review and audit that portion of the books, records and accounts of the Glad Business with respect to those transactions attributed to the Glad Business that are between Clorox and any Affiliate of Clorox for which the consent of P&G is not sought pursuant to Section 5.3(a)(v) by reason of such transactions being within the scope of Section 5.3(a)(v)(x). P&G agrees to cause any review conducted pursuant to this Section 7.5(b) to be conducted in a manner so as not to unreasonably interfere with the normal business operations of the Glad Business.

(c) In the event the Clorox Partners or any of their Subsidiaries wish to [* * *] of any business, division, Person or asset for which transaction the consent of the P&G Partners is required pursuant to [* * *], Clorox will notify the P&G Partners and if the P&G Partners notifies Clorox in writing within [* * *] of receipt of such notice that the P&G Partners has made a [* * *] to pursue a [* * *] business, division, Person or asset, Clorox and the P&G Partners will negotiate [* * *] for a period not to exceed [* * *] with respect to [* * *] by the P&G Partners of such business, division, Person or asset, on terms [* * *] Clorox and the P&G Partners, provided that it is understood that in the event the P&G Partners and Clorox do not enter into a binding agreement with respect to [* * *] to each Party in [* * *] within such [* * *] day period, Clorox will have the right thereafter to [* * *] and enter into a [* * *] of such business, division, Person or asset with any other Person.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(d) In the event of a Third-Party Sale by Clorox, Clorox will determine the actuarial liabilities with respect to the pensions of any defined benefit pension plans maintained by Clorox or any Affiliate which are subject to the funding requirements of Section 412 of the Code in which personnel engaged in the Glad Global Business at the time of the proposed sale are participating (the “Defined Benefit Plans”), based on the same actuarial assumptions that Clorox uses to fund the Defined Benefit Plans over time. Clorox will determine the pro rata portion of those actuarial liabilities attributable to Glad Global Business personnel who will become employees of the purchaser in connection with the proposed sale (the “Pro Rata Portion”) assumed as compared to the total actuarial liabilities for the Defined Benefit Plans. Clorox will propose that the purchaser accept a spin-off of the Pro Rata Portion to a tax-qualified defined benefit pension plan maintained by the purchaser for its own employees (a “Purchaser Plan”) to such assets for the benefit of the Glad Global Business personnel who become employees of the purchaser in connection with the proposed sale. To the extent the purchaser negotiates a transaction in which an amount different from the Pro Rata Portion is spun off from the Defined Benefit Plans to the Purchaser Plan then (i) if the purchaser accepts an amount less than the Pro Rata Portion, P&G Sub will receive an amount equal to (A) its Ordinary JV Interest percentage multiplied by (B) the difference between the Pro Rata Portion and the actual amount accepted by the purchaser and (ii) if the purchaser acquires more than the Pro Rata Portion, P&G Sub’s purchase price received for its interest in the Joint Venture will be decreased by an amount equal to (A) its Ordinary JV Interest percentage multiplied by (B) the difference between the amount proposed by Clorox in accordance with the immediately preceding sentence and the actual amount accepted by the purchaser. With respect to any post-retiree healthcare benefits not assumed by the third party purchaser, the JV Partners will divide that expense between them, based on their proportionate share of the actuarial liabilities with respect to such benefit programs calculated on the basis of their relative Ordinary JV Interests.

(e) Prior to the Closing, the Clorox Parties will deliver to the P&G Parties a supplement to Schedules 2.2(a)(i) and 2.2(a)(iii) setting forth the amounts of the eliminations and additions referenced therein (the “Supplemental Schedule”).

Section 7.6 Public Statements.

Before any Party or any Affiliate of such Party will release any information concerning this Agreement or the matters contemplated hereby which is intended for or may result in public dissemination thereof, they will cooperate with the other Parties, will furnish drafts of all documents or proposed oral statements to the other Parties, provide the other Parties the opportunity to review and comment upon any such documents or statements and will not release or permit release of any such information without the consent of the other Parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of any of its Affiliates are traded.

Section 7.7 Conduct of Business.

(a) The Clorox Parties agree that prior to the Closing Date, without the prior written consent of the P&G Partners, which consent will not be unreasonably withheld, as may be expressly permitted or contemplated by this Agreement or as may be set forth in Section 7.7 of the Clorox Disclosure Schedule hereto, the Clorox Parties will cause the Glad Global Business:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(i) to be conducted in the usual, regular and ordinary course of business consistent with past practice, and will use [* * *] efforts to preserve intact the Glad Global Business, keep available the services of their employees and preserve their relationships with customers, suppliers, licensees, licensors, distributors, agents and others having business dealings with the Glad Global Business;

(ii) to (A) maintain its inventory of supplies, parts and other materials and keep its books of account, records and files, in each case in the ordinary course of business consistent with past practice, (B) maintain its promotional activities and expenditures in the ordinary course of business consistent with past practice and (C) maintain in full force and effect property damage, liability and other insurance with respect to the Glad Global Business and its assets and properties providing coverage against such risks and in at least the amounts as provided by the insurance policies currently maintained by the Clorox Parties with respect to the Glad Global Business to the extent reasonably available;

(iii) not to sell, transfer or otherwise dispose of any business, assets, rights or properties of the Glad Global Business other than (A) sales of obsolete or worn-out equipment or other assets no longer used in the Glad Global Business not exceeding a value in excess of $[* * *] individually or $[* * *] in the aggregate, (B) sales of inventory in the ordinary course of business, (C) sales, transfers or other dispositions of assets or properties that will be replaced prior to the Closing with assets or properties of a comparable value or utility that will be attributed to the Glad Global Business or (D) sales, transfers or dispositions in the ordinary course of the Glad Global Business consistent with past practice and not exceeding a value in excess of $[* * *] individually or $[* * *] in the aggregate not otherwise included in the foregoing clauses (A) through (C); and

(iv) not to take any action for which the consent of the P&G Partners would be required after the Closing Date pursuant to Section 5.3(a) hereof.

(b) Notwithstanding the provisions of Section 7.7(a), the Parties agree that cash and cash equivalents (excluding petty cash) of the Glad Global Business prior to Closing will be a Clorox Excluded Asset pursuant to the provisions of Section 2.2(b) hereof. The Clorox Parties will have the right to remove any such cash or cash equivalents (excluding petty cash) from the Glad Global Business prior to the Closing, subject to the representation and warranty contained in Section 4.2(a)(ii) hereof.

(c) The P&G Parties agree that prior to the Closing Date, without the prior written consent of Clorox, the P&G Parties will not sell, transfer or otherwise dispose of (i) any P&G Equipment or (ii) the Forceflex Technology or Impress Technology (in each case as such terms are defined in the P&G License Agreement) to be licensed to the Clorox Parties pursuant to the P&G License Agreement. The P&G Parties agree that they will comply with the provisions of Section 7.4 of the form of License Agreement attached as Exhibit A, which provisions are incorporated by reference herein.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 7.8 International Relationships.

The Parties have agreed that to the extent the Glad Global Business expands to establish operations in any country other than the United States, Canada, Australia New Zealand, China, Philippines, Hong Kong, Costa Rica, Korea and South Africa (a “New Country”), the Parties will enter a relationship in such New Country, which relationship will, at the election of the Clorox Partners, either (a) have a structure and be on terms substantially similar to those under the JV Sublicense Agreements and the Glad License Agreements for the International Licensees or (b) have the structure and be on the terms set forth on Exhibit G hereto, in each case unless the Parties mutually determine that such structure would result in material adverse tax consequences to P&G or Clorox, in which case P&G and Clorox will negotiate in good faith to modify the structure as necessary to avoid such adverse tax consequences. The Parties do not intend for the provisions of this Section 7.8 to specify any particular operational structure to be used in any New Country or to set in advance compensation to be received by P&G or its Affiliates in connection with any services that may be provided by P&G or its Affiliates as a service provider to the operations in such New Country. The Parties agree to use all [* * *] efforts and to negotiate in good faith to complete the documentation necessary to implement any such relationship. For the avoidance of doubt, in the event that notwithstanding the provisions of this Section 7.8, the Parties are unable to agree upon the implementation of any such relationship in any country, such failure will not prevent the Glad Global Business from entering into operation in the country in question.

Section 7.9 Sublicenses of P&G Intellectual Property.

(a) To the extent The Glad Products Company or its Affiliates, on behalf of the Joint Venture, sublicenses any of the Intellectual Property licensed to it by P&G Sub under the P&G License Agreement to any Affiliate of Clorox, each of The Glad Products Company and the other Clorox Parties agree as follows during the term of any such sublicense:

(i) to [* * *] with respect to [* * *] relating to the licensees under any such sublicenses and the [* * *] conducted by such licensees. For purposes of this Section 7.9(a), materiality will be judged based on the Glad Licensed Business taken as a whole, provided that (i) [* * *] Glad Local Business, (ii) any [* * *] in excess of $[* * *] and (iii) any [* * *] that will be attributed to any Glad Local Business that [* * *] will be deemed to be material;

(ii) to provide P&G Sub with copies of the information and reports such Party receives from the licensees under any such sublicenses, and upon the reasonable request of P&G Sub, obtain from the licensees under such sublicenses, additional information concerning the Glad Licensed Business;

(iii) not to [* * *], to the extent such Party has the right under any such sublicense to [* * *] with respect to the Joint Venture and the Glad Business; and

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(iv) to use [* * *] efforts to cause the licensees under any such sublicenses to conduct the Glad Local Businesses conducted by such licensees in a manner not inconsistent with the overall strategic direction of the Glad Business, but subject to local market conditions and other circumstances of the jurisdictions in which such Glad Local Businesses are conducted.

(b) P&G will have the right [* * *] year, upon reasonable notice to The Glad Products Company, to have an independent public accounting firm review and audit the books, records and accounts of the Glad Licensed Business, at P&G’s expense. P&G agrees to cause any review conducted pursuant to this Section 7.9(b) to be conducted in a manner so as not to unreasonably interfere with the normal business operations of the Glad Licensed Business.

ARTICLE VIII

CONDITIONS PRECEDENT TO CLOSING

Section 8.1 Conditions to Each Party’s Obligations.

The respective obligations of each Party to consummate the transactions contemplated by this Agreement to occur at the Closing will be subject to the fulfillment of the following conditions on or prior to the Closing Date:

(a) no statute, rule, regulation, executive order, decree, or preliminary or permanent injunction will have been enacted, entered, promulgated or enforced by any state, federal or foreign court of competent jurisdiction or Governmental Authority which prohibits consummation of the transactions contemplated by this Agreement and the Related Agreements, whether temporary, preliminary or permanent; provided, however, that subject to the terms of this Agreement the Parties will use their [* * *] efforts to have such order, decree or injunction vacated;

(b) the waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act will have expired or been earlier terminated; and

(c) all orders, consents and approvals of Governmental Authorities legally required for the consummation of the transactions contemplated by this Agreement will have been obtained and be in effect at the Closing Date, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect upon the Company or its future business or results of operations.

Section 8.2 Conditions to the Closing Obligations of the Clorox Parties.

The obligations of the Clorox Parties to consummate the transactions contemplated by this Agreement to occur at the Closing will be subject to the fulfillment of the following additional conditions:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(a) The P&G Parties will have performed in all material respects their obligations under this Agreement and any Related Agreement required to be performed by them at or prior to the Closing Date, and the representations and warranties of the P&G Parties set forth in this Agreement (i) that are qualified as to Material Adverse Effect will be true and correct in all respects and (ii) that are not so qualified will be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty specifically speaks to a specified date, in which case such representation or warranty will have been true and correct as of such date, and the Clorox Parties will have received a certificate to such effect dated the Closing Date signed on behalf of the P&G Parties by an executive officer thereof; and

(b) The P&G Parties will have duly authorized, executed and delivered to the Clorox Parties at or prior to the Closing Date each of the Related Agreements to which it is a party, and each such Related Agreements will be in full force and effect.

Section 8.3 Conditions to the Closing Obligations of the P&G Parties.

The obligations of the P&G Parties to consummate the transactions contemplated by this Agreement to occur at the Closing will be subject to the fulfillment of the following additional conditions:

(a) the Clorox Parties will have performed in all material respects their obligations under this Agreement and any Related Agreement required to be performed by them at or prior to the Closing Date, and the representations and warranties of the Clorox Parties set forth in this Agreement (i) that are qualified as to Material Adverse Effect will be true and correct in all respects and (ii) that are not so qualified will be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that any such representation or warranty specifically speaks to a specified date, in which case such representation or warranty will have been true and correct as of such date, and in the case of each of the representations and warranties to the extent relating to the Glad Existing International Business will not be subject to any exceptions other than as set forth in the Clorox Disclosure Schedule that would reasonably be expected to have a Material Adverse Effect, and the P&G Parties will have received a certificate to such effect dated the Closing Date signed on behalf of the Clorox Parties by an executive officer of Clorox;

(b) each Clorox Party will have duly authorized, executed and delivered to the P&G Parties at or prior to the Closing Date each of the Related Agreements to which it is a party, and each such Related Agreement will be in full force and effect; and

(c) the Clorox Parties shall have delivered the Supplemental Schedule to the P&G Parties.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

ARTICLE IX

ACCOUNTING; TAX MATTERS

Section 9.1 Accounting.

(a) The accounting principles and policies adopted with respect to the Joint Venture are set forth on Exhibit H hereto (the “JV Accounting Principles”). The JV Accounting Principles shall also apply to the conduct of the Glad Licensed Business.

(b) Each JV Partner will be supplied with estimates of income and other information necessary to enable such JV Partner to prepare in a timely manner its U.S. federal, state and local income estimated tax returns (and extension payments, if any) and such other financial or other statements and reports that the Board deems appropriate; provided that each JV Partner will be provided with copies of Schedule K-1 for the Joint Venture for such Fiscal Year no later than seven (7) calendar months after the end of the first two Fiscal Years of the Joint Venture and no later than six (6) calendar months after the end of any Fiscal Year thereafter.

(c) Within (i) sixty (60) days after the end of each of the first eight Fiscal Quarters, and after the end of any Fiscal Quarter thereafter, (A) forty-five (45) days with respect to the Glad Business and (B) sixty (60) days with respect to each Glad Local Business and (ii) 120 days after the close of each of the first two Fiscal Years of the Joint Venture and within ninety (90) days after the end of any Fiscal Year thereafter, the Board will cause to be prepared in accordance with the JV Accounting Principles and submitted to each JV Partner the balance sheet of the Glad Business and each Glad Local Business as of the end of such period and a statement of income or loss and a statement of cash flows of the Glad Business and each Glad Local Business for such period.

(d) The Clorox Partners will keep or cause to be kept books and records pertaining to the business attributed to the Joint Venture showing all of its assets and Liabilities, receipts and disbursements, realized profits and losses, JV Partner’s Capital Accounts and all transactions attributed to the Joint Venture. Such books and records of the Joint Venture will be kept at the Glad Business headquarters in Oakland, California and the JV Partners and their representatives will at all reasonable times have free access thereto for the purpose of inspecting or copying the same.

(e) In case of a Transfer of all or part of the JV Interest of any JV Partner, the Board may cause the Joint Venture to elect, pursuant to Section 734, 743 and 754 of the Code to adjust the basis of the assets attributed to the Joint Venture; provided, however, the election under Section 754 will [* * *] to the Board’s discretion and such election will be made timely if [* * *] in connection with [* * *].

(f) The Parties acknowledge and agree that from time to time during the Term, as the Glad Business changes, adjustments may become necessary to the JV Accounting Principles or the provisions of this Agreement to maintain the intended relative economic interests of the Parties hereunder as well as the intended economic benefits to the Parties of this Joint Venture as effected by this Agreement as of the Closing. The Parties agree to negotiate in good faith to amend the JV Accounting Principles and this Agreement as may be necessary to maintain such relative economic interests and intended economic benefits, and any such adjustment or amendment pursuant to this Section 9.1(f) must be mutually agreed upon by all the JV Partners.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(g) Clorox’s internal audit group will perform a review at least once every 24 months of the financial statements and processes and procedures of the Glad Business, which review will be conducted in a manner consistent with that used for scheduled periodic reviews by such internal audit group of other Clorox businesses. The report with respect to such review will be provided to the Board.

(h) P&G will have the right [* * *] year, upon reasonable notice to Clorox to have an independent public accounting firm review and audit the books, records and accounts of the Glad Business, at P&G’s expense. P&G agrees to cause any review conducted pursuant to this Section 9.1(h) to be conducted in a manner so as not to unreasonably interfere with the normal business operations of the Glad Business.

Section 9.2 Tax Matters.

(a) The taxable year of the Joint Venture will be the same as its Fiscal Year.

(b) The JV Partners agree and acknowledge that the Joint Venture will not be subject to the provisions of Sections 6221, et. seq., of the Code. The JV Partners further agree that the Joint Venture will not elect, nor will any JV Partner, the Board, or any other Person, elect on behalf of the Joint Venture, to cause the Joint Venture to be subject to said unified Tax Proceedings. Accordingly, no JV Partner will have any authority to represent the Joint Venture before the Internal Revenue Service or other Tax authority in a unified Tax proceeding, nor will any JV Partner have authority to sign any consent, enter into any settlement agreement, extend the statute of limitations, compromise any Tax dispute, or take any other action regarding a Tax audit proceeding on behalf of any other JV Partner (except that Clorox Parties may take such actions on behalf of other Clorox Parties). Each of Clorox and P&G Sub agree to keep the other informed as to the progress of Tax audits, examinations and proceedings of such Parties or their Affiliates that relate to Tax items attributable to the Joint Venture.

(c) The Board will cause to be prepared all federal, state and local tax returns of the Joint Venture for each year for which such returns are required to be filed and will cause such returns to be timely filed. The Board will determine the appropriate treatment of each item of income, gain, loss, deduction and credit attributed to the Joint Venture and the accounting methods and conventions under the tax laws of the United States, the several States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. Each JV Partner agrees that it will take no position on its tax returns inconsistent with the position taken on the Joint Venture’s tax returns. The Board on behalf of the Joint Venture may make all elections for federal income tax purposes; provided that, if such election would have a material adverse effect on P&G, the Board will provide notice to and consult P&G regarding such election.

(d) The JV Partners intend for the Joint Venture to be treated as a partnership for U.S. federal, state and local income tax purposes, and no JV Partner (nor any Person acting on behalf of the Joint Venture) will take any action inconsistent with such treatment.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification by Clorox Partners.

From and after the Closing Date, the Clorox Partners will jointly and severally indemnify and hold harmless the P&G Parties and their respective Affiliates, and the respective directors, officers, employees and agents of any of the foregoing and any of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “P&G Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities including, without limiting the generality of the foregoing, Liabilities for all reasonable attorneys’ fees and expenses (including attorney and expert fees and expenses incurred to enforce successfully the terms of this Agreement) (collectively, “Losses and Expenses”) suffered or incurred by any such P&G Indemnified Party arising from, relating to or otherwise in respect of, (a) any breach of, or inaccuracy in, any representation or warranty of the Clorox Parties contained in this Agreement or in the certificate delivered by the Clorox Parties pursuant to Section 8.3(a) of this Agreement, (b) any breach of any covenant or other agreement of the Clorox Parties contained in this Agreement, and (c) any Clorox Retained Liabilities. The aggregate indemnification obligations of the Clorox Partners pursuant to the foregoing clause (a), together with the indemnification obligations of such Persons with respect to breaches of representations and warranties under the P&G License Agreement, will be limited to a maximum of $28,000,000, and the Clorox Partners will have no indemnification obligations with respect to such clause (a) unless the aggregate of all Losses and Expenses relating thereto and with respect to breaches of representations and warranties under the P&G License Agreement for which the Clorox Partners would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $3,000,000 , and then only to the extent of any such excess. Any claims for indemnification pursuant to such clause (a) must be made prior to the date that is eighteen (18) months after the Closing Date. From and after the Closing Date, the Clorox Partners will further jointly and severally indemnify and hold harmless the P&G Indemnified Parties from and against any and all Losses and Expenses arising out of or related to any third party claim that any P&G Indemnified Party has any Liability or obligation with respect to any Liability attributed to the Joint Venture or arising out of or related to the Glad Business or the Glad Licensed Business, provided that such indemnification will not apply to any Liability or obligation for which any P&G Indemnified Party has agreed to provide indemnification or is otherwise expressly liable for pursuant to the terms of the Related Agreements.

Section 10.2 Indemnification by P&G Partners.

From and after the Closing Date, the P&G Partners will indemnify and hold harmless each of the Clorox Partners and their respective Affiliates, and the respective directors, officers, employees and agents of any of the foregoing, and any of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Clorox Indemnified Parties” and together with the P&G Indemnified Parties, the “Indemnified Parties”) from and against any and all Losses and Expenses suffered or incurred by any such Clorox Indemnified Party arising from, relating to or otherwise in respect of, (a) any breach of, or inaccuracy in, any representation or warranty of the P&G Parties contained in this Agreement or in the certificate delivered by the P&G Parties pursuant to Section 8.2(a) of this Agreement, (b) any breach of any covenant or other agreement of the P&G Parties contained in this Agreement and (c) any Permitted Liens existing as of the Closing with respect to the P&G Equipment. The aggregate indemnification obligations of the P&G Partners pursuant to the foregoing clause (a), together with the indemnification obligations of such Persons with respect to breaches of representations and warranties under the P&G License Agreement, will be limited to a maximum of $28,000,000, and the P&G Partners will have no indemnification obligations with respect to such clause (a) or with respect to breaches of representations and warranties under the P&G License Agreement, unless the aggregate of all Losses and Expenses relating thereto for which the P&G Partners would, but for this provision, be liable exceeds on a cumulative basis an amount equal to $3,000,000, and then only to the extent of any such excess. Any claims for indemnification pursuant to such clause (a) must be made prior to the date that is eighteen (18) months after the Closing Date.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 10.3 Third-Party Claims.

If a claim by a third party is made against an Indemnified Party hereunder, and if such Indemnified Party intends to seek indemnity with respect thereto under this Article X, such Indemnified Party will promptly notify Clorox, in the case of a P&G Indemnified Party, or P&G, in the case of a Clorox Indemnified Party (such person to be notified, the “Indemnifying Party”) in writing of such claims setting forth such claims in reasonable detail, provided that failure of such Indemnified Party to give prompt notice as provided herein will not relieve the Indemnifying Party of any of its obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party will have twenty (20) days after receipt of such notice to undertake, through counsel of its own choosing, subject to the reasonable approval of such Indemnified Party, and at its own expense, the settlement or defense thereof, and the Indemnified Party will cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel will be borne by such Indemnified Party. If the Indemnifying Party will assume the defense of a claim, it will not settle such claim without the prior written consent of the Indemnified Party, (a) unless such settlement includes as an unconditional term thereof the giving by the claimant of a release of the Indemnified Party from all Liability with respect to such claim or (b) if such settlement involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnified Party other than financial obligations for which such Indemnified Party will be indemnified hereunder. If the Indemnifying Party will assume the defense of a claim, the fees of any separate counsel retained by the Indemnified Party will be borne by such Indemnified Party unless there exists a conflict between them as to their respective legal defenses (other than one that is of a monetary nature), in which case the Indemnified Party will be entitled to retain separate counsel, the reasonable fees and expenses of which will be reimbursed by the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within twenty (20) days after the receipt of the Indemnified Party’s notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party will have the right to contest, settle or compromise the claim but will not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnification provisions set forth in this Article X are the sole and exclusive means of recovery of money damages with respect to the matters covered herein, except for fraud.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 10.4 Limitation on Losses and Expenses

Notwithstanding anything to the contrary contained herein, no Indemnifying Party will be liable for any punitive damages pursuant to this Agreement or any of the Related Agreements (it being understood that any punitive damages paid by any Indemnified Party to any third party will be considered direct damages not subject to this Section 10.4).

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments and Waivers.

This Agreement may be amended only by a written instrument executed by Clorox and the P&G Partners. Any amendment effected in accordance with the immediately preceding sentence will be binding on all of the Parties to this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 11.2 Successors, Assigns and Transferees.

The provisions of this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and Permitted Transferees, each of which will agree in a writing reasonably satisfactory in form and substance to Clorox and the P&G Partners to become a Party hereto and be bound to the same extent hereby as the transferor that has transferred the JV Interest. No Party to this Agreement may assign any of its rights or obligations under this Agreement to any person other than a Permitted Transferee without the prior written consent of the other Parties.

Section 11.3 Notices.

Any notices or other communications required or permitted hereunder will be sufficiently given if (a) delivered personally, (b) transmitted by facsimile (with written transmission confirmation), (c) mailed by certified or registered mail (return receipt requested) (in which case such notice will be deemed given on the third day after such mailing) or (d) sent by overnight Federal Express or other overnight courier (with written delivery confirmation), addressed as follows or to such other address of which the Parties may have given notice:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

To the Clorox Partners:

The Clorox Company
1221 Broadway
Oakland, CA 94612
Attention: General Counsel
Facsimile: (510) 271-1696
Telephone: (510) 271-4737
E-mail: pete.bewley@clorox.com

To the P&G Partners:

The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202
Attention: Jeffrey D. Weedman, Vice President
Facsimile: (513) 983-0911
Telephone: (513) 983-1921
E-mail: weedman.jd@pg.com

With copies to:

The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202
Attention: Chris Walther
Telecopy: (513) 983-2611
Telephone: (513) 983-8469
E-mail: walther.cb@pg.com

Section 11.4 Integration.

This Agreement, the Related Agreements and the documents referred to herein or therein, or delivered pursuant hereto or thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the Parties with respect to such subject matter.

Section 11.5 Severability.

If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all rights, powers and privileges of the Parties will be enforceable to the fullest extent permitted by law.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 11.6 Counterparts.

This Agreement may be executed in two or more counterparts, and by different Parties on separate counterparts each of which will be deemed an original, but all of which will constitute one and the same instrument.

Section 11.7 Governing Law.

This Agreement will be construed in accordance with, and the rights of the Parties will be governed by, the laws of the State of New York.

Section 11.8 Arbitration.

(a) The Parties will attempt in good faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Either Clorox or the P&G Partners may initiate negotiations on behalf of the Clorox Partners or the P&G Partners, as the case may be, by providing written notice in letter form to the other Party, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within five days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each of Clorox and the P&G Partners with full settlement authority will meet at a mutually agreeable time and place within ten (10) days of the date of the initial notice in order to exchange relevant information and perspectives, and to attempt to resolve the dispute. If the dispute is not resolved by these negotiations, the matter will be submitted to JAMS, or its successor, for mediation.

(b) Either Clorox or the P&G Partners may commence mediation on behalf of the Clorox Partners or the P&G Partners, as the case may be, by providing to JAMS and the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties will cooperate with JAMS and with one another in selecting a mediator from JAMS’ panel of neutrals, and in scheduling the mediation proceedings. The Parties covenant that they will participate in the mediation in good faith, and that Clorox, on the one hand, and the P&G Partners, on the other hand, will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties, provided that evidence that is otherwise admissible or discoverable will not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Clorox or the P&G Partners may initiate arbitration on behalf of the Clorox Partners or the P&G Partners, as the case may be, with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the Parties so desire. Unless otherwise agreed by the Parties, the mediator will be disqualified from serving as arbitrator in the case. The provisions of this Section 11.8 may be enforced by any court of competent jurisdiction, and the Party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Party against whom enforcement is ordered.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(c) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, which is not resolved through negotiation or mediation, will be determined by arbitration conducted in Oakland, CA, before a sole arbitrator based in the state of New York, in accordance with the laws of the State of New York for agreements made in and to be performed in that State. The arbitration will be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures unless Clorox and the P&G Partners agree to use its Streamlined Arbitration Rules and Procedures. The arbitrator’s decision and award with respect to the dispute referred to will be final and binding on the Parties and may be entered in any court with jurisdiction, and the Parties will abide by such decision and award.

(d) The arbitrator will, in its award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing Party, against the Party who did not prevail, if any.

Section 11.9 Injunctive Relief.

Each of the Parties acknowledges and agrees that pending the outcome of any arbitration proceeding pursuant to Section 11.8, each of the Parties will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and the Related Agreements in any court of competent jurisdiction solely for the purpose of maintaining the status quo, in addition to any other remedy to which they may be entitled pursuant to the terms hereof.

Section 11.10 Expenses.

Except as set forth in this Agreement and the Related Agreements, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby will be paid by the Party incurring such costs.

Section 11.11 No Third Party Beneficiaries.

Except for the rights of the Indemnified Parties pursuant to Article X, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or Liabilities of any nature whatsoever under or by reason of this Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 11.12 Guarantees by Clorox and P&G.

(a) In consideration of the P&G Parties entering into this Agreement, Clorox hereby fully and unconditionally guarantees that each of the Clorox Parties will fully perform and discharge when due all of its obligations and Liabilities under this Agreement and each of the Related Agreements, including but not limited to full and punctual payment and discharge when due of all of the Clorox Parties’ indemnification obligations to the P&G Indemnified Parties under this Agreement and each of the Related Agreements. The guarantee of Clorox pursuant to this Section 11.12(a) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by the Clorox Parties of such obligations and Liabilities when due and not of their collectibility only and is in no way conditioned upon any requirement that the P&G Parties first attempt to collect any of the obligations or Liabilities from the Clorox Parties, or upon any other contingency whatsoever. The obligations of Clorox hereunder are absolute and unconditional regardless of the validity or enforceability of this Agreement or any of the Related Agreements against any Clorox Partner. Clorox hereby waives any legal or equitable defense to the enforceability of the provisions of this Section 11.12(a).

(b) In consideration of the Clorox Parties entering into this Agreement, P&G hereby fully and unconditionally guarantees that each of the P&G Parties will fully perform and discharge when due all of its obligations and Liabilities under this Agreement and each of the Related Agreements, including but not limited to full and punctual payment and discharge when due of all of the P&G Parties’ indemnification obligations to the P&G Indemnified Parties under this Agreement and each of the Related Agreements. The guarantee of P&G pursuant to this Section 11.12(b) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by the P&G Parties of such obligations and Liabilities when due and not of their collectibility only and is in no way conditioned upon any requirement that the Clorox Parties first attempt to collect any of the obligations or Liabilities from the P&G Parties, or upon any other contingency whatsoever. The obligations of P&G hereunder are absolute and unconditioned regardless of the validity or enforceability of this Agreement or any of the Related Agreements against any P&G Partner. P&G hereby waives any legal or equitable defense to the enforceability of the provisions of this Section 11.12(b).

(c) In consideration of the Clorox Parties entering into this Agreement and the License Agreement, P&G hereby fully and unconditionally guarantees that any Person to whom any Intellectual Property subject to the P&G License Agreement is transferred in accordance with Section 7.3 of the P&G License Agreement and any subsequent Persons to whom such Intellectual Property may be transferred (collectively, “IP Transferees”) will fully perform and discharge when due all of their obligations and Liabilities under the P&G License Agreement, including but not limited to any licenses granted pursuant to Article 2, Article 3 or Article 6 of the P&G License Agreement. The guarantee of P&G pursuant to this Section 11.12(b) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by the IP Transferees of such obligations and Liabilities when due and not of their collectibility only and is in no way conditioned upon any requirement that the Clorox Parties first attempt to collect any of the obligations or Liabilities from the IP Transferees, or upon any other contingency whatsoever. The obligations of P&G hereunder are absolute and unconditional regardless of the validity or enforceability of the License Agreement against any IP Transferee. P&G hereby waives any legal or equitable defense to the enforceability of the provisions of this Section 11.12(c).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Section 11.13 Effectiveness of Amendment and Restatement, Representations, Warranties and Agreements.

This Agreement amends and restates certain provisions of the Original Agreement and restates the terms of the Original Agreement in their entirety. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement shall have effect as of the Original Date unless expressly stated otherwise. This Agreement shall be effective as of the date that copies hereof have been executed and delivered by each of the Parties. Each of the representatives and warranties made in this Agreement shall be deemed to be made on and as of the Original Date and not made as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

THE CLOROX COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Group Vice President

THE GLAD PRODUCTS COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Vice President

GLAD MANUFACTURING COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Vice President

CLOROX SERVICES COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Vice President

[Signature Page to Amended and Restated Joint Venture Agreement]

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

THE CLOROX SALES COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Vice President

CLOROX INTERNATIONAL COMPANY

By:	/s/ Larry Peiros
Name: Larry Peiros
Title: Vice President

THE PROCTER & GAMBLE COMPANY

By:	/s/ Jeffrey D. Weedman
Name: Jeffrey D. Weedman
Title: Vice President, External Business
Development & Global Licensing

PROCTER & GAMBLE RHD, INC.

By:	/s/ Jeffrey D. Weedman
Name: Jeffrey D. Weedman
Title: Attorney-in-fact

[Signature Page to Amended and Restated Joint Venture Agreement]

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Exhibit C
Description of P&G Equipment

[* * *]

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Exhibit D
Preliminary Business Plan

[* * *]

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Exhibit E
Preliminary Budget

[* * *]

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXHIBIT F
CLOROX CORPORATE SERVICES

1.

Clorox Services and Personnel. Clorox will provide to the Glad Global Business payroll, product supply, project management, human resource services, information systems services, facilities services, treasury, tax, financial system and accounting services, legal services and other corporate services currently provided by Clorox, which are referred to as “Clorox Services” for purposes of this Agreement. Clorox will provide or will cause to be provided to the Glad Global Business the Clorox Services at such levels as the Glad Global Business may require from time to time. The Board will review on an annual basis the costs and quality of the Clorox Services and determine whether it continues to be in the best interest of the Glad Global Business for Clorox to continue to provide all such services. The Glad Leadership Team will monitor the Clorox Services on an ongoing basis and will report to the Board on an annual basis as to the results of its review of the Clorox Services and will provide the Board with any recommendations for changes in the Clorox Services. The Board will promptly act on any such recommendation by the Glad Leadership Team.

2.

Fees for Clorox Services. The fees Clorox will allocate to the Glad Global Business for the Clorox Services (the “Service Fees”) shall be consistent with the JV Accounting Principles and will include apportioned amounts for facilities leases and supplies, salaries, bonuses and benefits (including pension plan costs) of Clorox employees who perform the Clorox Services, operating supplies, utilities, telephone, computers and/or other expenses as appropriate. Clorox and the Glad Global Business will use [* * *] efforts to identify Clorox Services that can be assumed by the Glad Global Business and no longer provided by Clorox corporate (“Assumed Services”). In addition, if the Glad Global Business can obtain any Clorox Service from a third party at [* * *] than the allocated cost of Clorox providing such Clorox Service, it is contemplated that the Glad Global Business will outsource such service and it will no longer be provided by Clorox corporate (“Outsourced Services” and, together with the Assumed Services, the “Push Down Services”). To the extent a Clorox Service becomes a Push Down Service in any calendar year, the Service Fee for such year will be reduced by an amount (the “Push Down Credit”) equal to what the cost of providing such Clorox Service for that remainder of the calendar year (i.e. after the push down occurs) would have been based on the cost of providing such Clorox Service during the same period of the prior calendar year (determined in accordance with the JV Accounting Principles). To the extent that the Board of the Joint Venture unanimously determines to obtain any additional corporate services from Clorox (“Incremental Services”) in any calendar year, the Service Fee for such year will be increased by an amount (the “Supplemental Amount”) equal to the cost of providing such Incremental Services (which will thereafter be deemed Clorox Services) for the remainder of that calendar year.

(a)

The Base Service Fee allocated to the Glad Global Business for calendar year 2003 (the “2003 Base Service Fee”) will equal [* * *]% of the aggregate net sales of the Glad Global Business for calendar year 2002, as adjusted for the change in the Consumer Price Index during calendar year 2002 (i.e. if net sales in 2002 were $[* * *] million and the Consumer Price Index increased by [* * *]%, the 2003 Base Service Fee would equal $[* * *]). The actual Service Fee payable for 2003 will equal the 2003 Base Services Fee [* * *] the Push Down Credit for 2003 [* * *] the Supplemental Amount for 2003, if any

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

(b)

The base Service Fee (the “Base Service Fee”) allocated to the Glad Global Business for each calendar year (the “Relevant Year”) commencing in 2004 will equal the Service Fee actually paid in the immediately preceding calendar year [* * *] the Push Down Adjustment for the immediate preceding calendar year [* * *] the Incremental Services Adjustment for the immediately preceding calendar year, as adjusted for the change in the Consumer Price Index during the immediately preceding calendar year (i.e. if the 2003 Service Fee was $[* * *], the Push Down Adjustment for 2003 was $[* * *], the Incremental Services Adjustment was zero and the Consumer Price Index increased by [* * *]% the Base Service Fee would equal $[* * *]). The actual Service Fee payable for the Relevant Year will equal the Base Service Fee for the Relevant Year [* * *] the Push Down Credit for the Relevant Year [* * *] the Supplemental Amount for the Relevant Year, subject to the Cap and Floor described below.

The “Push Down Adjustment” for any calendar year will equal the sum of (x) the amount that the Push Down Credit would have been in such year had all Clorox Services that became Push Down Services in that calendar year become Push Down Services on the first day of that calendar year [* * *] (y) the actual Push Down Credit for that calendar year. The “Incremental Services Adjustment” for any calendar year will equal the sum of (A) the amount that the Supplemental Amount would have been in such year had all services that became Incremental Services in that calendar year become Incremental Services on the first day of that calendar year [* * *] (B) the actual Supplemental Amount for that calendar year.

(c)

In each calendar year beginning in 2004, the Services Fee will not be less than the Floor Amount (as defined below) for that calendar year of the aggregate net sales of the Clorox Global Business the immediately preceding calendar year nor greater than the Cap Amount (as defined below) for that calendar year of the aggregate net sales of the Clorox Global Business the immediately preceding calendar year. The Floor Amount will initially equal [* * *]% and the Cap Amount will initially equal [* * *]%. Beginning in 2004 the Floor Amount and the Cap Amount will be subject to adjustment annually as follows:

(i)

At such time as the sum of all Push Down Credits [* * *] all Push Down Adjustments [* * *] all Supplemental Amounts [* * *] all Incremental Services Adjustments occurring in or prior to a specific calendar year (the “Base Year”) exceeds [* * *]% of the aggregate net sales of the Glad Global Business in the Base Year (the percentage amount by which they exceed [* * *]% is referred to as the “Initial Adjustment Amount”), the Floor Amount and the Cap Amount for the immediately succeeding calendar year will be reduced by the Initial Adjustment Amount. The Floor Amount and the Cap Amount will remain at such lower levels unless and until further adjusted pursuant to this paragraph (c).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(ii)

To the extent that any additional Push Down Services are implemented after the Base Year (each year in which any such additional Push Down Service is implemented is referred to herein as an “Adjustment Year”), then the Floor Amount and the Cap Amount for the immediately succeeding year will be reduced by the percent of the aggregate net sales of the Glad Global Business in the Adjustment Year represented by the sum of the Push Down Credit for such Adjustment Year plus the Push Down Adjustment for such Adjustment Year, provided that the Floor Amount and the Cap Amount shall in no event be less than [* * *]. The Floor Amount and the Cap Amount will remain at such lower levels unless and until further adjusted pursuant to this paragraph (c).

(iii)

To the extent that the Board of the Joint Venture unanimously determines to obtain any Incremental Services after the Base Year (each year in which any such additional Incremental Services are first obtained is referred to herein as a “Supplemental Adjustment Year”), then the Floor Amount and the Cap Amount for the immediately succeeding year will be increased by the percent of the aggregate net sales of the Glad Global Business in the Supplemental Adjustment Year represented by the sum of the Supplemental Amount for such Supplemental Adjustment Year plus the Incremental Services Adjustment for such Adjustment Year. The Floor Amount and the Cap Amount will remain at such increased levels unless and until further adjusted pursuant to this paragraph (c).

	(d)	The aggregate Push Down Credits for 2003 and 2004 plus the aggregate Push Down Adjustments for 2003 and 2004 will equal at least $[* * *].

(e)

The “Consumer Price Index” means the Consumer Price Index of Urban Consumers, West Region All Items (base period 1982-1984=100), as published by the Bureau of Labor Statistics of the United States Department of Labor or, if such index is no longer published or the method of computation thereof is substantially modified, an alternative index of similar weighting and geographic focus selected by the Board.

3.

Payments. All Service Fees allocated to the Joint Venture pursuant to this Exhibit F shall be settled quarterly in arrears by the appropriate accounting entries. All Service Fees allocated to the Joint Venture hereunder will be expenses attributable to the Joint Venture in accordance with the Joint Venture Accounting Principles.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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4.

Outsourcing. Any of the Clorox Services may be terminated by the Board at any time during the Term of the Joint Venture and thereby become Outsourced Services, upon 180 days prior written notice to Clorox specifying the Clorox Services to be terminated and the date of such termination, in the event the Board determines (i) that the Glad Global Business can obtain such services from a third party at a lower cost to the Glad Global Business or (ii) that it is otherwise in the best interest of the Glad Business to discontinue such Clorox Services. Clorox’s actual direct costs incurred in connection with the termination of any Clorox Services that become Outsourced Services will be attributed to the Glad Global Business.

5.

Relationship of the Parties. All persons employed by Clorox or its affiliates in the performance of the Clorox Services shall be the sole responsibility of Clorox and its affiliates and P&G shall have no obligation or responsibility with respect thereto except as expressly provided herein. The persons assigned by Clorox to provide the Clorox Services shall at all times remain employees of Clorox or its Affiliates, as applicable, and shall not, for any purposes, be or be deemed to be employees of any of P&G and P&G shall have no obligation or responsibility with respect thereto, including responsibility for payment of compensation, benefits, insurance and taxes related to such persons except as expressly provided herein.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBIT G
TERMS OF INTERNATIONAL RELATIONSHIPS

Structure

New Entity Through US Joint Venture. In those countries in which the Glad business does not currently operate, the Clorox Parties will form an entity in the local country, which may be either a corporation or pass-through entity for United States tax purposes. The newly formed entity will be an asset deemed attributed to the United States Joint Venture. If the local entity is treated as a corporation for United States tax purposes, P&G will be directly issued one share of special voting stock equal to 10% of the vote in such entity, provided that such share shall not carry any dissenter’s appraisal or similar rights, and that with respect to any matter that requires a vote or consent of the shareholders of such corporation, P&G shall agree to vote such shares in the same manner that Clorox votes with respect to all matters other than those matters with respect to which P&G has a veto right as described below under “Governance – P&G Veto”.

Contribution. The Clorox Parties, on behalf of the joint venture, will contribute or license Intellectual Property rights associated with the Glad business to the newly formed entity and will contribute cash attributable to the joint venture to fund start-up costs. Cash distributions from the foreign entity to the Clorox Parties and proceeds from the sale of an interest in such entity received by the Clorox Parties will be distributed to the parties under the terms of the JV Agreement.

Distributions. The foreign entity will distribute or pay Distributable Cash Flow (either by distributions or royalty payments) of such entity to the Clorox Parties on an annual basis or, in the event the net profits of the business in the applicable jurisdiction exceed $[* * *] per annum, on a quarterly basis. For the avoidance of doubt, Distributable Cash Flow will be reduced by applicable foreign income and other taxes. Also, for the avoidance of doubt, P&G will be entitled to its share of Section 902 (income) and/or Section 901 (withholding) tax credits with respect to such Distributable Cash Flow.

Governance

International Board. The international operations of the joint venture will be governed by a board of managers (the “International Board”) that will have authority to make decisions with respect to the operations in all countries other than the United States in the same manner as the Board with respect to the United States operations.

●	Composition. The International Board will consist of the same members as the Board for the United States business, with the same board observers being appointed by P&G.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

●

Meeting and Procedures. Regular meetings of the International Board will be scheduled to occur immediately before or after the United States Board meetings. The terms with respect to the governance of the international operation will be substantially identical to the Joint Venture agreement for the United States, including with respect to meeting notice, voting, quorum, proxies and other similar procedural requirements, disclosure of information, expense reimbursement and other matters addressed in Sections 5.1 and 5.2 of the JV Agreement with respect to the Board in the United States.

●

Other Board Approvals. The Board shall review and approve the budget, business plan and other actions to be taken by the international business in the same manner as detailed in Section 5.4 and 5.5 of the JV Agreement with respect to the United States operations.

P&G Veto. P&G will have the same veto rights with respect to international operations as it does in the United States (subject to the same dollar and other thresholds). Vetoes will be subject to the same resolution procedure as provided in Section 5.3 of the JV Agreement.

Local Governance. The general managers of the Glad business in each country outside of the United States will report to the International Board. To the extent required by local law, local partnership entities may have a board or directors or other similar governing body in addition to the International Board, but no such local board or governing body shall have the authority to take any action for which approval of the International Board or P&G is required prior to such approval being obtained.

Transfer

Transfer Restrictions. The interests of the parties in the local partnership and license agreements described above will be subject to the same restrictions on transfer as set forth in the JV Agreement.

Tag-Along and Drag-Along. Internationally, the P&G affiliate will have the same tag-along rights in each country on equivalent terms as it has with respect to the Joint Venture in the United States. The Clorox affiliate will also have equivalent drag-along rights in each country, including with respect to any sale of the Glad business in the relevant country that is not part of the sale of the entire Glad business.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBIT H
Joint Venture Accounting Principles

General Approach
1.	Create an accounting framework that to the extent possible is simple, sustainable and accurate.
2.	Start with Clorox’s GAAP financial statements for each of Clorox and the relevant subsidiaries as a basis for preparing the pro-forma financial statements for the Glad Global Business in each country.
3.	Consistent application of Clorox and Glad Global Business accounting policies, principles, and processes.
	a.	Accounting Principles. The accounting principles of Clorox and the Glad Global Business will be the same in many respects, but to the extent they differ these Joint Venture Accounting Principles will govern. Any changes to the accounting principles of the Glad Global Business will be subject to P&G’s consent rights pursuant to Sections 5.3(a) and 9.1(f) of this Agreement, and any other provisions of this Agreement (or this Exhibit) requiring the consent of P&G. The initial accounting principles of the Glad Global Business will be the same as those of Clorox and its subsidiaries, except with respect to Clorox corporate overhead allocations and as provided in this Exhibit H.
	b.	Accounting Policies. The accounting policies for the Glad Global Business can be changed as required by GAAP, the rules and regulations of the Securities and Exchange Commission or statements of the Financial Standards Accounting Board. The accounting policies can also be changed in connection with changes to Clorox’s overall accounting policies, but in all cases subject to P&G’s consent rights pursuant to Sections 5.3(a) and 9.1(f) of this Agreement and any other provisions of this Agreement (or this Exhibit) requiring the consent of P&G.

Direct Costs and Allocated Costs
4.		The PWC report, the source documents referenced in the PWC report and the other materials underlying the PWC Report provide the basis for how indirect costs were allocated and direct costs were identified as of June 30, 2002. These allocations and identifications will be used during the Term, and changes to those allocations and identifications may only be made consistent with this Exhibit and with Exhibit F (Clorox Services).
5.		To the extent any costs that are attributable to the Glad Global Business on an allocated basis under Exhibit F are subsequently identified as direct costs attributable to the Glad Global Business, if they can be charged 100% to the Glad Global Business, Clorox will cause them to be directly charged to the Glad Global Business to the extent reasonably practicable.
6.		To the extent costs attributable to the Glad Global Business cannot be directly identified for the Glad Global Business they will be allocated on mutually agreed upon basis and in accordance with this Exhibit and with Exhibit F, where applicable.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

7.	The Glad Global Business will continuously work to improve the accuracy of any allocated costs attributed to the Glad Global Business on an on-going basis.
8.	Capital spending on direct property, plant and equipment (e.g. used 100% by the Glad Global Business) will be direct costs of the Glad Global Business. Capital spending on shared manufacturing, distribution and product development assets used in the Glad Global Business will be shared pro rata based upon an allocation process to be mutually agreed to by Clorox and P&G. If the Parties can not agree on such process the matter will be subject to Escalation and, if not resolved by Escalation, by arbitration as to the appropriate pro rata allocation.

Reviews and Audits
9.	All allocations in all geographies for all allocated costs (i.e. those costs that cannot be solely attributed to the Glad Global Business) will be reviewed and documented annually to facilitate consistency and disclosure.
10.	Clorox’s internal audit function will review the Glad Global Business’ financials and processes in a manner and frequency consistent with Clorox internal audit procedures. For the United States Glad Business and for each country where there is a Glad Global Business with annual revenues in excess of the greater of (x) U.S. $[* * *] or (y) [* * *]% of the Glad Global Business’s aggregate annual revenue (initially, Canada and Australia), these audits will be performed at least once every 24 months, and these reports will be shared with the Board.

Cash Funding Preferences
11.	The Glad Global Business may fund its own global cash requirements internally (which may require loans between Glad businesses in different countries) before seeking a Parent Loan, and the Parties expect that it will generally seek to fund such amounts internally rather than seeking a Parent Loan.

Balance Sheet Preparation
12.	For each country, assets and liabilities directly attributable to the Glad Global Business will be included on the pro-forma balance sheet of the Glad Global Business.
	a.	Shared Assets and Liabilities other than Fixed Assets. Where assets and liabilities other than Fixed Assets are not solely attributable to the Glad Global Business but are shared with other Clorox businesses in the country, they will be allocated on a fair share basis to the Glad Global Business.
	b.	Shared Fixed Assets. Any fixed asset shared with a Clorox business other than the Glad Global Business will not be allocated to the Glad Global Business unless otherwise mutually agreed. It is the intention of the Parties that any significant capital investments shared with a business other than the Glad Global Business will be shared on a pro rata basis based upon an allocation process to be mutually agreed to by Clorox and P&G. If the Parties can not agree on such process the matter will be subject to Escalation and, if not resolved by Escalation, as to the appropriate pro rata allocation.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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	c.	Allocation Methodology Changes. Any change in allocation methodology must be approved by the P&G Board member.
13.

To the extent possible and practical all assets and liabilities held by Clorox corporate but attributable 100% to the Glad Global Business will be pushed down to the pro-forma balance sheet. To the extent this is not possible, an appropriate disclosure will be provided.

14.

To the extent either Clorox or P&G adopts the accounting position of expensing its stock options, it will be able to attribute the option expense with respect to the personnel engaged in the Glad business to the Glad Global Business to the extent such expense is a direct cost.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBIT I
SUBLICENSE AGREEMENT

This Sublicense Agreement (this “Agreement”), dated as of January 31, 2003 (the “Effective Date”), by and between The Glad Products Company, a Delaware corporation (“Licensor”), and _________, a __________1 (“Licensee”) (each, a “Party” and collectively, the “Parties”).

WITNESSETH:

WHEREAS, Licensor, Procter & Gamble RHD Inc., an Ohio corporation (“P&G Sub”), and certain Affiliates of Licensor and P&G Sub, respectively, have entered into an Amended and Restated Joint Venture Agreement with respect to the Glad Global Business, dated as of January 31, 2003 (as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof, the “JV Agreement”);

WHEREAS, Licensor and P&G Sub have entered into a License Agreement, dated as of January 31, 2003 (as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof, the “P&G License Agreement”) providing, among other things, for the license by P&G Sub to Licensor of certain Intellectual Property (as defined below) for use in the Glad Global Business, subject to the terms and conditions thereof;

WHEREAS, Licensor and Licensee have agreed to enter into this Agreement providing, subject to the terms and conditions contained herein, for the sublicense by Licensor to Licensee of certain Intellectual Property licensed to Licensor by P&G Sub under the P&G License Agreement, subject to the terms and conditions hereof and thereof;

WHEREAS, Licensor and Licensee have entered into a Technology and Trademark License Agreement, dated as of January 31, 2003 (as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof, the “Glad License Agreement”) providing, among other things, for the license by Licensor to Licensee of certain Intellectual Property (as defined below) for use in the Glad Global Business, subject to the terms and conditions thereof; and

WHEREAS, capitalized terms used but not defined herein shall, as the context requires, have the meaning set forth in either the JV Agreement or the P&G License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

____________________

1 License Agreements will be entered into with the Clorox affiliates operating the Glad business in each of Australia, Canada, New Zealand, South Africa, Costa Rica, China, Hong Kong, Philippines and Korea.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Article 1. Definitions.

Section 1.1 Definitions

“Action” shall have the meaning set forth in the P&G License Agreement.

“Additional P&G Improvements” shall have the meaning set forth in the P&G License Agreement.

“Additional P&G Technology” shall have the meaning set forth in the P&G License Agreement.

“Affiliate Loans” shall mean funds provided by Clorox or its Affiliates as loans attributed to the Glad Local Business pursuant to Section 9.3 hereof.

“Available Local Cash Flow” shall mean, with respect to any Fiscal Quarter or other period, without regard to any Royalty payable hereunder, the sum of all cash receipts during such Fiscal Quarter or other period attributed to the Glad Local Business from any and all sources other than the cash proceeds of any Indebtedness, plus all Reserves of the Glad Local Business as of the close of business on the last day of the preceding Fiscal Quarter or other period, plus interest on such Reserves at Clorox’s 30-day commercial paper borrowing rate (or, if Clorox is unable to obtain commercial paper, Clorox’s short term cost of borrowing), plus the sum of all royalty payments made by Licensee under the Glad License Agreement during such period, minus all proceeds attributed to the Glad Local Business from any International Acquisition, minus all cash disbursements attributed to the Glad Local Business for any and all purposes during such Fiscal Quarter or other period ((x) including loan repayments (other than Affiliate Loans), interest payments (other than in respect of Affiliate Loans), capital improvements and replacements but (y) excluding disbursements funded by the cash proceeds of any Indebtedness attributed to the Glad Local Business (other than Affiliate Loans) and (z) excluding any cash dividends to Clorox or its Affiliates and any Royalties paid under this Agreement) and a reasonable allowance as of the last day of such Fiscal Quarter or other period for Reserves, contingencies and anticipated obligations as determined by the Licensee, determined in accordance with the JV Accounting Principles.

“Call Right” shall have the meaning set forth in the JV Agreement.

“Clorox” shall mean The Clorox Company, a Delaware corporation.

“Collaborative Improvements” shall have the meaning set forth in the P&G License Agreement.

“Collaborative Inventions” shall have the meaning set forth in the P&G License Agreement.

“Collaborative Inventions Prosecuting Party” shall have the meaning set forth in the P&G License Agreement.

“Core P&G Improvements” shall have the meaning set forth in the P&G License Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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“Core P&G Technology” shall have the meaning set forth in the P&G License Agreement.

“Distributable Local Cash Flow” shall mean, with respect to any Fiscal Quarter or other period, Available Local Cash Flow for such Fiscal Quarter or other period [* * *] the amount of Available Local Cash Flow required to be applied to the repayment of Affiliate Loans and accrued interest thereon in accordance with the immediately succeeding sentence. To the extent there are any outstanding Affiliate Loans with respect to the Glad Local Business and there is Available Local Cash Flow in any Fiscal Quarter, then all Available Local Cash Flow will be immediately applied towards such outstanding Affiliate Loans and accrued and unpaid interest thereon until all Affiliate Loans and accrued interest thereon will have been repaid in full. As long as any Affiliate Loans remain outstanding, Distributable Local Cash Flow will be [* * *].

“Exclusive Field” shall have the meaning set forth in the P&G License Agreement.

“Existing International Balance Sheet” shall have the meaning set forth in the JV Agreement.

“Fair Market Value” shall have the meaning set forth in the JV Agreement.

“Field” shall have the meaning set forth in the P&G License Agreement.

“Fiscal Quarter” shall mean each three (3) calendar month period ending on March 31, June 30, September 30 and December 31 or, in the case of the first Fiscal Quarter hereunder, the period from the date hereof through March 31, 2003.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States (or such other jurisdiction as may be specified herein) consistently applied.

“Glad Local Business” shall mean the Glad Global Business conducted by the Licensee in the Territory.

“Glad R&D Team” shall have the meaning set forth in the P&G License Agreement.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Improvements” shall have the meaning set forth in the P&G License Agreement.

“Indebtedness” shall mean all obligations for borrowed money, including guarantees, and all reimbursement obligations in respect of outstanding letters of credit (measured assuming such letters of credit are drawn in full).

“Infringe” shall have the meaning set forth in the P&G License Agreement.

“Intellectual Property” shall have the meaning set forth in the P&G License Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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“International Acquisition” shall mean the sale, disposition or other transfer to a Third Party of all or substantially all of the equity interests of Licensee or of all or substantially all the business, assets and properties of Licensee used in the Glad Local Business, but excluding (i) any transaction in connection with which the Put Right or the Call Right is exercised, (ii) any Third-Party Sale in connection with which Clorox exercises its right to cause a sale and (iii) any transaction in connection with which the Tag-Along Right is exercised.

“IP Acquisition” shall have the meaning set forth in the JV Agreement.

“JV Accounting Principles” shall have the meaning set forth in the JV Agreement.

“Know How” shall have the meaning set forth in the P&G License Agreement.

“Liabilities” means, as to any Person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required by GAAP to be reflected, in such Person’s balance sheet.

“Non–Exclusive Field” shall have the meaning set forth in the P&G License Agreement.

“P&G Competitive Business Line” shall have the meaning set forth in the P&G License Agreement.

“P&G Technology” shall mean the Core P&G Technology and the Additional P&G Technology.

“Patents” shall have the meaning set forth in the P&G License Agreement.

“Person” shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other form of business or legal entity or Governmental Authority.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York, New York; each change in the Prime Rate will be effective from and including the date such change is publicly announced as being effective.

“Prosecuting Party” shall have the meaning set forth in the P&G License Agreement.

“Put Right” shall have the meaning set forth in the JV Agreement.

“Related Agreements” shall have the meaning set forth in the JV Agreement.

“Reserves” shall mean cash funds set aside from gross cash revenues as reserves. Such “Reserves” will be maintained in amounts and upon such timing as is reasonably deemed necessary by the Licensee to finance any working capital requirements and/or to pay taxes, insurance, debt service, repairs, replacements, renewals, capital expenditures or other costs or expenses to be attributed to the Glad Local Business in accordance with the JV Accounting Principles in the four Fiscal Quarters following the date such Reserves are being established that will not be funded from Available Local Cash Flow based on the then-current financial forecasts of the Glad Local Business.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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“Services Agreement” shall have the meaning set forth in the P&G License Agreement.

“Tag-Along Right” shall have the meaning set forth in the JV Agreement.

“Team Inventions” shall have the meaning set forth in the P&G License Agreement.

“Territory” shall mean [the Commonwealth of Australia][Canada][New Zealand] [the Republic of South Africa][the Republic of Costa Rica] [the People’s Republic of China][Hong Kong][the Republic of the Philippines][the Republic of Korea].

“Third Party” shall have the meaning set forth in the JV Agreement.

“Third-Party Sale” shall have the meaning set forth in the JV Agreement.

“Trademarks” shall have the meaning set forth in the P&G License Agreement.

Section 1.2 Other Definitions.

The following terms are defined in the Sections indicated:

Term	Section
Effective Date	Preamble
Excluded Local Assets	9.2(b)
Glad License Agreement	Recitals
International Acquisition	7.2(a)
JV Agreement	Recitals
Licensee	Preamble
Licensor	Preamble
Negative Cash Flow	9.3(a)
P&G License Agreement	Recitals
P&G Sub	Recitals
Party	Preamble
Retained Local Liabilities	9.2(c)
Royalty	9.1(a)
Termination Fee	7.2(a)

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Article 2. Core P&G Technology.

Section 2.1 Licensee’s License in the Field. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a right and license to use the Core P&G Technology (including any and all Core P&G Improvements deemed to be Core P&G Technology pursuant to the provisions of Section 2.3(b) of the P&G License Agreement) in the Field throughout the Territory, including without limitation the right and license, in the Field throughout the Territory, to (i) practice and use the Patents and Know How included in the Core P&G Technology, (ii) market, make, have made, sell and distribute products by or on behalf of Licensee in connection with the Glad Local Business, (iii) make Core P&G Improvements and (iv) sublicense such rights to the Core P&G Technology. The licenses granted in the Territory pursuant to this Section 2.1 are exclusive in the Exclusive Field and non-exclusive in the Non–Exclusive Field. In no event shall the license granted to Licensee pursuant to this Section 2.1 be interpreted as being broader in any respect than the license granted to Licensor pursuant to Section 2.1 of the P&G License Agreement.

Section 2.2 Core P&G Improvements.

(a) Ownership. The Parties acknowledge and agree that, as between P&G (or its Subsidiaries) and Licensee (on behalf of itself and its Affiliates), P&G (or its Subsidiaries) is and shall be the sole and exclusive owner of all right, title and interest, including any and all Intellectual Property rights, in and to any and all Core P&G Improvements, whether developed by or on behalf of P&G (or its Subsidiaries), Licensor or Licensee (on behalf of itself and its Affiliates).

(b) Licensee’s Non–Exclusive License to Certain Core P&G Improvements Outside the Field. In the event that, during the Term of the Services Agreement the [* * *] (or, after the termination or expiration of the Services Agreement [* * *]) participates in the development of any Core P&G Improvements, then, to the extent such Core P&G Improvements are [* * *] Collaborative Improvements pursuant to the P&G License Agreement, Licensor hereby grants to Licensee a non-exclusive right and license to use such Core P&G Improvements throughout the Territory in connection with [* * *] that is [* * *], including without limitation the right and license, solely for the foregoing purposes, to (i) practice and use the Patents and Know How included in such Core P&G Improvements, (ii) market, make, have made, sell and distribute products by or on behalf of Licensee, Clorox or its Subsidiaries, (iii) make Improvements based upon or derived from such Core P&G Improvements and (iv) sublicense such rights solely to manufacturers of products of Licensee, Clorox or its Subsidiaries and to Clorox and Subsidiaries of Clorox. In no event shall the license granted to Licensee pursuant to this Section 2.2(b) be interpreted as being broader in any respect than the license granted to Licensor pursuant to Section 2.3(c) of the P&G License Agreement.

(c) Clarification of Licensee’s Rights. For the avoidance of doubt, (i) any and all Core P&G Improvements developed by P&G or its Subsidiaries without the participation of the [* * *] or [* * *] ([* * *]) and (ii) any and all Core P&G Improvements that constitute [* * *] shall not be subject to the licenses set forth in Section 2.2(b), but shall be subject to the licenses set forth in Section 2.1. The license granted pursuant to Section 2.2(b) shall only apply to that portion of the Core P&G Improvements that is incremental to the Core P&G Technology. Except for the Core P&G Improvements that do not [* * *] Collaborative Improvements, Licensee (on behalf of itself and its Affiliates) shall not have the right to use any Core P&G Technology outside of the Field, irrespective of whether any Core P&G Improvements licensed pursuant to Section 2.2(b) are based upon or derived from such Core P&G Technology.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(d) Notice of Improvements. In the event Licensee (on behalf of itself or its Affiliates) develops any Core P&G Improvements, Licensee shall promptly provide Licensor with written notice thereof.

Article 3. Additional P&G Technology.

Section 3.1 Licensee’s License in the Field. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a right and license to use the Additional P&G Technology (including any and all P&G Improvements deemed to be Additional P&G Technology pursuant to the provisions of the P&G License Agreement), and all Intellectual Property rights therein, in the Field throughout the Territory, including without limitation the right and license, in the Field throughout the Territory, to (i) practice the Patents and Know How included in the Additional P&G Technology, (ii) market, make, have made, sell and distribute products by or on behalf of Licensee in connection with the Glad Local Business, (iii) make Additional P&G Improvements and (iv) sublicense such rights to the Additional P&G Technology. The licenses granted in the Territory pursuant to this Section 3.1 are exclusive in the Exclusive Field and non-exclusive in the Non–Exclusive Field. In no event shall the license granted to Licensee pursuant to this Section 3.1 be interpreted as being broader in any respect than the license granted to Licensor pursuant to Section 3.1 of the P&G License Agreement.

Section 3.2 Additional P&G Improvements.

(a) Ownership. The Parties acknowledge and agree that, as between P&G (or its Subsidiaries) and Licensee (on behalf of itself and its Affiliates), P&G (or its Subsidiaries) is and shall be the sole and exclusive owner of all right, title and interest, including all Intellectual Property rights, in and to any and all Additional P&G Improvements, whether developed by or on behalf of P&G (or its Subsidiaries), Licensor or Licensee (on behalf of itself and its Affiliates).

(b) Licensee’s Non–Exclusive License Outside the Field. In the event that, during the Term of the Services Agreement the [* * *] (or, after the termination or expiration of the Services Agreement [* * *]) participates in the development of any Additional P&G Improvements, then, to the extent such Additional P&G Improvements are [* * *] Collaborative Improvements pursuant to the P&G License Agreement, Licensor hereby grants to Licensee a non-exclusive right and license to use such Additional P&G Improvements throughout the Territory in connection [* * *] that is [* * *], including without limitation the right and license, solely for the foregoing purposes, to (i) practice and use the Patents and Know How included in such Additional P&G Improvements, (ii) market, make, have made, sell and distribute products by or on behalf of Licensee, Clorox or its Subsidiaries, (iii) make Improvements based upon or derived from such Additional P&G Improvements and (iv) sublicense such rights solely to manufacturers of products of Licensee, Clorox or its Subsidiaries and to Clorox and Subsidiaries of Clorox. In no event shall the license granted to Licensee pursuant to this Section 3.1(b) be interpreted as being broader in any respect than the license granted to Licensor pursuant to Section 3.1(c) of the P&G License Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(c) Clarification of Licensee’s Rights. For the avoidance of doubt, (i) any and all Additional P&G Improvements developed by P&G or its Subsidiaries without the participation of the [* * *] or [* * *] and (ii) any and all Additional P&G Improvements that constitute [* * *] shall not be subject to the licenses set forth in Section 3.2(b), but shall be subject to the licenses set forth in Section 3.1. The license granted pursuant to Section 3.2(b) shall only apply to that portion of the Additional P&G Improvements that is incremental to the Additional P&G Technology. Except for the Additional P&G Improvements that do not [* * *] Collaborative Improvements, Licensee (on behalf of itself and its Affiliates) shall not have the right to use any Additional P&G Technology outside of the Field, irrespective of whether any Additional P&G Improvements licensed pursuant to Section 3.2(b) are based upon or derived from such Additional P&G Technology.

(d) Notice of Improvements. In the event Licensee (on behalf of itself or its Affiliates) develops any Additional P&G Improvements, Licensee shall promptly provide Licensor with written notice thereof.

Section 3.3 Effect of Expiration or Termination of the JV Agreement on Section 3.1 and Section 3.2. In the event of any expiration or termination of the Term under the JV Agreement, the licenses granted to Licensee in Section 3.1 and, if applicable, Section 3.2 shall automatically terminate to the extent the license to Licensor terminates under the P&G License Agreement. This Section 3.3 shall have no effect on any Additional P&G Improvements developed by or on behalf of Licensor or Licensee after the termination or expiration of the Term of the JV Agreement, which shall continue to remain subject to the licenses granted to Licensee in Section 3.1 and Section 3.2.

Article 4. Trademarks and Other Intellectual Property.

Section 4.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive (as set forth in Section 4.2) right and license to use the Trademarks in the Field throughout the Territory, including without limitation, the right and license to sublicense such rights in the Field throughout the Territory. In no event shall the license granted to Licensee pursuant to this Section 4.1 be interpreted as being broader in any respect than the license granted to Licensor pursuant to Section 6.1 of the P&G License Agreement.

Section 4.2 Exclusivity. The licenses granted to Licensee pursuant to Section 4.1 are exclusive with respect to use of the Trademarks in the Field in the Territory.

Section 4.3 Trademark Use. Licensee agrees to maintain and preserve the quality of the Trademarks and to use the Trademarks in good faith and in a dignified manner, consistent with P&G Sub’s and Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever the Trademarks are used. Both Parties agree to use the Trademarks only in connection with goods and services that possess a character and quality consistent with the reputation and high standards associated with Licensor, P&G Sub and/or the Trademarks. Licensees agree that any and all goodwill arising from Licensee’s use of the Trademarks shall inure solely to the benefit of P&G Sub, as licensor to Licensor under the P&G License Agreement. Upon the request of Licensor, Licensee shall, to the extent reasonable, provide Licensor with a representative sample of Licensee’s use of the Trademarks.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

8

Section 4.4 Glad Base IP and Glad Improvements. The Parties acknowledge and agree that, as between Licensor and Licensee, Licensor shall be the sole and exclusive owner of all right, title and interest, including all Intellectual Property rights, in and to any and all Glad Base IP and any and all Glad Improvements. Licensee hereby acknowledges and agrees that it is bound by, and its rights hereunder are in all respects subject to, the license grants of Licensor contained in Article 4 of the P&G License Agreement.

Section 4.5 New Inventions. The Parties acknowledge and agree that, as between Licensor and Licensee, Licensor shall be the sole and exclusive owner of all right, title and interest, including all Intellectual Property rights, in and to any and all New Inventions. Licensee hereby acknowledges and agrees that it is bound by, and its rights hereunder are in all respects subject to, the license grants of Licensor contained in Article 5 of the P&G License Agreement. Licensee shall not, and shall not authorize third parties to, (a) use any Team Inventions outside of the Field in the Territory in connection with a [* * *] that is a [* * *] or (b) use the Collaborative Inventions in the Territory outside of the Field or to manufacture a product inside the Field for use, sale or distribution outside of the Field or provide any information or assistance to any third party related thereto.

Article 5. Other Agreements.

Section 5.1 Transfers and Encumbrances of Intellectual Property. Nothing in this Agreement shall prevent Licensor from transferring any Intellectual Property rights that are, in whole or in part, subject to a license or obligation under this Agreement. Nothing in this Agreement shall prevent Licensor from encumbering any Intellectual Property rights that are, in whole or in part, subject to a license or obligation under this Agreement.

Section 5.2 Intellectual Property Protection. Licensee agrees to notify Licensor immediately after it becomes aware of any actual or threatened Infringement of the P&G Technology or the Trademarks or any Collaborative Inventions. Licensee agrees to cooperate fully with the Prosecuting Party or the Collaborative Invention Prosecuting Party, as the case may be, during the course of any such Action and to fulfill all reasonable requests for assistance by the Prosecuting Party or the Collaborative Invention Prosecuting Party, including without limitation agreeing to be joined as a party to such Action.

Section 5.3 Information with Respect to Glad Local Business. During the term of this Agreement, Licensee will provide Licensor with copies of [* * *] of its [* * *] and [* * *] for its [* * *] prior to finalizing such [* * *], and [* * *] to the then-current versions [* * *], and [* * *] with respect to such [* * *]. Licensee will also provide Licensor with additional reports and other information about the Glad Local Business as is provided to the members of its board of directors or other equivalent governing body on a scheduled, periodic basis, as well as any additional information upon the reasonable request of Licensor.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Section 5.4 Consent Rights. Licensee agrees that during the term of this Agreement, without the prior consent of Licensor, it will not, and will cause its Subsidiaries not to, take any of the following actions:

(a) the incurrence or assumption of any Indebtedness to be attributed to the Glad Local Business pursuant to Section 9.2 (other than Affiliate Loans pursuant to Section 9.3) that would result in the aggregate outstanding Indebtedness attributed to the Glad Local Business at the time such Indebtedness is incurred or assumed (other than Affiliate Loans) to be in excess [* * *] percent ([* * *]%) of Available Local Cash Flow for the prior four Fiscal Quarters;

(b) any purchase or other acquisition of any business, division or Person that will be attributed to the Glad Local Business pursuant to Section 9.2;

(c) any sale, transfer or other disposition in any single transaction or series of related transactions of any business, division or Person attributed to the Glad Local Business pursuant to Section 9.2,

(d) any sale, transfer or other disposition in any single transaction or series of related transactions, other than in the ordinary course of the conduct of the Glad Local Business of any assets attributed to it, which assets (x) are not obsolete, (y) are utilized in a material manner in the Glad Local Business at the time of such sale, and (z) are not being replaced with assets of comparable utility or value to the Glad Local Business, provided that in each case such business, division, Person or assets have a value in [* * *] of [* * *] ([* * *]%) of Available Local Cash Flow for the prior four Fiscal Quarters;

(e) except as provided in the JV Agreement or the Related Agreements, any transaction with respect to the Glad Local Business between Licensee or any of its Subsidiaries, on the one hand, and Clorox or any Affiliate of Clorox, on the other hand, unless (x) (A) such transaction is [* * *] or is less than $[* * *] and (B) the terms of such transaction to be attributed to the Glad Local Business are no less favorable than those that would be obtained in a comparable arm’s length transaction with a third party that is not Clorox or an Affiliate of Clorox or (y) such transaction is provided for pursuant to the JV Accounting Principles;

(f) any internal restructuring of the method by which the legal ownership of the Glad Local Business is held by Licensee and its Subsidiaries that, based on the facts and circumstances known at the time such restructuring is approved, has or will have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Glad Local Business;

(g) any changes in the accounting policies of the Licensee so as to differ from the JV Accounting Principles, except as required by Governmental Authorities; and

(h) the Glad Local Business [* * *].

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Article 6. Other Intellectual Property Matters.

Section 6.1 Notices and Legends. Licensee shall apply or use all notices and legends, including patent markings, required by applicable law or regulations to preserve and protect the value and validity of any Intellectual Property licensed pursuant to this Agreement, including applying or using any notices or legends reasonably requested by Licensor.

Section 6.2 No Contest. Licensee agrees not to directly or indirectly question, attack, contest or in any other manner impugn any Intellectual Property licensed to it pursuant to the terms of this Agreement, or the enforceability of this Agreement, including without limitation, in any Action in which enforcement of a provision of this Agreement is sought; nor shall Licensee willingly become a party adverse to Licensor or P&G Sub in an Action in which a third party contests the same.

Section 6.3 Assignment and Further Assurances. Notwithstanding any other provision of this Agreement, in the event that Licensee is held to, or becomes the owner of any Intellectual Property that is intended to be owned by Licensor or P&G Sub pursuant to the terms of this Agreement or the P&G License Agreement, Licensee hereby assigns permanently the entirety of such rights to Licensor or P&G Sub, as the case may be, and shall, during the term of this Agreement and after any expiration or termination hereof, execute such documents as Licensor and P&G Sub reasonably may request from time to time to ensure that all such Intellectual Property rights reside in the proper party.

Section 6.4 Reservation of Rights. All Intellectual Property rights not expressly granted pursuant to this Agreement are reserved to the owner of such Intellectual Property.

Article 7. Term and Termination.

Section 7.1 Termination by Licensor. The initial term of this Agreement shall be five (5) years, which term shall be renewable for successive five (5) year periods thereafter at the option of the Licensor upon written notice. The term of this Agreement may be terminated by Licensor at any time upon [* * *] notice to Licensee. The term of this Agreement may be terminated by Licensee only as provided in Section 7.2(a) hereof. No further Royalty shall accrue hereunder after the termination (or deemed termination pursuant to Section 7.2) of this Agreement.

Section 7.2 International Acquisition Transaction.

(a) In the event of an International Acquisition in which there is no IP Acquisition, Licensee will be deemed to have terminated this Agreement. Upon such deemed termination, Licensee will be required to pay Licensor a termination fee (the “Termination Fee”) in an amount equal to [* * *] ([* * *]%) of the Fair Market Value of the Glad Local Business.

(b) In the event of an International Acquisition in which there is an IP Acquisition, Licensor will be deemed to have terminated this Agreement and no Termination Fee shall be due or payable.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Article 8. Representations and Warranties.

Section 8.1 Of Both Parties. Licensor and Licensee each represents and warrants to the other Party that, as of the Effective Date:

(a) The warranting Party is duly organized and validly existing under the laws of the jurisdiction of its organization, and has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly executed and delivered by the warranting Party. This Agreement is a legal, valid and binding obligation of the warranting Party, enforceable against such Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); and

(c) The warranting Party is not subject to any judgment, order, injunction, decree or award of any court, administrative agency or governmental body that would or might interfere with its performance of any of its material obligations hereunder.

Section 8.2 No Other Representations or Warranties. Neither Party makes any representations or warranties other than as expressly set forth in this Article.

Article 9. Royalties and Cash Flow.

Section 9.1 Royalties.

(a) As consideration for the rights granted in Articles 2, 3 and 4, Licensee shall pay Licensor a royalty (the “Royalty”) on a quarterly basis in arrears as set forth below:

(i) With respect to the first four Fiscal Quarters of the Joint Venture, the Royalty shall be [* * *];

(ii) With respect to the fifth through eighth Fiscal Quarters of the Joint Venture, the Royalty shall be an amount [* * *] to [* * *] percent ([* * *]%) of Distributable Local Cash Flow;

(iii) With respect to the ninth and all succeeding Fiscal Quarters of the Joint Venture during the term of this Agreement, the Royalty shall be an amount [* * *] to [* * *] percent ([* * *]%) of Distributable Local Cash Flow.

(b) The Royalty with respect to any Fiscal Quarter will be paid by Licensee to Licensor within three (3) Business Days after delivery of the financial statements with respect to the Glad Local Business for such Fiscal Quarter pursuant to the JV Agreement in immediately available funds to the account designated by Licensor to Licensee in writing.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Section 9.2 Determining Available Local Cash Flow. For the purposes of determining Available Local Cash Flow:

(a) From and after the date hereof, subject to the JV Accounting Principles, the following interests and Liabilities of Licensee and other relevant subsidiaries of Clorox will be attributed to the Glad Local Business for purposes of determining Available Local Cash Flow, except as provided in Section 9.2(b) below with respect to Excluded Local Assets and Section 9.2(c) below with respect to Retained Local Liabilities:

(i) the interest of Licensee and its Subsidiaries on the date hereof in all of the businesses, assets, rights and properties of Licensee to the extent and only to the extent utilized in or related to the Glad Local Business;

(ii) subject to the JV Accounting Principles, the interest of Licensee and its Subsidiaries in any business, asset, right or property acquired during the Term by Licensee or its Subsidiaries to the extent and only to the extent utilized in or related to the Glad Local Business;

(iii) all Liabilities of Licensee and its Subsidiaries to the extent and only to the extent [(A) reflected in the Existing International Balance Sheet with respect to the Glad Local Business, (B) incurred or assumed by the Glad Business in the ordinary course of business after the date of such Glad Balance Sheet and prior to the date hereof that would be reflected as current Liabilities on a balance sheet of the Glad Local Business as of the date hereof, but excluding any current Liabilities arising from third party litigation claims, (C)]2 [(A) incurred or assumed by the Glad Local Business in the ordinary course of business prior to the date hereof that would be reflected as current Liabilities on a balance sheet of the Glad Local Business, but excluding any current Liabilities arising from third party litigation claims, (B)]3 arising out of the conduct of the Glad Local Business or the ownership or possession of any business, assets, rights or property used in the Glad Local Business after the date hereof or [(D)][(C)] assumed or incurred after the date hereof by the Licensee and other Subsidiaries of Clorox in accordance with the terms hereof with respect to the Glad Local Business, provided that Indebtedness will be attributed to the Glad Local Business only to the extent permitted to be incurred pursuant to the provisions of Section 5.4(a); and

(iv) net income and net losses and Available Local Cash Flow arising in respect of the foregoing and proceeds of any disposition thereof.

(b) The following interests of Licensee and its Subsidiaries will be excluded from the Glad Local Business and will not be attributed to the Glad Local Business (collectively, the “Excluded Local Assets”), and from and after the date hereof the Glad Local Business will not include any interest in any of the following for purposes of determining Available Local Cash Flow:

(i) all rights of Licensee under this Agreement;

____________________

[2]	Use this version only for Australia, Canada and New Zealand.
[3]	Use this version only for South Africa, Costa Rica, China, Hong Kong, Philippines and Korea.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(ii) [all interests in any business, asset, right or property sold, transferred or otherwise disposed of prior to the date hereof in the ordinary course of the Glad Local Business and not in violation of the terms of the JV Agreement;]4

(iii) all cash and cash equivalents as of the date hereof other than petty cash with respect to the Glad Local Business;

(iv) all refunds or credits with respect to any Taxes paid or incurred by Licensee;

(v) all capital stock or other equity interests of Licensee, Clorox and any other Subsidiaries of Clorox; and

(vi) all rights of the Licensee and other Subsidiaries of Clorox arising out of or in connection with any Retained Liabilities, including without limitation any cause of action, right of recovery, right of set-off or counterclaim.

(c) From and after the date hereof, none of the following Liabilities will be attributed to the Glad Local Business (“Retained Local Liabilities”) for purposes of determining Available Local Cash Flow:

(i) any Liability (A) arising out of or relating to the conduct of the Glad Local Business or the ownership or possession of any business, assets, rights or property used in the Glad Local Business prior to the date hereof or (B) assumed or incurred prior to the date hereof by Licensee and/or other Subsidiaries of Clorox, except for any Liabilities described in [clause (A) or (B)]5 [clause (A)]6 of Section 9.2(a)(iii);

(ii) any Liability with respect to income Taxes of Licensee and other Subsidiaries of Clorox;

(iii) any Liability arising out of or relating to the Excluded Assets;

(iv) any Liability of the Licensee, Clorox and other Subsidiaries of Clorox to the Licensor arising out of or related to any breach of this Agreement or any Related Agreement by Licensee, Clorox and other Subsidiaries of Clorox, even if arising out of or related to conduct of the Glad Local Business or the ownership or possession of any business, asset, right or property used in the Glad Local Business after the date hereof; and

(v) any Liability for which Licensee and/or other Clorox Subsidiaries have otherwise agreed to be liable and not have attributed to the Glad Local Business pursuant to this Agreement or any Related Agreement.

____________________

[4]	Include only for Australia, Canada and New Zealand.
[5]	Use only for Australia, Canada and New Zealand.
[6]	Use only for South Africa, Costa Rica, China, Hong Kong, Philippines and Korea.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Section 9.3 Affiliate Loans.

(a) In the event that Available Cash Flow for any Fiscal Quarter as set forth in the quarterly financial statements of the Glad Business in the Territory for such Fiscal Quarter is a negative number (such number, the “Negative Cash Flow”) then the amount of the Negative Cash Flow will be treated as an Affiliate Loan, which Affiliate Loan will be deemed to have been made as of the last day of the Fiscal Quarter to which the Negative Cash Flow relates.

(b) All Affiliate Loans will bear interest calculated on the outstanding principal amount thereof for each day from the date such Affiliate Loan is made until it is paid in full at Prime Rate plus [* * *] percent ([* * *]%) per annum payable on a quarterly basis, and payments with respect to any Affiliate Loans will be credited first to accrued interest. Each Affiliate Loan will have a maturity date of the date on which this Agreement is terminated.

Section 9.4 Foreign Currency Exchange.

In determining the amount of royalties and other amounts payable hereunder, such amounts shall first be determined in the national currency in which sold and then converted into its equivalent in United States Dollars at: (i) the rate of United States Dollars to the national currency of the Territory applicable to the transfer of funds arising from this type of transaction as established by the exchange control authorities of the Territory for the last business day of the calendar quarter for which payment is made; or (ii) if there is no applicable rate so established, at the selling rate for United States Dollars to the applicable national currency as published by leading commercial banks in the Territory, for the last business day of such calendar quarter; or (iii) if there is no rate so published, at the buying rate for the applicable national currency to United States Dollars as published by leading New York, New York banks for the last business day of such calendar quarter. Licensee shall bear responsibility for all expenses of currency conversion and transmission.

Article 10. Miscellaneous Provisions.

Section 10.1 Assignment. Licensor may assign, transfer or otherwise sublicense its rights under this Agreement, in whole or in part, to any other party without the prior written consent of the Licensee. Licensee may not assign, transfer or otherwise sublicense its rights under this Agreement, in whole or in part, to any other party without the prior written consent of Licensor. Any purported transfer, assignment or sublicense of this Agreement or the rights granted hereunder that is not expressly permitted by this Agreement shall be null and void ab initio and of no force or effect.

Section 10.2 Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement shall be subject to the dispute resolution proceedings set forth in Section 11.8 of the JV Agreement.

Section 10.3 Force Majeure. Should either Party be prevented from performing its obligations under this Agreement by an event of force majeure, such as an earthquake, typhoon, flood, fire, act of war, act of the public enemy, act of terrorism, act of God or any other unforeseen event the happening and consequences of which are unpreventable and unavoidable, the prevented Party shall notify the other Party by the most expedient means available (fax, telex or express mail being acceptable in any event) without any delay, and within fifteen (15) days thereafter provide detailed information of the events and, if applicable and available, a valid document for evidence issued by the relevant public notary organization explaining the reason for its inability to perform or delay in the performance of all or part of this Agreement. The Parties shall discuss in good faith, taking into account the effects of the force majeure and other unforeseen events on the performance of the obligations under this Agreement, whether to (a) exempt the prevented Party from performing part or all of its obligations under this Agreement or (b) delay the performance of the affected obligations under this Agreement. In the absence of any such agreement, no Party shall be excused from its performance hereunder once the event of force majeure has subsided.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Section 10.4 Further Assurances. The Parties agree to execute such further documentation and perform such further actions, including the recordation of such documentation with appropriate authorities, as may be reasonably requested by the other Party hereto to evidence, effectuate and further the purposes and intents set forth in this Agreement.

Section 10.5 Amendments and Waivers. This Agreement may be amended only by a written instrument executed by both Parties. Any amendment effected in accordance with the immediately preceding sentence will be binding on all of the Parties to this Agreement. No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.6 Notices. Any notices or other communications required or permitted hereunder will be given in accordance with the provisions set forth in Section 11.3 of the JV Agreement.

Section 10.7 Integration. This Agreement, the JV Agreement, the other Related Agreements and the documents referred to herein or therein, or delivered pursuant hereto or thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to the subject matter hereof.

Section 10.8 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof will not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

Section 10.9 Counterparts. This Agreement may be executed in two or more counterparts, and by different Parties on separate counterparts each of which will be deemed an original, but all of which will constitute one and the same instrument.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Section 10.10 Governing Law. This Agreement will be construed in accordance with, and the rights of the Parties will be governed by, the laws of the State of New York.

Section 10.11 Injunctive Relief. Each of the Parties acknowledges and agrees that pending the outcome of any arbitration proceeding pursuant to Section 11.8 of the JV Agreement, each of the Parties hereto will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement, the JV Agreement or the other Related Agreements in any court of competent jurisdiction solely for the purpose of maintaining the status quo, in addition to any other remedy to which they may be entitled pursuant to the terms hereof.

Section 10.12 Third Party Beneficiaries. P&G Sub shall be a third party beneficiary of this Agreement and shall have the right to enforce the rights of Licensor hereunder solely to the extent that Licensee breaches this Agreement and Licensor fails to enforce such rights within thirty (30) days being requested by P&G to do so .. Except as expressly provided in this Section 10.12, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

Section 10.13 No Agency. Nothing herein contained shall be construed to constitute either party hereto as partner or joint venturer or as agent or other representative of the other. Licensee is not granted any right, power or authority to assume or create any obligation, express or implied, on behalf of Licensor or in Licensor’s name, or to make any purchase for Licensor’s account, or to bind Licensor in any manner or thing whatsoever. Licensee shall have no right, power or authority to accept summons or legal process for Licensor. In their operations hereunder, Licensor and Licensee shall be independent contractors retaining complete control over and bearing sole liability for each of their own operations and employees.

[The remainder of this page has been intentionally left blank]

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date first above written.

THE GLAD PRODUCTS COMPANY

By:
Name:
Title:

[NAME OF CLOROX AFFILIATE]

By:
Name:
Title:

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBIT J

TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT

BETWEEN

THE GLAD PRODUCTS COMPANY, AS LICENSOR

AND

______________________, AS LICENSEE

DATED: JANUARY 31, 2003

TECHNOLOGY AND TRADEMARK LICENSE AGREEMENT

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

This Agreement is dated as of January 31, 2003 between:

(PARTIES)

Name, Address,
Telephone and Facsimile	Identified Herein As

The Glad Products Company	“Licensor”
1221 Broadway
Oakland, California 94612
United States of America

Attention: Corporate Secretary

Telephone: 510-271-7000
Facsimile: 510-271-1652
“Licensee”
Attention: Director

Telephone:
Facsimile:

Parties to Agreement

(RECITALS)

Clorox and Clorox’s affiliates, including Licensor, are engaged in the business of manufacturing (or causing to have manufactured), distributing and selling the premium quality consumer products set forth in Exhibit A (the “Products”).

Licensor is the owner of the common law rights and other rights in the Trademarks in the Territory and the owner of the Technology in the Territory.

Licensee desires to use the Technology to manufacture, produce and package the Products, and to distribute and sell the Products under the Trademarks in the Territory.

Subject to the terms and conditions contained herein, Licensor desires to grant Licensee the licenses set forth herein so that Licensee can manufacture, produce, package, distribute and sell the Products in the Territories bearing the Trademarks.

Licensor and Licensee are simultaneously in connection herewith entering into a Sublicense Agreement providing, subject to the terms and conditions contained therein, for the sublicense by Licensor to Licensee of certain Intellectual Property licensed to Licensor by P&G Sub under the P&G License Agreement.

Certain capitalized terms shall have the meaning set forth in Article 30 hereof.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

2

(EXHIBITS)

The following exhibits are attached to this Agreement and are incorporated herein and made a part hereof:

Exhibit	Content
A	Description of Products
B	Description of Territory
C	Description of Royalty
D	Superseded Agreement(s)

(AGREEMENT)

The parties hereto agree as follows:

ARTICLE I. GRANT

(a) Licensor grants to Licensee, subject to the provisions of this Agreement, a right and license to use the Trademarks in the Territory, in the manufacture, packaging, production, distribution, sale, offer for sale, advertisement, promotion or any other manner of use whatsoever on or in relation to the Products, which right shall be exclusive in the Territory, and Licensee herewith accepts such grant under such terms and conditions.

(b) Licensor grants to Licensee, subject to the provisions of this Agreement, a right and license to use the Technology in the Territory, in connection with the manufacture, packaging, production, distribution, sale, offer for sale, advertisement, promotion of or in relation to the Products, which right shall be exclusive in the Territory, and Licensee herewith accepts such grant under such terms and conditions.

(c) Notwithstanding the foregoing, the rights and licenses granted to Licensee pursuant to this Article 1 shall be non-exclusive with respect to any Intellectual Property to which Licensor has granted a license to P&G Sub pursuant to the P&G License Agreement.

ARTICLE 2. AMENDMENTS TO EXHIBIT A

(a) Licensor may, from time to time by written notices to Licensee, amend Exhibit A attached hereto by adding to, revising and/or updating, deleting from or limiting the Products covered by this Agreement to reflect changes, additions, or revisions in its Product line, the trademarks associated with such Products or its practices or policies with respect to the conduct of its business.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ARTICLE 3. ROYALTIES

(a) In consideration of the rights granted under this Agreement, Licensee agrees to pay Licensor royalties as set forth on Exhibit C.

(b) Royalties shall be based on Licensee’s billing price (set in accordance with Licensee’s and Licensor’s mutual agreement) on all Products sold by Licensee after the effective date of this Agreement, whether sold to a distributor appointed hereunder or to other customers of Licensee. Any Products given away free by Licensee shall for the purposes of this Article be treated as products sold at said billing price in effect at the date of shipment by Licensee. The Products sold by Licensee hereunder shall be considered as “sold” when invoiced whether or not the amount invoiced is collected from Licensee’s distributor, or if not invoiced, when shipped or delivered. In the event that any of the Products on which a royalty has been paid hereunder by Licensee are returned and accepted for credit, Licensee shall be credited with the royalty already paid by Licensee on account of said Products against the amount of the royalties subsequently accruing hereunder.

(c) The royalties payable hereunder shall be paid quarterly within thirty (30) days following the end of each calendar quarter on an estimated basis, with an adjustment within ninety (90) days after the close of Licensee’s fiscal year. Royalties shall be transferred in United States Dollars to Licensor at its address set forth above or as instructed by Licensor.

(d) In determining the amount of royalties and other amounts payable, the Net Sales of the Products shall first be determined in the national currency in which sold and then converted into its equivalent in United States Dollars at: (i) the rate of United States Dollars to the national currency of the Territory applicable to the transfer of funds arising from this type of transaction as established by the exchange control authorities of the Territory for the last business day of the calendar quarter for which payment is made; or (ii) if there is no applicable rate so established, at the selling rate for United States Dollars to the applicable national currency as published by leading commercial banks in the Territory, for the last business day of such calendar quarter; or (iii) if there is no rate so published, at the buying rate for the applicable national currency to United States Dollars as published by leading New York, New York banks for the last business day of such calendar quarter. Licensee shall bear responsibility for all expenses of currency conversion and transmission.

(e) Royalties due but not paid to Licensor, for any reason whatsoever, shall be segregated and not commingled with monies of Licensee and shall be handled in accordance with written instructions from Licensor.

(f) Licensee from time to time shall prepare all applications, reports and other documents which may be required by the government in the Territory in order that remittances may be made in accordance with this Agreement.

(g) Notwithstanding the above, no royalties shall be payable on any Products purchased by Licensee from Licensor or Licensor’s affiliated companies and resold by Licensee, but this exception shall not apply if Licensee chooses to purchase components of Products from Licensor.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(h) Licensee agrees to keep accurate books of account of its sales of the Products and to provide Licensor with quarterly royalty statements within ten (10) days following the end of each calendar quarter in such form as Licensor may prescribe setting forth, at a minimum, the following information for the preceding calendar quarter: (i) the Net Sales value and units of Licensee’s sales of the Products, (ii) the amount of any royalty payment due Licensor, and (iii) all other information necessary to show the basis or bases on which such payment has been computed. In case no payment is due for any calendar quarter, Licensee shall so report to Licensor within ten (10) days following the end of such calendar quarter. Licensee agrees to permit its books and records to be examined at reasonable times during business hours to the extent necessary to verify the royalties to be paid hereunder, and to permit copies of or extracts from any books, accounts, receipts, papers or other documents in the possession or under the control of Licensee and relating in whole or in part to the Products manufactured and sold by Licensee, such examination and copying to be made by Licensor’s agents at Licensor’s expense. Licensee agrees to maintain said documents for a minimum period of three (3) years.

ARTICLE 4. QUALITY CONTROL

(a) Standards of Quality

Licensee shall use the Trademarks only on Products that meet Licensor’s specifications and high standards of quality and workmanship for such Products.

Licensee undertakes to implement in full Licensor’s established procedures for the inspection and quality control of finished Products covered by this Agreement.

Licensee shall generally ensure that all Products are free from any defects or other faults in design, workmanship, and materials and conform with any pre-production samples approved pursuant to Article 4(b) herein below, and no Products that fail to meet the quality standards of Licensor shall be introduced to the market.

All labels and labeling used for the Products shall have the prior written approval of Licensor. Licensee agrees to follow any instructions of Licensor with respect to the labels for the Products, and to maintain Licensor’s high standards with respect to the quality of labels for the Products.

Licensor and Licensee agree that the Products manufactured by Licensee as of the date of this Agreement meet the quality standards required by Licensor pursuant to this Agreement.

(b) Product Samples

Representative samples of the Products (including their packaging) initially and thereafter at Licensor’s request, shall be furnished by Licensee to Licensor at a place designated by Licensor in sufficient quantity so as to enable Licensor to determine the quality of such Products. Licensor shall run such tests on the Products as it may deem expedient, and shall advise Licensee in writing whether the quality standards maintained by Licensor are met.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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In the event any of the Products do not comply with the product standards maintained by Licensor, Licensee shall at Licensee’s own expense undertake a diligent inquiry to determine the reason for such non-conforming Products, the extent of such non-conforming Products, and correct all such non-conforming Products, or, if this cannot be done, destroy such Products and bear the loss suffered in this connection. Licensee shall report to Licensor the cause of such problems, the extent of the non-conforming Products found, and Licensee’s correction or destruction of such Products. Licensee shall implement immediately any instructions received from Licensor regarding changes or modifications in the products and/or their manufacture or packaging.

(c) Access to Premises

Licensor shall have the right to have Licensor’s representatives visit Licensee’s facilities from time to time to inspect the Products to insure that they comply with Licensor’s specifications and standards of quality, and Licensee shall cooperate with such representative and comply with any directions issued by the representative.

ARTICLE 5. SALES EFFORTS

Licensee represents that it is fully able to quantitatively meet the demands of, and is able to supply, the national markets for the Products in the Territory. Licensee shall use its [* * *] at all times during the term of this Agreement to promote and expand the sales of the Products. The size of the sales organization, the competence of the staff and the quality of the sales efforts shall be satisfactory to Licensor and shall measure up in all respects to Licensor’s standards of excellence. Licensee and Licensor shall, from time to time, mutually consult with one another concerning Licensee’s sales efforts.

Within ten (10) days of the end of each calendar quarter, Licensee shall submit to Licensor, in such detail as Licensor may request, a statement with respect to the sales made by Licensee during the sales quarter. Each such statement shall be certified as correct by an officer of Licensee. During the term of this Agreement a marketing plan shall be mutually agreed upon for each year.

Licensee also agrees to:

(a) Carry and maintain stocks of the Products that, in Licensor’s opinion, are sufficient to satisfy market requirements.

(b) Keep and maintain true and accurate records of all transactions involving the Products, including inventory, purchases and sales and promotional expenditures, which shall be available to Licensor for inspection.

(c) Comply with all governmental laws, regulations and practices with respect to the conduct of Licensee’s business.

(d) Obey and comply with reasonable directions and instructions given by Licensor.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(e) Not make any representation or give any warranty relating to or in connection with the Products, except as specifically authorized by Licensor.

(f) Maintain a customer complaint reporting system that will be made available to Licensor.

(g) Set billing prices and any discounts for the Products at levels mutually agreed upon in advance by Licensee and Licensor.

(h) Not appoint a distributor without Licensor’s previous written authorization.

ARTICLE 6. PRODUCT REGISTRATIONS

Licensee shall make every reasonable effort to investigate and advise Licensor of all required permits or registrations of the Products with governmental authorities in the Territory; and, at Licensor’s request, apply for, obtain and maintain, on Licensor’s behalf, all such necessary product registrations and permits.

Upon termination of this Agreement for any reason, Licensee shall take such action, execute such assignments or consents and otherwise do such things as may be reasonably necessary to transfer all product registrations and permits to Licensor or its designee(s), and/or to otherwise permit or facilitate the manufacture or importation and sale of the Products in the Territory by Licensor or any party Licensor may designate.

ARTICLE 7. TECHNOLOGY AND TRADEMARKS

(a) Licensee recognizes and acknowledges that Licensor, or Licensor’s affiliated companies, are the owners, assignees or licensees in the Territory of the Technology and the Trademarks, including all common law rights related to Licensee’s use of the Trademarks, and the good will and reputation related to the Trademarks generated through such use, and various proprietary and ancillary rights related to the Trademarks and the Products including trade names, trade dress, package designs, emblems, designs, copyrights and any registrations thereof (hereinafter referred to as the “Properties”) used on various Products and/or in related advertising literature. Licensee acknowledges the validity of the Technology, Trademarks and Properties and Licensor’s, and/or Licensor’s affiliated companies’ title to and rights in the Technology, Trademarks and the Properties and recognizes the high value of such rights to the business and goodwill of Licensor. Licensee acknowledges that any goodwill created through the use of the Trademarks by Licensee belongs to Licensor exclusively.

(b) Licensee shall not dispute the validity of or title to the Technology, Trademarks or Properties or oppose any application by Licensor, or Licensor’s affiliated companies, to register or protect the Technology, Trademarks or the Properties and shall not, directly or indirectly, take any action which might impair these proprietary rights or the business and goodwill of Licensor.

(c) Licensee will not, directly or indirectly, seek to register any imitation or translation of the Trademarks or the Properties.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(d) Licensee shall not use any of the Technology, Trademarks or the Properties except as approved by Licensor. Licensee shall in no way modify, add to or omit any of the Trademarks or the Properties applied to the Products, advertising or promotional material pursuant to this Agreement, without the written consent of Licensor. Licensee shall not use in connection with the sale of or any commercial dealing with any of the Products any other trademark, or other matter which is confusingly or deceptively similar to any of the Trademarks or Properties.

(e) Licensee, without the written consent of Licensor, shall not use any of Licensee’s own trade marks or trade names in marketing the Products. This provision shall not restrict Licensee in the normal use of Licensee’s regular business name. Licensee shall not use the Trademarks or variations thereof in Licensee’s registered trade or corporate name.

(f) Should Licensee become aware of any trade practices or actions or threatened actions by third parties that may injure the business which Licensee conducts pursuant to this Agreement or the business or goodwill of Licensor including infringement, misappropriation, impairment, dilution, violation and/or passing off (“Infringement”) of the Technology, Trademarks or the Properties, full details of the same shall be promptly supplied to Licensor. Licensee shall in no event take any action to prevent or remedy such Infringement or trade practices without Licensor’s written authorization. Licensor or any parties authorized by Licensor shall have the sole right to take or direct such action as Licensor may deem proper against such parties. Licensee shall join with Licensor in taking action against such parties if Licensor so requests.

(g) Licensor and/or Licensor’s affiliated companies will police and protect the Technology and Trademarks in the Territory to the best of Licensor’s ability and assume the costs of prosecuting infringers in those cases, which in the opinion of Licensor’s legal counsel, merit legal action. Licensor shall renew and maintain the Technology and Trademarks according to the legal requirements of the Territory. Licensee shall assist Licensor in policing, protecting, renewing and maintaining the Technology and Trademarks by (i) providing samples of Products, (ii) providing evidence of use, (iii) providing Licensor with guidance and assistance as to the legal requirements of the Territory and (iv) executing documents and taking such other actions as may be required to renew and maintain or otherwise effect Licensor’s ownership of the Technology and Trademarks.

(h) Upon expiration or termination of this Agreement for any reason, Licensee, at Licensee’s own expense, shall forthwith remove all references to Licensor or any of the Trademarks or Properties or any work, design, marking, slogan or legend associated therewith from the business premises, plant, products, materials, supplies and equipment of Licensee, and from all business paper, stationery and advertising used or maintained by Licensee (including telephone and business listings), and Licensee shall not thereafter hold forth in any manner that Licensee has a connection with Licensor, the Trademarks, Properties or the Products. Licensee thereafter shall not use the Trademarks or any terms or devices similar to the Trademarks.

(i) Licensee shall apply or use all notices and legends, including patent markings, required by applicable law or regulations to preserve and protect the value and validity of the Technology and Trademarks licensed pursuant to this Agreement, including applying or using any notices or legends reasonably requested by Licensor.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(j) In the event Licensee develops any improvements to the Technology, Licensee shall promptly provide Licensor with written notice thereof.

(k) Licensee agrees that Licensor is the sole and exclusive owner of the Technology and the Trademarks and that nothing in this Agreement or otherwise shall confer on Licensee any right, title or interest in or to the Technology or Trademarks other than as expressly set forth in this Agreement. In the event that Licensee is held to, or becomes the owner of any Technology, Trademarks or Properties that is intended to be owned by Licensor pursuant to the terms of this Agreement, Licensee hereby assigns permanently the entirety of such rights to Licensor and shall, during the term of this Agreement and after any expiration or termination hereof, execute such documents as Licensor reasonably may request from time to time to ensure that all such rights reside in Licensor.

(l) Nothing in this Agreement shall prevent Licensor from transferring or encumbering the Technology or Trademarks that are subject to a license or obligation under this Agreement.

ARTICLE 8. WARRANTIES AND DISCLAIMERS

Neither party warrants to the other that the Products that Licensee may manufacture or sell pursuant to this Agreement will not Infringe any Intellectual Property or trademark right possessed by any third parties.

ARTICLE 9. COMPETITION

In order to ensure Licensee’s undivided attention and maximum efforts on behalf of the Products, Licensee agrees not to manufacture, market, sell or distribute products which would compete with the Products during the term of this Agreement.

ARTICLE 10. EFFECTIVENESS AND TERM OF AGREEMENT

This Agreement shall be effective as of the date first written above. The initial term of this Agreement shall be five (5) years, which term shall be renewable for successive five (5) year periods thereafter at the option of the Licensor upon written notice. The term of this Agreement may be terminated by Licensor at any time upon [* * *] notice to Licensee. The term of this Agreement may be terminated by Licensee only as provided in Article 11(a) hereof. No further Royalty shall accrue hereunder after the termination (or deemed termination pursuant to Article 11) of this Agreement.

ARTICLE 11. INTERNATIONAL ACQUISITION TRANSACTION

(e) In the event of an International Acquisition in which there is no IP Acquisition, Licensee will be deemed to have terminated this Agreement. Upon such deemed termination, Licensee will be required to pay Licensor a termination fee (the “Termination Fee”) in an amount [* * *] to [* * *] percent ([* * *]%) of the Fair Market Value of the Glad Local Business

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(f) In the event of an International Acquisition in which there is an IP Acquisition, Licensor will be deemed to have terminated this Agreement and no Termination Fee shall be due or payable.

ARTICLE 12. OBLIGATIONS UPON TERMINATION

In the event of any expiration or termination of this Agreement:

(a) Licensee will return to Licensor, labels, packaging and advertising or other promotional materials relating to any of the Products. Licensor at Licensor’s sole option shall have the right to take back at the lower of market price or incremental cost, any such labels, prints and literature, and Licensee shall be obliged to return to Licensor without charge all materials received without cost.

(b) Licensee shall have the obligation to complete the manufacture of all goods in process. Licensor or Licensor’s designee, at Licensor’s sole option, shall have the right to purchase all raw materials, packaging materials and finished goods still in stock after filling outstanding orders to the date of termination. The price payable to Licensee with respect to such materials and finished goods shall be the lower of market price or Licensee’s incremental cost. Licensor in Licensor’s sole discretion may allow Licensee to sell finished goods still in stock after the filling of outstanding orders, according to the distribution and pricing schedule that was in effect for the quarter prior to termination.

(c) Licensee agrees that from the date of expiration or termination of this Agreement, none of the Technology or Trademarks or any terms or devices similar thereto, or to the Properties shall be used by Licensee. Licensee shall as soon as it is practical, ensure that any reference to any Trademarks on its products, premises, vehicles or documents are removed. Upon termination or expiration of this Agreement Licensee shall immediately cease all use of the Technology and, at Licensor’ option, promptly, return, delete or destroy all tangible embodiments of the Technology in Licensee’s possession or control.

(d) All royalties, fees and other amounts payable by Licensee to Licensor through the date of such expiration or termination shall become immediately due.

ARTICLE 13. INDEMNITY

(a) Licensee agrees to indemnify and hold Licensor harmless from and against any loss, claim, liability, action, cause of action or damages (including all costs and attorneys’ fees) for any injury or damages occurring to third parties, or their property, in connection with the Products manufactured or sold by Licensee and for such purpose to maintain insurance, if such is available within the Territory, for the benefit of Licensee and Licensor with such company or companies and containing such limits as are satisfactory to Licensor.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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(b) Licensee shall also indemnify and hold Licensor harmless from any liability, loss, damage or expense, including reasonable attorneys’ fees and expenses, arising out of any claim or suit involving the manufacture, labeling, sale, distribution or advertisement of the Products by Licensee in violation of any law or regulation of the Territory or country of export.

(c) Licensor shall notify Licensee of any such claim or suit, and Licensee shall have the right to defend itself and, if Licensor consents, also defend Licensor through counsel of Licensee’s choice provided such counsel is acceptable to Licensor. Licensor shall also be free to retain Licensor’s own counsel, in which case Licensor’s reasonable attorneys’ fees and expenses shall be covered by the indemnity set forth in this Article 13.

ARTICLE 14. TAXES

Licensee agrees to procure at Licensee’s sole cost any required registrations or governmental approval of this Agreement and to pay any and all stamp, registration and import taxes and all other taxes and duties which may be levied on Licensor and/or Licensee by governmental entities within the Territory. Any taxes, fees or other charges imposed by any government or any state in the Territory upon this Agreement or upon the payments to be made to Licensor shall be paid by Licensee, both at minimum rates and final computations, for and on behalf of Licensor and such costs may not be deducted by Licensee from royalties as they become due. Except, however, Licensee may withhold from amounts payable under this Agreement the nonresident income tax of Licensor, if required by law. Licensee shall furnish to Licensor all original tax receipts or other documentation necessary for Licensor to verify payment of any tax, fee, or charge and to receive a foreign tax credit or tax deduction. If such nonresident income taxes are withheld, Licensee will supply Licensor with official government receipts which indicate the amount of tax and date the tax was paid.

ARTICLE 15. FORCE MAJEURE

The failure by either party to perform any term of this Agreement when caused by or resulting from fire, floods, embargoes, government regulations, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, job actions, Acts of God or any other cause beyond the control of such party, and which is a result thereof, shall not constitute a default or breach under any term of this Agreement unless the said party fails to resume normal operations within one hundred eighty (180) days, in which case the other party may declare a default.

ARTICLE 16. ASSIGNMENT AND SUBLICENSES

Licensee may not assign, pledge, hypothecate, give a security interest in, encumber, or otherwise transfer any interest in this Agreement or its obligations, rights, claims, interests or monies due or to become due hereunder, or any materials bearing any of the Trademarks, without the prior written consent of Licensor. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, Licensee may sublicense the Technology and Trademarks to only those persons or entities that agree to abide by and uphold the terms and conditions of this Agreement (including payment of all royalties and other fees related to the use of the Technology and the Trademarks hereunder).

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ARTICLE 17. NO AGENCY

Nothing herein contained shall be construed to constitute either party hereto as partner or joint venturer or as agent or other representative of the other. Licensee is not granted any right, power or authority to assume or create any obligation, express or implied, on behalf of Licensor or in Licensor’s name, or to make any purchase for Licensor’s account, or to bind Licensor in any manner or thing whatsoever. Licensee shall have no right, power or authority to accept summons or legal process for Licensor. In their operations hereunder, Licensor and Licensee shall be independent contractors retaining complete control over and bearing sole liability for each of their own operations and employees.

ARTICLE 18. AMENDMENTS

This Agreement shall not be changed, modified, abrogated or superseded unless by a writing signed by both parties.

ARTICLE 19. SEVERABILITY

Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding unless the part or provision which is held to be unenforceable or in conflict with the law of the jurisdiction is an essential term of the contract in which event the contract shall be deemed terminated.

ARTICLE 20. CAPTIONS

The titles of the Articles of this Agreement are intended only to facilitate reference and shall not be used in interpreting the meaning of this Agreement.

ARTICLE 21. TRANSLATION

Should this Agreement be translated into any other language but English, the English version shall remain controlling and prevail on any question of interpretation or otherwise.

ARTICLE 22. NO WAIVER

None of the terms of this Agreement may be waived except by a writing signed by the waiving party. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal action to enforce any or all of such rights.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ARTICLE 23. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of California, United States of America and the laws of the United States of America as applied therein, in both cases without regard to the conflict of law principles thereof. The acts or laws of a foreign government shall not be considered force majeure or otherwise excuse a departure from this Agreement. It is the intent of the parties that their relations under this Agreement be governed exclusively as specified herein. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Oakland/San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The parties hereby waive any claim whatsoever that any such controversy or claim is nonarbitrable on the grounds of public policy. The arbitrator(s) shall have the power to: (1) order such discovery as, in the arbitrator(s) discretion, shall contribute to a just and speedy resolution of the controversy or claim and to impose sanctions for breaches of such orders; (2) award attorneys’ fees and costs to a party prevailing on a controversy or claim or part thereof; and (3) award preliminary and final injunctions and awards of specific performance, it being the intent of the parties that such relief be granted liberally. Any arbitrator shall be fluent in the English language and familiar with the consumer products industry. The arbitration proceeding will be held in the English language and all opinions and awards will be issued in English. The costs of the arbitration and enforcement of the award shall be an issue determined by the arbitrator(s). Each of the parties hereto will be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement.

ARTICLE 24. LOCAL LAWS AND STANDARDS OF BUSINESS CONDUCT

(a) Licensee acknowledges Licensee’s responsibilities under the local laws and regulations applicable to Licensee’s operation under this Agreement and will always conduct Licensee’s business under this Agreement in a manner meeting the highest ethical standards.

(b) Any failure of Licensee to abide by this Article that brings harm or injury to the name, good will, or reputation of Licensor or Licensor’s affiliated companies, the Trademarks, or the Products shall be grounds for termination of this Agreement by Licensor.

ARTICLE 25. RECORDATION OF AGREEMENT

This Agreement, or an extract hereof, may be recorded at the discretion of Licensor in the proper offices and registries in the Territory and Licensee shall execute any documents considered by Licensor to be necessary to effect such recordation. In the event of the termination of this Agreement, Licensee shall execute any documents considered by Licensor necessary to effect cancellation of the recordation of this Agreement, and Licensor may cancel such recordation without the consent of Licensee.

ARTICLE 26. NOTICES

Any notice, offer or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered or sent by first class registered or certified airmail or by facsimile addressed as respectively set forth above under “PARTIES”, or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of receipted delivery, any notice given by registered airmail shall be deemed to have been received 5 days after the same has been posted, and any facsimile shall be deemed to be received on the business day following the date of the facsimile.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ARTICLE 27. INTEGRATION

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to the subject matter hereof, including the agreements, if any, set forth on Exhibit D, which shall, upon the execution of this Agreement, terminate and be of no further force or effect.

ARTICLE 28. THIRD PARTY BENEFICIARIES

P&G Sub shall be a third party beneficiary of this Agreement and shall have the right to enforce the rights of Licensor hereunder solely to the extent that Licensee breaches this Agreement and Licensor fails to enforce such rights within thirty (30) days being requested by P&G to do so. Except as expressly provided in this Article 28, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, benefits, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

ARTICLE 29. COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by the different parties on separate counterparts each of which will be deemed an original, but all of which will constitute one and the same instrument.

ARTICLE 30. DEFINITIONS

The following terms, as used in this Agreement, shall have the definitions set forth in this Article 30 and constitute part of the terms and conditions of this Agreement:

“Affiliate” shall mean any entity that is a direct or indirect subsidiary of a party, including any entity that is at least [* * *]% owned, directly or indirectly, by a party, or any entity that owns, directly or indirectly, at least [* * *]% of a party, or otherwise controls or is controlled by a party, or which is a joint venture which is at least [* * *]% owned by a party or another affiliate of a party.

“Call Right” shall have the meaning set forth in the JV Agreement.

“Clorox” shall mean The Clorox Company, a Delaware corporation.

“Fair Market Value” shall have the meaning set forth in the JV Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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“Glad Global Business” shall have the meaning set forth in the JV Agreement.

“Glad Local Business” shall mean the Glad Global Business conducted by the Licensee in the Territory.

“Infringement” shall have the meaning set forth in Article 7(f) hereof.

“Intellectual Property” shall mean any and all intellectual property, including, without limitation, patents, copyrights, software, trade secrets, technology, inventions, specifications, know-how, processes, formulae, product descriptions and other technical or proprietary information.

“International Acquisition” shall mean the sale, disposition or other transfer to a Third Party of all or substantially all of the equity interests of Licensee or of all or substantially all the business, assets and properties of Licensee used in the Glad Local Business, but excluding (i) any transaction in connection with which the Put Right or the Call Right is exercised, (ii) any Third-Party Sale in connection with which Clorox exercises its right to cause a sale and (iii) any transaction in connection with which the Tag-Along Right is exercised.

“IP Acquisition” shall have the meaning set forth in the JV Agreement.

“JV Agreement” shall mean the Amended and Restated Joint Venture Agreement, dated as of January 31, 2003, between Licensor, P&G Sub and certain of their respective Affiliates, as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof.

“P&G License Agreement” shall mean the License Agreement, dated as of January 31, 2003, between P&G Sub and Licensor, as such agreement may be amended, supplemented or otherwise modified in accordance with the terms thereof.

“P&G Sub” shall mean Procter & Gamble RHD Inc., an Ohio corporation.

“Prior Agreement” shall have the meaning set forth in Article 27 hereof.

“Products” shall mean the products set forth in Exhibit A, as may be amended from time to time pursuant to Article 2 herein.

“Properties” shall have the meaning set forth in Article 7(a) hereof.

“Put Right” shall have the meaning set forth in the JV Agreement.

“Tag-Along Right” shall have the meaning set forth in the JV Agreement.

“Technology” shall mean any and all Intellectual Property owned or held by Licensor, from time to time, which Licensor has the right to license or sublicense to Licensee, that is used or useful in connection with the manufacture, packaging, production, distribution, sale, offer for sale, advertisement, promotion of or in relation to the Products, expressly excluding the Intellectual Property licensed to Licensor under the P&G License Agreement.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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“Termination Fee” shall have the meaning set forth in Article 11(a) hereof.

“Territory” shall mean the territories set forth in Exhibit B.

“Third-Party Sale” shall have the meaning set forth in the JV Agreement.

“Trademarks” shall mean any and all trademarks, service marks, trade names, brand names, corporate names, domain names, URLs, logos and trade dress, together with the goodwill symbolized by any of the foregoing and all common law rights relating to any of the foregoing, owned or held by Licensor, from time to time, which Licensor has the right to license or sublicense to Licensee, that is used or useful in the manufacture, packaging, production, distribution, sale, offer for sale, advertisement, promotion or any other manner of use whatsoever on or in relation to the Products, expressly excluding any trademarks, service marks, trade names, brand names, corporate names, domain names, URLs, logos or trade dress licensed to Licensor under the P&G License Agreement.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

(“Licensor”)		(“Licensee”)

THE GLAD PRODUCTS COMPANY

By:	By:

Name:	Name

Title:	Title

Signature Page

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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EXHIBIT A

DESCRIPTION OF PRODUCTS

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXHIBIT B

DESCRIPTION OF TERRITORY

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXHIBIT C

DESCRIPTION OF ROYALTY

Licensee agrees to pay Licensor royalties as follows:

For Products sold bearing the Trademarks:

“Net Sales” shall be defined as the gross amount billed for the Products less trade or quantity discounts, credits or allowances.

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXHIBIT D

SUPERSEDED AGREEMENT(S)

THE PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL “[* * *]” HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.